CAMFLO INTERNATIONAL INC.
&
SPEARHEAD RESOURCES INC.

NOTICE AND
JOINT INFORMATION CIRCULAR

FOR THE

SPECIAL MEETINGS OF
SHAREHOLDERS

TO BE HELD ON SEPTEMBER 22, 2004
WITH RESPECT TO A PROPOSED AMALGAMATION

Dated as at August 23, 2004

Neither the TSX Venture Exchange nor any securities regulatory authority has in any way passed upon the merits of the transactions described in the information circular and any representation to the contrary is an offence.

Neither the United States Securities and Exchange Commission nor any state securities regulator in the United States has approved or disapproved the merits of the Amalgamation, the contents of the Information Circular or the Amalco Shares issuable pursuant to the Amalgamation.  Any representation to the contrary is a criminal offense.

No person has been authorized to give any information or make any representation in connection with any matters to be considered at the meeting other than as contained in this information circular and, if given or made, any such information or representation must not be relied upon as having been authorized.

All information contained in this Joint Information Circular with respect to Camflo International Inc. ("Camflo") was supplied by Camflo for inclusion herein, and with respect to such information, Spearhead Resources Inc. ("Spearhead") and its board of directors and officers have relied on Camflo.  All information contain in this Joint Information Circular with respect to Spearhead was supplied by Spearhead for inclusion herein, and with respect to such information, Camflo and its board of directors and officers have relied on Spearhead.

CAMFLO INTERNATIONAL INC.
Suite 1205 - 789 West Pender Street
Vancouver, BC  V6C 1H2
Tel: 604.685.9181  Fax: 604.685.9182

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 22, 2004

TO THE SHAREHOLDERS OF CAMFLO INTERNATIONAL INC.:

NOTICE IS HEREBY GIVEN that the special meeting (the "Meeting") of Camflo International Inc. ("Camflo") will be held at the Boardroom of Lang Michener LLP, Suite 1500, 1055 West Georgia Street, Vancouver, BC  V6E 4N7 on Wednesday, September 22, 2004 at 10:00 a.m. (Vancouver time) for the following purposes:

To consider and if thought advisable, to pass, with or without amendment, a special resolution (the "Amalgamation Resolution") approving the amalgamation (the "Amalgamation") of Camflo and Spearhead Resources Inc. pursuant to the provisions of section 181 of the Business Corporations Act (Alberta), all as set forth in the accompanying Information Circular;

Subject to approval of the Amalgamation Resolution, to consider and, if thought fit, to approve an ordinary resolution to adopt a formal stock option plan of the Amalgamated Entity (as defined in the Information Circular) and approving the number of common shares of the Amalgamated Entity reserved for issuance under the stock option plan, all as more particularly described in the accompanying Information Circular; and

To transact such other business as may properly come before the Meeting or any adjournment thereof.

TAKE NOTICE THAT pursuant to the terms section 191 of the Business Corporations Act (Alberta) (the "ABCA"), registered holders of common shares of Camflo (the "Camflo Shares") have the right to dissent in respect of the Amalgamation and be paid the fair market value of their Camflo Shares, subject to certain conditions. The right of dissent is described in the accompanying Information Circular. Failure to strictly comply with the requirements set forth in section 191 of the ABCA may result in the loss of any right of dissent.

Accompanying this Notice of Meeting is an Information Circular which includes the audited financial statements of Camflo for the fiscal years ended December 31, 2003, 2002 and 2001, together with the auditors' report thereon, the audited financial statements of Spearhead Resources Inc. for the fiscal years ended December 31, 2003, 2002 and 2001, together with the auditor's report thereon, pro forma financial statements for the Amalgamated Entity, a form of proxy and a form whereby Shareholders can request to be added to the supplemental mailing list of the Amalgamated Entity.  The accompanying Information Circular provides information relating to the matters to be addressed at the Meeting and is incorporated into this Notice.

Shareholders who are unable to attend the Meeting are requested to complete, sign, date and return the enclosed form of proxy.  A proxy will not be valid unless it is deposited at the office of Computershare Trust Company of Canada, 9th Floor, 100 University Avenue, Toronto, Ontario  M5J 2Y1, by fax at 866.249.7775, by mail or by hand, or to Camflo's office at Suite 1205 - 789 West Pender Street, Vancouver, BC  V6C 1H2, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time fixed for the Meeting or any adjournment thereof.  Please advise Camflo of any change in your mailing address.

Only holders of Camflo Shares at the close of business on August 23, 2004 (the "Record Date") will be entitled to vote at the Meeting except to the extent that a person has transferred any of his Camflo Shares after the Record Date and the transferee of such Camflo Shares establishes proper ownership and requests not later than ten days before the Meeting that his name be included in the list of shareholders for the Meeting, in which case the transferee is entitled to vote his Camflo Shares at the Meeting.

The full text of the resolutions to be proposed at the Meeting relating to the special business is set forth in the accompanying Information Circular.

BY ORDER OF THE BOARD OF DIRECTORS

DATED at Vancouver, British Columbia, this 23rd day of August, 2004.

/s/ Thomas Doyle

THOMAS DOYLE
President

SPEARHEAD RESOURCES INC.
275, 999 - 8th Street SW
Calgary, Alberta  T2R 1J5
Tel: 403.265.5900  Fax: 403.531.1719

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 22, 2004

TO THE SHAREHOLDERS OF SPEARHEAD RESOURCES INC.:

NOTICE IS HEREBY GIVEN that the special meeting (the "Meeting") of Spearhead Resources Inc. ("Spearhead") will be held at the Boardroom of Gowling Lafleur Henderson LLP, Suite 1400, 700 - 2 Street S.W., Calgary, Alberta, on Wednesday, September 22, 2004 at 11:00 a.m. (Calgary time) for the following purposes:

1.

To consider and if thought advisable, to pass, with or without amendment, a special resolution (the "Amalgamation Resolution") approving the amalgamation (the "Amalgamation") of Spearhead and Camflo International Inc. pursuant to the provisions of section 181 of the Business Corporations Act (Alberta), all as set forth in the accompanying Information Circular;

2.

Subject to approval of the Amalgamation Resolution, to consider and, if thought fit, to approve an ordinary resolution to adopt a formal stock option plan of the Amalgamated Entity (as defined in the Information Circular) and approving the number of common shares of the Amalgamated Entity reserved for issuance under the stock option plan, all as more particularly described in the accompanying Information Circular; and

3.

To transact such other business as may properly come before the Meeting or any adjournment thereof.

TAKE NOTICE THAT pursuant to the terms section 191 of the Business Corporations Act (Alberta) (the "ABCA"), registered holders of common shares of Spearhead (the "Spearhead Shares") have the right to dissent in respect of the Amalgamation and be paid the fair market value of their Spearhead Shares, subject to certain conditions. The right of dissent is described in the accompanying Information Circular. Failure to strictly comply with the requirements set forth in section 191 of the ABCA may result in the loss of any right of dissent.

Accompanying this Notice of Meeting is an Information Circular which includes the audited financial statements of Spearhead for the fiscal years ended December 31, 2003, 2002 and 2001, together with the auditors' report thereon, the audited financial statements of Camflo International Inc. for the fiscal years ended December 31, 2003, 2002 and 2001, together with the auditor's report thereon, pro forma financial statements for the Amalgamated Entity, a form of proxy and a form whereby Shareholders can request to be added to the supplemental mailing list of the Amalgamated Entity.  The accompanying Information Circular provides information relating to the matters to be addressed at the Meeting and is incorporated into this Notice.

Shareholders who are unable to attend the Meeting are requested to complete, sign, date and return the enclosed form of proxy.  A proxy will not be valid unless it is deposited at the office of Computershare Trust Company of Canada, 9th Floor, 100 University Avenue, Toronto, Ontario  M5J 2Y1, by fax at 866.249.7775, by mail or by hand, or to Spearhead's office at Suite 275, 999 - 8 Street S.W., Calgary, Alberta  T2R 1J5, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time fixed for the Meeting or any adjournment thereof.  Please advise Spearhead of any change in your mailing address.

Only holders of Spearhead Shares at the close of business on August 23, 2004 (the "Record Date") will be entitled to vote at the Meeting except to the extent that a person has transferred any of his Spearhead Shares after the Record Date and the transferee of such Spearhead Shares establishes proper ownership and requests not later than ten days before the Meeting that his name be included in the list of Shareholders for the Meeting, in which case the transferee is entitled to vote his Spearhead Shares at the Meeting.

The full text of the resolutions to be proposed at the Meeting relating to the special business is set forth in the accompanying Information Circular.

BY ORDER OF THE BOARD OF DIRECTORS

DATED at Calgary, Alberta, this 23rd day of August, 2004.

/s/ Douglas Street

DOUGLAS STREET
President

TABLE OF CONTENTS

FORWARD LOOKING AND OTHER CAUTIONARY STATEMENTS

SUMMARY

INFORMATION FOR UNITED STATES SHAREHOLDERS

GENERAL PROXY INFORMATION

VOTES NECESSARY TO PASS RESOLUTIONS

SPECIAL MEETING BUSINESS

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

OTHER MATTERS TO BE ACTED UPON AT THE MEETING

OTHER BUSINESS

INFORMATION CONCERNING CAMFLO

INFORMATION CONCERNING SPEARHEAD

INFORMATION CONCERNING THE AMALGAMATED ENTITY

LEGAL PROCEEDINGS

ADDITIONAL INFORMATION

OTHER MATTERS

EXPERTS

FINANCIAL STATEMENTS

AUDITORS' CONSENT

SCHEDULE A - INFORMATION CONCERNING CAMFLO

A-

SCHEDULE B- INFORMATION CONCERNING SPEARHEAD

B-

SCHEDULE C - AMALGAMATION AGREEMENT

C-

SCHEDULE D - ARTICLES OF AMALGAMATION

D-

SCHEDULE E - BY-LAWS

E-

SCHEDULE F - SECTION 191 OF THE ABCA

F-

SCHEDULE G - CAMFLO FINANCIAL STATEMENTS

G-

SCHEDULE H - SPEARHEAD FINANCIAL STATEMENTS

H-

SCHEDULE I - PRO FORMA FINANCIAL STATEMENTS

I-

GLOSSARY

Except as otherwise defined in this Information Circular, the following terms shall have the accompanying meanings.  Care must be taken to read each term in the context of the particular section of the Information Circular in which such term is used.

ABCA	means the Business Corporations Act (Alberta), R.S.A. 2000 c. B-15, as amended, including the regulations promulgated thereunder.
Amalco Options	means options to purchase Amalco Shares after giving effect to the Amalgamation.
Amalco Shares	means common shares in the capital of the Amalgamated Entity after giving effect to the Amalgamation.
Amalco Stock Option Plan	means the stock option plan to be approved by Shareholders at the Meeting and adopted by the Amalgamated Entity.
Amalgamated Entity	means the entity to be formed pursuant to the amalgamation of Camflo and Spearhead.
Amalgamation	means the amalgamation of Camflo and Spearhead under the provisions of Section 181 of the ABCA, pursuant to the terms of the Amalgamation Agreement.
Amalgamation Agreement

means the agreement dated July 7, 2004 between Camflo and Spearhead providing for the amalgamation of Camflo and Spearhead pursuant to the ABCA, attached as Schedule "C" to this Information Circular, and includes any agreement supplementary or auxiliary thereto.

Amalgamation Resolution

means the special resolution required to be passed by the affirmative votes of not less than two-thirds of the votes cast by the Shareholders of each of Camflo and Spearhead at the Meetings in order to approve the Amalgamation.

Articles of Amalgamation

means the articles of amalgamation to be filed by the Amalgamated Entity with the Registrar under Section 185 of the ABCA in connection with the Amalgamation, substantially in the form attached as Schedule "D" to this Information Circular.

Camflo	means Camflo International Inc.
Camflo Options	means the issued and outstanding stock options of Camflo.
Camflo Properties

means all the properties, plants, facilities and installations presently owned, leased, held under option, or presently intended to be owned, leased or held under option by Camflo and its subsidiaries.

Camflo Shares	means the issued and outstanding common shares of Camflo.
Camflo Transmittal Letter	means the form of transmittal letter to be used by Camflo Shareholders for purposes of returning certificates representing Camflo Shares and exchanging them for Amalco Shares.
Closing

means the closing of the Amalgamation which shall take place at the offices of Lang Michener LLP, Barristers & Solicitors, 1500 – 1055 West Georgia Street, Vancouver, British Columbia, V6C 4N7, on the Closing Date.

Closing Date	means the date of Closing, expected to be September 23, 2004 or such other date as may be agreed upon by Camflo and Spearhead.
Computershare	means Computershare Trust Company of Canada.
Control Person

means, any person or company that holds or is one of a combination of persons or companies that holds a sufficient number of securities so as to affect materially the control of that issuer, or 20% or more of the issued and outstanding voting securities of that issuer, unless there is evidence that the holding of such securities does not affect materially the control of the issuer.

Dissenting Shareholder	means a Shareholder of Camflo or Spearhead who has delivered a written objection to the Amalgamation Resolution to either Camflo or Spearhead in accordance with section 191 of the ABCA.
Effective Date	means the date the Certificate of Amalgamation is issued under the ABCA in respect of the Amalgamation.
Exchange	means the TSX Venture Exchange.
Information Circular	means this Information Circular dated August 23, 2004, including all schedules hereto, to be mailed to the Shareholders of Camflo and Spearhead.
Insider	if used in relation to an issuer, means:
(a) a director or senior officer of that issuer;
(b) a director or senior officer of an issuer that is itself an Insider, or (c) a subsidiary of that issuer;
(d) a Person that beneficially owns or controls, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all outstanding voting securities of that company; or
(e) the company itself, if it holds any of its own securities.
Joffre Property	means certain petroleum and natural gas rights located in the Joffre area of Alberta all as more particularly described in the Amalgamation Agreement.
Meetings	means collectively the special meeting of Shareholders of Camflo and the special meeting of Shareholders of Spearhead both to be held on September 22, 2004, and separately a "Meeting".
NI 51-101	means National Instrument 51-101.
Non Arm's Length Party

means in relation to a company, a promoter, officer, director, other Insider or Control Person of that company (including an Issuer) and any Associates or Affiliates (as such terms are defined in the policies of the Exchange) of any such Persons and in relation to an individual, means any associate of the individual or any company of which the individual is a promoter, officer, director, Insider or Control Person.

Notices of Meeting	means the notices of the Meetings accompanying this Information Circular.
Paramount	means Paramount Resources Ltd.
Paramount Debentures	means those particular debentures issued by Spearhead in favour of Paramount as detailed in the financial statements of Spearhead.
Person	means a company or individual.
Private Placement

means the private placement by Camflo of 9,000,000 Camflo Shares at a price of $0.50 per Camflo Share and 3,185,273 "flow through" common shares at a price of $0.55 per share for total proceeds of $6,251,900.15.

Proxy	a form of proxy which has been completed, dated, signed and delivered by or on behalf of a Shareholder to Computershare.
Record Date	means August 23, 2004.
Regulation S	means Regulation S under the U.S. Securities Act.
Related Parties

has the meaning ascribed thereto under Appendix B - OSC Rule 61-501 of the Exchange and includes senior officers, directors, promoters or 10% or greater holders of voting shares of Camflo or Spearhead.

Securities Act	refers to the Securities Act (British Columbia), R.S.B.C. 1996, c.418, as amended.
Shareholders	means the Shareholders of Camflo or the Shareholders of Spearhead or collectively the Shareholders of Camflo and Spearhead, as the context may require.
Shares	means collectively the Camflo Shares and the Spearhead Shares.
Spearhead	means Spearhead Resources Inc.
Spearhead Options	means the issued and outstanding stock options of Spearhead.
Spearhead Properties

means all the properties, plants, facilities and installations presently owned, leased, held under option, or presently intended to be owned, leased or held under option by Spearhead and its subsidiaries.

Spearhead Shares	means the issued and outstanding common shares of Spearhead.
Spearhead Transmittal Letter	means the form of transmittal letter to be used by Spearhead Shareholders for purposes of returning certificates representing Spearhead Shares and exchanging them for Amalco Shares.
United States	means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.
U.S. Person	means a "U.S. person" as that term is defined in Rule 902(k) of Regulation S.
U.S. Securities Act	means the United States Securities Act of 1933, as amended.

ABBREVIATIONS AND CONVERSIONS

Abbreviations

The following are abbreviations of technical terms used throughout this Information Circular:

"ARTC" means Alberta Royalty Tax Credit;

"bbl" means barrel and "bbls" means barrels;

"bbl/d" or "bopd" means barrels of oil produced per day;

"bcf" means billion cubic feet of natural gas;

"boe" means barrels of oil equivalent, with natural gas converted at 6 mcf of natural gas to one bbl of oil and NGLs converted at one bbl of NGLs to one bbl of oil, unless otherwise stated;

"boed" or "boe/d" means barrels of oil equivalent production per day;

"mbbls" means 1,000 barrels of oil;

"mboe" means 1,000 barrels of oil equivalent;

"mcf" means 1,000 cubic feet of natural gas;

"mcf/d" or "mcfd" means 1,000 cubic feet of natural gas per day;

"mmcf" means 1,000,000 cubic feet of natural gas;

"mmcf/d" means 1,000,000 cubic feet of natural gas per day;

"mmboe" means 1,000,000 barrels of oil equivalent;

"mstb" means 1,000 stock tank barrels of oil;

"NGLs" means natural gas liquids; and

"WTI" means West Texas Intermediate.

All dollar amounts set forth in this Information Circular and in the financial statements of each of Camflo and Spearhead included in the schedules thereto, are expressed in Canadian dollars unless otherwise specifically indicated.

Conversions

The following table sets forth certain standard conversions between Standard Imperial Units and the International System of Units (or metric units).

TO CONVERT FROM	TO	MULTIPLY BY
Mcf	Cubic metres	28.174
Cubic metres of gas	Cubic feet	35.494
Bbls	Cubic metres	0.159
Cubic metres of oil	Bbls	6.289
Feet	Metres	0.305
Metres	Feet	3.281
Miles	Kilometres	1.609
Kilometres	Miles	0.621
Acres	Hectares	0.405
Hectares	Acres	2.471

FORWARD LOOKING AND OTHER CAUTIONARY STATEMENTS

Certain statements contained in this Information Circular constitute forward-looking statements.  These statements relate to future events or future performance.  All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as "seek", "anticipate", "plan", "continue", "estimate", "expect, "may", "will", "project", "predict", "potential", "targeting", "intend", "could", "might", "should", "believe" and similar expressions.  These statements involve, and are based on, known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements.  Camflo and Spearhead believe that the expectations reflected in those forward looking statements are reasonable but no assurance can be given that these expectations will prove to be correct and such forward-looking statements should not be unduly relied upon.  These statements speak only as of the date hereof.  Camflo and Spearhead do not intend, and do not assume any obligation, to update these forward-looking statements.

In particular, this disclosure includes forward-looking statements pertaining to the following:

•

the quantity of reserves and the net present value of cash flows therefrom;

•

oil and natural gas production levels;

•

capital expenditure programs;

•

projections of market prices and costs;

•

supply and demand for oil and natural gas;

•

expectations regarding the ability to raise capital and to continually add to reserves through acquisitions and development; and

•

treatment under governmental regulatory and taxation regimes.

Actual results could differ materially from those anticipated in the forward-looking statements contained herein as a result of the risk factors set forth below and elsewhere herein:

•

volatility in market prices for oil and natural gas;

•

liabilities and risks inherent in oil and natural gas operations;

•

uncertainties associated with estimating reserves;

•

competition for, among other things, capital, acquisitions of reserves, undeveloped lands and skilled personnel;

•

the uncertainty of estimates and projections relating to production, costs and expenses;

•

the uncertainty of political and environmental factors;

•

operational risks in development, exploration and production;

•

potential delays or changes in plans with respect to exploration and development projects and capital expenditures;

•

exchange rate fluctuations;

•

incorrect assessments of the value of acquisitions; and

•

geological, technical, drilling and processing problems.

Also see "Risk Factors" for each of Camflo, Spearhead and the Amalgamated Entity.

Words importing the masculine shall be interpreted to include the feminine or neuter and the singular include the plural and vice versa where the context so requires.

SUMMARY

The following is a summary of certain information contained elsewhere in this Information Circular, including the schedules attached hereto, which are incorporated into and form part of this Information Circular.  This summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements appearing or referred to elsewhere in this Information Circular and the Schedules attached hereto.  Certain capitalized words and terms used in this summary are defined elsewhere in this Information Circular.

The Meeting

The Meetings will be held at the offices of Lang Michener LLP, Suite 1500, 1055 West Georgia Street, Vancouver, BC V6E 4N7 on Thursday, September 22, 2004 at 10:00 a.m. (Vancouver time) as to Camflo and at the offices of Gowling Lafleur Henderson LLP, Suite 1400, 700 - 2 Street S.W., Calgary, Alberta  T2P 4V5 on Thursday, September 22, 2004 at 11:00 a.m. (Calgary time) as to Spearhead, respectively.

Purpose of the Meeting

The Meetings will be constituted as special meetings of the Shareholders of each of Camflo and Spearhead to consider and approve the Amalgamation Resolution.  In order to implement the Amalgamation the approval of at least two-thirds of the votes cast by the Shareholders in person or by proxy at the Meeting will be required. Subject to approval of the Amalgamation Resolution, the Shareholders will also be asked to pass an ordinary resolution to approve the Amalco Stock Option Plan.

The Amalgamation

Pursuant to a letter of intent dated June 7, 2004 and the Amalgamation Agreement dated for reference July 7, 2004 as amended, a copy of which is attached as Schedule "C" to this Information Circular, the Corporations have agreed, subject to regulatory and shareholder approval, to amalgamate on the basis that Camflo Shareholders would receive three (3) shares of the Amalgamated Entity for every four Camflo Shares held while Spearhead Shareholders would receive one (1) share of the Amalgamated Entity for every one Spearhead Share held.

On the Effective Date:

(a)

Spearhead and Camflo shall be amalgamated under the provisions of the ABCA and shall continue as one corporation;

(b)

the property of each of Spearhead and Camflo shall continue to be the property of Amalgamated Entity;

(c)

the Amalgamated Entity shall continue to be liable for the obligations of each of Spearhead and Camflo;

(d)

the Articles of Amalgamation attached to this Information Circular as Schedule "D" shall be the articles of Amalgamated Entity;

(e)

the By-laws attached to this Information Circular as Schedule "E" shall be the By-laws of the Amalgamated Entity;

(e)

the share certificates evidencing Spearhead Shares shall cease to represent any claim upon or interest in Spearhead or Amalgamated Entity, but rather shall represent only the right of the holder of such Spearhead Shares to receive a certificate representing Amalgamated Entity Common Shares in denominations as determined in accordance with the terms of this Agreement and the Amalgamation; and

(f)

the share certificates evidencing Camflo Shares shall cease to represent any claim upon or interest in Camflo or Amalgamated Entity, but rather shall represent only the right of the holder of such Camflo Shares to receive a certificate representing Amalgamated Entity Common Shares in denominations as determined in accordance with the terms of the Amalgamation Agreement and the Amalgamation.

Approval by and Recommendation of the Board of Directors

The decision of the boards of directors of each of Camflo and Spearhead to approve the Amalgamation for submission to the Shareholders was reached after consideration of many factors, including principally the following:

1.

In the board of directors' view, the Amalgamation should benefit the Shareholders generally by providing them a more efficient and cost effective management operation;

2.

In the board of directors' view, the Amalgamation would provide the Shareholders with greater potential value for their shareholding.

The boards of directors of each of Camflo and Spearhead have unanimously concluded that the Amalgamation is in the best interests of the Shareholders and is fair and reasonable to all Shareholders and recommends that all Shareholders vote in favor of the Amalgamation Resolution thereby approving the Amalgamation.  Implementation of the Amalgamation is subject to fulfillment of certain conditions.  See "Special Meeting Business - Amalgamation - Conditions and Termination".

Conditions to Amalgamation Becoming Effective

Completion of the Amalgamation is subject to a number of conditions being fulfilled on or before the Effective Date, including the conditions described below.

Shareholder Approval

The Shareholderss must pass the Amalgamation Resolution by a majority in number representing two-thirds of the Common Shares held by those attending at the Meetings and voting in person or by proxy as described under "Special Meeting Business - Shareholder Approval Required".

Regulatory Approval

The Amalgamation is subject to all regulatory approvals. Application has been made or will be made to such regulatory authorities prior to the Meetings to obtain all approvals, consents or orders required with respect to the Amalgamation.

Effective Date of the Amalgamation

If the Meetings are held on September 22, 2004 as scheduled and are not adjourned, and if the Shareholders approve the Amalgamation to be effected upon fulfillment of the conditions to the Amalgamation having been met, the Effective Date will be the date the Certificate of Amalgamation is issued under the ABCA.

Board of Directors and Management

If the Amalgamation is approved, on the Effective Date, the initial board of directors will be comprised of Thomas Doyle, Greg Burnett, Jack McManus, Doug Street and Brian Murray.  If the Amalgamation, as contemplated herein, is not completed, the current directors of Camflo will remain as the directors of Camflo and the current directors of Spearhead will stand for re-election at the annual meeting of Spearhead to be held if the Amalgamation does not occur.

Certain Income Tax Considerations

A summary of certain Canadian federal income tax consequences of the proposed Amalgamation is included under the heading "Canadian Federal Income Tax Considerations".

Information for United States Shareholders

A summary of information important to United States Shareholders is included under the heading "Information for United States Shareholders".

Dissenting Shareholders

The Amalgamation provides that, if the Amalgamation Resolution is approved, each Shareholder will have the right to dissent in respect of the Amalgamation Resolution and to be paid the fair value of that Shareholder's Shares if either Camflo or Spearhead has received from such Shareholder a written objection to the Amalgamation Resolution at or before the Meeting in accordance with section 191 of the ABCA. A Dissenting Shareholder may only exercise his right to dissent with respect to all of the Shares held by him registered in the name of the Dissenting Shareholder.  The giving of a written objection does not deprive a Shareholder of his or her right to vote at the Meeting on the Amalgamation Resolution approving the Amalgamation however in order to validly dissent a Dissenting Shareholder must not vote in favour of the Amalgamation, must provide to either Camflo or Spearhead a written objection to the Amalgamation and must otherwise comply with the dissent procedures set out in this Information Circular.  See "Special Meeting Business - Rights of Dissenting Shareholders".

Sale of Shares of U.S. Residents

The Amalco Shares issuable in the Amalgamation are not being registered or qualified for distribution under the U.S. Securities Act or the securities laws of any state of the United States.  The Spearhead Transmittal Letter and the Camflo Transmittal Letter pursuant to which Shareholders may exchange certificates for the Spearhead Shares or Camflo Shares, respectively, for Amalco Shares (see "Special Meeting Business – Procedure for Exchange of Share Certificates") will contain a representation as to whether the tendering Shareholder is in the United States or a U.S. Person.  Each Shareholder of Spearhead or Camflo who is or appears to be in the United States or a U.S. Person may not receive Amalco Shares, unless such Shareholder establishes to the satisfaction of the Amalgamated Entity, whose determination shall be final and binding, that the delivery of Amalco Shares to such Shareholder is lawful and does not subject the Amalgamated Entity to any registration, reporting or other similar requirement.  All Amalco Shares that may not be delivered to Spearhead and Camflo Shareholders in accordance with the foregoing will be issued and delivered to Computershare for sale by it on behalf of such Shareholders in the manner detailed herein.  In this regard, due to commissions payable, U.S. Shareholders whose Amalco Shares realize proceeds of sale of less than $10 Canadian will not receive any monies.  See "Special Meeting Business - Sale of Shares of U.S. Residents".

Stock Exchange Listings

Camflo and Spearhead will apply for and use all reasonable commercial efforts to obtain all appropriate regulatory approvals, including Exchange approval to cause the Amalco Shares issuable in connection with the Amalgamation to be listed and posted for trading on the Exchange on the Effective Date.

Distribution of Shares

Subsequent to the mailing of this Information Circular, Shareholders will be mailed a letter of transmittal to be completed and returned with the certificates for their Shares in order to obtain the certificates for the Amalco Shares to which they are entitled. See "Special Meeting Business - Procedure for Election and Exchange of Common Share Certificates".

Camflo International Inc.

Camflo is a TSX Venture listed oil and gas company continued under the ABCA engaged in the exploration for, and the development and production of, oil and natural gas in the provinces of Alberta and Saskatchewan.  For a detailed description of Camflo, see "Schedule A - Information Concerning Camflo".

Spearhead Resources Inc.

Spearhead is a TSX Venture listed oil and gas company formed under the ABCA engaged in the exploration for, and the development and production of, oil and natural gas in the provinces of Alberta and Saskatchewan.  For a detailed description of Spearhead, see "Information Concerning Spearhead".

Selected Financial Information of Camflo

The following table sets out certain unaudited financial information pertaining to Camflo as at and for the six month period ended June 30, 2004 and certain audited financial information pertaining to Camflo as at and for the years ended December 31, 2003, December 31, 2002 and December 31, 2001.  For further information, see the financial statements of Camflo attached as Schedule "G" hereto.

	Six Months Ended June 30,	Year Ended December 31,
	2004	2003	2002	2001
Revenue, net of royalties	76,197	38,484	-	-
Production Expenses	64,206	45,834	-	-
Net Income (loss)	(320,118)	(611,792)	(269,021)	(412,184)
Per Share - basic and diluted	(0.03)	(0.14)	(0.12)	(0.37)
Total Assets	3,174,422	1,444,384	376,701	93,275
Long-term Liabilities	264,997	823,354	760,303	244,200

Selected Financial Information of Spearhead

The following table sets out certain unaudited financial information pertaining to Spearhead as at and for the six month period ended June 30, 2004 and certain audited financial information pertaining to Spearhead as at and for the years ended December 31, 2003, December 31, 2002 and December 31, 2001.  For further information, see the financial statements of Spearhead attached as Schedule "H" hereto.

	Six Months Ended June 30,	Year Ended December 31,
	2004	2003	2002	2001
Revenue, net of royalties	498,368	339,792	298,830	129,715
Production Expenses	152,174	139,715	155,660	85,544
Net Income (loss)	(1,391,990)	(1,190,664)	(975,987)	(5,631,757)
Per Share - basic and diluted	(0.08)	(0.07)	(0.08)	(0.47)
Total Assets	6,231,434	4,333,333	2,572,173
Convertible Debentures	9,034,000	8,044,000	7,054,000	-
Asset Retirement Obligation	322,000	310,000	241,000	-

Selected Pro Forma Financial Information

The following table sets out certain financial information for Camflo and Spearhead, as well as unaudited pro forma financial information after giving effect to the Amalgamation and certain other adjustments.  The following information should be read in conjunction with the unaudited pro forma financial statements of the Amalgamated Entity set forth in Schedule "I" hereto.

	As at and for the Six Months Ended June 30, 2004
	Camflo	Spearhead	Pro Forma after giving effect to the Amalgamation
Total Assets	3,174,422	6,231,434	23,114,206
Total Liabilities	1,966,678	13,428,313	7,873,991
PNG Sales, net of royalties and production taxes	76,197	498,368	574,565
Total Expenses	396,315	1,895,976	2,072,291
Net Loss	(320,118)	(1,391,990)	(1,492,108)

Selected Reserves Data

The following tables set forth certain reserves data for Camflo and Spearhead.  Camflo's reserves information is based on an independent engineering evaluation prepared by Martin & Brusset Associates ("M&B") evaluating Camflo's petroleum and natural gas reserves and the net present values of future net revenue for these reserves using forecast price and costs as at April 1, 2004.   Spearhead's reserves information is based on an independent engineering evaluation prepared by M&B evaluating Spearhead's petroleum and natural gas reserves and the net present values of future net revenue for these reserves using forecast price and costs as at December 31, 2003.  Spearhead's evaluation was conducted in compliance with National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities.

Camflo

Summary of Oil, Gas & Natural Gas Liquids Reserves and Present Worth Before Income Tax
(As of 01 April 2004)

						Net Present Value of Net Production
---------- Company's Interest in Reserves ------							--------------------------- Income M$ --------------------
Crude Oil			Natural Gas		NGL's		Undis-
MBbl			MMcf		MBbl		counted --------------------- Discounted ---------------
Gross		Net	Gross	Net	Gross	Net	0%	5%	10%	12%	15%	20%

Proved Developed Producing	0	0	48	37	0	0	164	158	153	151	148	143
Proved developed Non-Producing	26	23	78	53	0	0	608	559	517	502	481	450
Proved Undeveloped	0	0	140	100	0	0	473	448	426	418	406	389
Total Proved	26	23	266	190	0	0	1244	1164	1095	1070	1035	981
Probable Developed	58	51	137	108	0	0	625	485	372	332	278	199
Probable Undeveloped	54	49	407	288	0	0	1804	1488	1260	1186	1087	952
Total Probable	112	99	544	396	0	0	2428	1974	1632	1517	1365	1151
Proved + Probable	138	123	810	586	0	0	3672	3138	2727	2587	2400	2132

The present worth values of the net production revenue are presented before income taxes.  The values are in Canadian dollars after deduction of all royalties, mineral taxes, estimated future capital and operating costs and well abandonment costs.  The estimated values shown may not necessarily represent the fair market value or the market value of these reserves.

Spearhead

Reserve Estimation and Economic Evaluation Forecast Prices & Costs
		Proved Developed Producing	Proved Developed Non-Producing	Proved Undeveloped	Total Proved	Probable	Total Proved plus Probable

Gross Reserves
Light & Medium Oil	mstb	22	17	-	40	80	120
Natural Gas	mmcf	89	-	364	453	1,989	2,442
Natural Gas Liquids	mstb	-	-	-	-	15	15

Net Reserves
Light & Medium Oil	mstb	19	13	-	32	64	96
Natural Gas	mmcf	69	-	323	392	1,382	1,774
Natural Gas Liquids	mstb	-	-	-	-	8	8

Net Present Values of Future Net Revenue Before Income Tax ($Thousands)
Undiscounted		4574	220	1,291	1,969	5,806	7,775
Discounted @	5.0%	433	207	1,187	1,828	4,565	6,393
	10.0%	412	196	1,098	1,706	3,717	5,424
	12.0%	405	192	1,066	1,662	3,451	5,113
	15.0%	394	186	1,020	1,600	3,108	4,708
	20.0%	377	177	952	1,506	2,652	4,158

Net Present Values of Future Net Revenue After Income Tax ($Thousands)
Undiscounted		437	205	1,291	1,933	5,279	7,212
Discounted @	5.0%	414	192	1,187	1,795	4,173	5,966
	10.0%	398	183	1,088	1,676	3,415	5090
	12.0%	388	179	1,066	1,632	3,177	4809
	15.0%	377	173	1,020	1,571	2,871	4,441
	20.0%	362	165	952	1,479	2,460	3,940

Notes:

(1)

Net Interest reserves include gross override receivable and freehold interest receivable reserves.

(2)

Net Present Values include ARTC.

Risk Factors

The risks factors associated with the principal business of the Amalgamation are discussed in depth under "Information Concerning the Amalgamated Entity" set out in this Information Circular.  Briefly, these include the highly speculative nature of the oil and gas industry, liabilities and risks inherent in oil and natural gas operations, uncertainties associated with estimating reserves; the uncertainty of estimates and projections relating to production, costs and expenses, operational risks in development, exploration and production.  The Amalgamated Entity will depend on debt or equity financing for carrying out its activities, and may never become profitable.  Readers should carefully consider all such risks set out in the discussion set forth in this Information Circular.

INFORMATION FOR UNITED STATES SHAREHOLDERS

This Information Circular has been prepared in accordance with disclosure requirements applicable in Canada. Shareholders in the United States should be aware that such requirements are different from those of the United States applicable to proxy statements under the United States Securities Exchange Act of 1934.  The financial statements and the pro forma financial statements included or incorporated by reference in this Information Circular have been prepared in accordance with accounting principles generally accepted in Canada, which differ in some respects from accounting principles generally accepted in the United States and thus are not comparable in all respects to financial statements of United States companies.  Moreover, there are significant differences in the United States and Canadian disclosure standards relating to oil and gas companies.

All dollar amounts set forth in this Information Circular are expressed in Canadian dollars, except where otherwise indicated.  The following table sets forth (i) the rates of exchange for Canadian dollars, expressed in United States dollars, in effect at the end of each of the periods indicated; (ii) the average of exchange rates in effect on the last day of each month during such periods; and (iii) the high and low exchange rates during each such periods, in each case based on the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York.

	Six Months Ended	Year ended December 31,
	June 30, 2004	2003	2002	2001	2000	1999
Rate at end of period	$0.7459	$0.7738	$0.6329	$0.6279	$0.6669	$0.6925
Average rate during period	0.7450	0.7205	0.6368	0.6444	0.6725	0.6745
High	0.7880	0.7738	0.6612	0.6697	0.6969	0.6925
Low	0.7177	0.6350	0.6209	0.6241	0.6410	0.6535

The noon buying rate on August 23, 2004 was CDN$1.00 = U.S.$0.7654.

The enforcement by Shareholders of civil liabilities under United States securities laws may be affected adversely by the fact that Spearhead and Camflo are, and will be, organized under the laws of a jurisdiction other than the United States, that most of the officers and directors of Spearhead, Camflo and the Amalgamated Entity are or will be residents of countries other than the United States, that the experts named in this Information Circular are residents of countries other than the United States, and that a majority of the assets of Spearhead, Camflo, the Amalgamated Entity and such persons are or will be located outside of the United States.

United States Shareholders should be aware that the Amalgamation and the holding of Amalco Shares may have tax consequences both in Canada and the United States.  The tax consequences for Shareholders who are subject to United States federal income taxation are not described in this Information Circular, and each such person is urged to consult with its own tax advisors as to the particular tax consequences to it of the Amalgamation and the holding of Amalco Shares.

The Amalco Shares issuable in the Amalgamation are not being registered or qualified for distribution under the U.S. Securities Act or the securities laws of any state of the United States.  The Spearhead Transmittal Letter and the Camflo Transmittal Letter pursuant to which Shareholders may exchange certificates for their Spearhead Shares or Camflo Shares, respectively, for Amalco Shares (see "Special Meeting Business - Procedure for Exchange of Share Certificates") will contain a representation as to whether the tendering Shareholder is in the United States or a U.S. Person.  Each Shareholder of Spearhead or Camflo who is or appears to be in the United States or a U.S. Person may not receive Amalco Shares, unless such Shareholder establishes to the satisfaction of the Amalgamated Entity, whose determination shall be final and binding, that the delivery of Amalco Shares to such Shareholder is lawful and does not subject the Amalgamated Entity to any registration, reporting or other similar requirement.  All Amalco Shares that may not be delivered to Shareholders in accordance with the foregoing will be issued and delivered to Computershare for sale by it on behalf of such Shareholders in the manner described below.

Not less frequently than once a week following the Effective Date, Amalco Shares which Computershare is required to sell in accordance with the preceding paragraph will be pooled and sold as soon as practicable in one or more transactions in the open market, through the facilities of the Exchange or otherwise. Thereafter, Computershare will promptly forward to each person whose Amalco Shares have been sold as a part of such pool a cheque in Canadian dollars in an amount equal to such person's pro rata interest in the proceeds of sale of all Amalco Shares in such pool so sold by Computershare (net of all applicable commissions in respect of such sales and any applicable withholding taxes).  In effecting the sale of any Amalco Shares, Computershare will exercise its sole judgment as to the timing and manner of sale and will not be obligated to seek or obtain a minimum price.  None of the Amalgamated Entity, Spearhead, Camflo or Computershare will be liable for any loss arising out of any sale of such Amalco Shares relating to the manner or timing of such sales, the prices at which Amalco Shares are sold, or otherwise.  The sale price of Amalco Shares sold on behalf of such persons will fluctuate with the market price of the Amalco Shares and no assurance can be given that any particular price will be received upon any such sale.  Spearhead or Camflo Shareholders who are resident in the United States, and who desire certainty with respect to the amount to be received by them in connection with the Amalgamation, may wish to consult their advisors regarding a sale of their Spearhead Shares or Camflo Shares in the open market prior to the Effective Date.

GENERAL PROXY INFORMATION

Solicitation of Proxies

This Information Circular and any material attached hereto is provided in connection with the solicitation by the managements of each of Camflo and Spearhead (collectively the "Corporations" and individually a "Corporation") of proxies for use at the Special Meeting of the Shareholders of Camflo and the Special Meeting of the Shareholders of Spearhead (collectively the "Meetings" and individually a "Meeting) to be held at the offices of Lang Michener LLP, Suite 1500, 1055 West Georgia Street, Vancouver, BC V6E 4N7 on Thursday, September 22, 2004 at 10:00 a.m. (Vancouver time) as to Camflo and at the offices of Gowling Lafleur Henderson LLP, Suite 1400, 700 - 2 Street S.W., Calgary, Alberta  T2P 4V5 on Thursday, September 22, 2004 at 11:00 a.m. (Calgary time) as to Spearhead respectively, and at any adjournment thereof, for the purposes set forth in the Notices of Meeting accompanying this Information Circular.

The solicitation of proxies will be primarily by mail, but proxies may be solicited personally or by telephone by directors, officers and regular employees of the Corporations.  In accordance with National Instrument 54-101 of the Canadian Securities Administrators, arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Shares held of record by such persons and the Corporations may reimburse such persons for reasonable fees and disbursements incurred by them in so doing.  All costs of this solicitation will be borne by the Corporations.

Appointment of Proxyholders

The individuals named in the accompanying forms of proxy are directors and/or officers of the Corporations.  A shareholder entitled to vote at the Meeting has the right to appoint a person or company, who need not be a shareholder, to attend and act for the shareholder and on the shareholder's behalf at the Meeting other than either the persons or company designated in the accompanying form of proxy, and may do so either by inserting the name of that other person in the blank space provided in the accompanying form of proxy or by completing and delivering another suitable form of proxy.

A Proxy will not be valid unless the completed, signed and dated form of proxy is delivered to the office of Computershare by fax at 866-249-7775, by mail or by hand at 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1 not less than 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting or the adjournment thereof at which the proxy is to be used.

Revocation of Proxies

In addition to revocation in any other manner permitted by law, a Shareholder who has given a Proxy may revoke it by either executing a Proxy bearing a later date or by executing a valid notice of revocation, either of the foregoing to be executed by the Shareholder or the Shareholder's authorized attorney in writing, or, if the Shareholder is a corporation, under its corporate seal by an officer or attorney duly authorized, and by depositing the Proxy bearing a later date with Computershare at its address as detailed above or at the head office of Camflo at Suite 1205 - 789 West Pender Street, Vancouver, BC  V6C 1H2 (in respect of Camflo) or at the head office of Spearhead at Suite 275, 999 - 8 Street S.W., Calgary, Alberta  T2R 1J5 (in respect of Spearhead), at any time up to and including the last business day that precedes the day of the Meetings or, if the Meetings are adjourned, the last business day that precedes any reconvening thereof, or to the chairman of the Meeting on the day of the Meeting or any reconvening thereof, or in any other manner provided by law.  In addition, a proxy may be revoked by the shareholder personally attending the Meeting and voting the Shareholder's Shares.  A revocation of a Proxy will not affect a matter on which a vote is taken before the revocation.

Voting by Proxyholder

On a poll the nominees named in the accompanying form of proxy will vote or withhold from voting the Shares represented thereby in accordance with the instructions of the Shareholder on any ballot that may be called for.  If the Shareholder has specified a choice with respect to any matter to be acted upon, the Shares will be voted accordingly.  The Proxy will confer discretionary authority on the nominees named therein with respect to:

(a)

each matter or group of matters identified therein for which a choice is not specified,

(b)

any amendment to or variation of any matter identified therein, and

(c)

any other matter that properly comes before the Meeting.

As at the date hereof, management of both Camflo and Spearhead know of no amendments, variations or other matters to come before the Meetings.

In respect of a matter for which a choice is not specified in the Proxy, the nominees named in the accompanying form of proxy will vote Shares represented by the Proxy at their own discretion for the approval of such matter.

Proxy Voting Options

Shareholders may wish to vote by Proxy whether or not they are able to attend the Meeting in person.  Registered shareholders may vote by proxy by mail or fax.

Submitting a Proxy by mail or fax are the only methods by which a shareholder may appoint a person as proxy other than a director or officer of the Corporations named on the form of proxy.

Registered Shareholders electing to submit a Proxy must complete, date and sign the form of proxy.  It must then be returned to the Corporations' transfer agent, Computershare by fax at 866-249-7775, by mail or by hand at 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, in respect of Camflo and Spearhead, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the Meetings or any adjournment thereof.

Advice to Beneficial Holders of Shares

The information set forth in this section is of significant importance to many Shareholders of the Corporations, as a substantial number of Shareholders do not hold Shares in their own name.  Shareholders who do not hold their Shares in their own name (referred to in this Information Circular as "Beneficial Shareholders") should note that only Proxies deposited by Shareholders whose names appear on the records of the Corporations as the registered holders of Shares can be recognized and acted upon at the Meeting.  If Shares are listed in an account statement provided to a Shareholder by a broker, then in almost all cases those Shares will not be registered in the Shareholder's name on the records of the Corporations.  Such Shares will more likely be registered under the names of the Shareholder's broker or an agent of that broker.  In the United States, the vast majority of such Shares are registered under the name of Cede & Co. as nominee for The Depositary Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms).  Beneficial Shareholders should ensure that instructions respecting the voting of their Shares are communicated to the appropriate person.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders' meetings.  Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their Shares are voted at the Meeting.  The form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is similar to the form of proxy provided to registered Shareholders by the Corporations.  However, its purpose is limited to instructing the registered Shareholder (the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder.  The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communication Services ("ADP") in the United States and in Canada.  ADP typically mails voting instruction forms ("VIFs") to the Beneficial Shareholders and requests the Beneficial Shareholders to return the VIFs to ADP.  ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Shares to be represented at the Meeting.  A Beneficial Shareholder receiving a VIF cannot use that proxy to vote Shares directly at the Meeting.  The VIF must be returned to ADP well in advance of the Meeting in order to have the Shares voted at the Meeting.

Although a Beneficial Shareholder may not be recognized directly at the Meetings for the purposes of voting Shares registered in the name of his broker (or agent of the broker), a Beneficial Shareholder may attend at the Meeting as proxyholder for the registered Shareholder and vote the Shares in that capacity.  Beneficial Shareholders who wish to attend at the Meeting of the Corporation in which they hold Shares and indirectly vote their Shares as proxyholder for the registered Shareholder should enter their own names in the blank space on the form of proxy provided to them and return the same to their broker (or the broker's agent) in accordance with the instructions provided by such broker (or agent), well in advance of such Meetings.

Alternatively, Beneficial Shareholders may request in writing that their broker send to them a legal proxy which would enable them to attend at the Meeting of the Corporation in which they hold Shares and vote their Shares.

Voting Securities and Principal Shareholders of Voting Securities

The Board of Directors of the respective Corporations have fixed August 23, 2004 as the Record Date for determination of persons entitled to receive notice of the Meeting.  Only Shareholders of record at the close of business on the Record Date who either attend the Meeting personally or complete, sign and deliver a form of proxy in the manner and subject to the provisions described above will be entitled to vote or to have their Shares voted at the Meeting, except to the extent that: (i) such person transfers his or her Shares after the Record Date; and (ii) the transferee of those Shares produces properly endorsed share certificates or otherwise establishes his or her ownership to the Shares; and makes a demand to Computershare, not later than 10 days before the Meeting, that his or her name be included on the Shareholders' list.

As of August 23, 2004, Camflo had outstanding 26,394,335 paid and non-assessable Camflo Shares without par value, each carrying the right to one vote.

To the knowledge of the directors and senior officers of Camflo, only the following persons or corporations beneficially own, directly or indirectly or exercise control or direction over, Camflo Shares carrying more than 10% of the voting rights attached to all outstanding Camflo Shares:

Shareholder Name	Number of Shares Held	Percentage of Issued Shares
Front Street FT 2004-1 LP Toronto, Ontario	2,727,273	10%

The above information was supplied by Camflo and/or by Computershare.

As of August 23, 2004, Spearhead had outstanding 17,232,105 paid and non-assessable Spearhead Shares without par value, each carrying the right to one vote.

To the knowledge of the directors and senior officers of Spearhead, only the following persons or corporations beneficially own, directly or indirectly or exercised control or direction over, Spearhead Shares carrying more than 10% of the voting rights attached to all outstanding Spearhead Shares:

Shareholder Name	Number of Shares Held	Percentage of Issued Shares
Douglas Street	3,768,500	21.9%

If Paramount were to fully convert its debenture in the principal amount of $2,116,945, it would hold 4,233,890 Spearhead Shares, being 19.7% of the issued and outstanding Spearhead Shares.

The above information was supplied by Spearhead and/or by Computershare.

VOTES NECESSARY TO PASS RESOLUTIONS

A minimum of two-thirds of the votes cast at the Meetings is required to pass the Amalgamation Resolution and a simple majority of the votes cast at the Meeting is required to pass the resolution to approve the Amalco Stock Option Plan.

SPECIAL MEETING BUSINESS

Amalgamation

Summary of the Transaction

At the Meetings, the Shareholders of both of the Corporations will be asked to consider and, if deemed advisable, to pass a resolution authorizing the Amalgamation of Camflo and Spearhead pursuant to Section 181 of the ABCA.  Pursuant to a letter of intent dated June 7, 2004 and the Amalgamation Agreement, a copy of which is attached as Schedule "C" to this Information Circular, the Corporations have agreed, subject to regulatory and shareholder approval, to amalgamate on the basis that Camflo Shareholders would receive three (3) shares of the newly formed company (defined as the "Amalgamated Entity") for every four (4) Camflo Shares held while Spearhead Shareholders would receive one (1) share of the Amalgamated Entity for every one (1) Spearhead Share held.

It is proposed that the board of directors of Amalgamated Entity will be comprised of 5 directors, 3 of whom are Camflo directors and 2 of whom are Spearhead directors.

On the Effective Date:

(a)

Spearhead and Camflo shall be amalgamated under the provisions of the ABCA and shall continue as one corporation;

(b)

the property of each of Spearhead and Camflo shall continue to be the property of Amalgamated Entity;

(c)

the Amalgamated Entity shall continue to be liable for the obligations of each of Spearhead and Camflo;

(d)

the Articles of Amalgamation attached to this Information Circular as Schedule "D" shall be the articles of Amalgamated Entity;

(e)

the By-laws attached to this Information Circular as Schedule "E" shall be the By-laws of the Amalgamated Entity;

(e)

the share certificates evidencing Spearhead Shares shall cease to represent any claim upon or interest in Spearhead or Amalgamated Entity, but rather shall represent only the right of the holder of such Spearhead Shares to receive a certificate representing Amalgamated Entity Common Shares in denominations as determined in accordance with the terms of the Amalgamation Agreement and the Amalgamation; and

(f)

the share certificates evidencing Camflo Shares shall cease to represent any claim upon or interest in Camflo or Amalgamated Entity, but rather shall represent only the right of the holder of such Camflo Shares to receive a certificate representing Amalgamated Entity Common Shares in denominations as determined in accordance with the terms of this Agreement and the Amalgamation.

Conditions and Termination

Conditions of Completion

The following conditions are conditions to the completion of the Amalgamation and are set forth in the Amalgamation Agreement:

(a)

the Amalgamation with or without amendment, shall have been approved by Shareholders of the Corporations at the Meetings, in accordance with the ABCA and shall have otherwise been approved by the requisite majority of persons entitled or required to vote thereon as determined by the ABCA and the policies of the Exchange;

(b)

the holders of no more than 10% of the issued and outstanding Spearhead Shares shall have exercised rights of dissent in respect of the Amalgamation other than in circumstances where either Camflo or Spearhead elects to fund the repurchase of the Spearhead Shares with respect to which rights of dissent have been exercised in accordance with the provisions of applicable law;

(c)

the holders of no more than 10% of the issued and outstanding Camflo Shares shall have exercised rights of dissent in respect of the Amalgamation other than in circumstances where either Camflo or Spearhead elects to fund the repurchase of the Camflo Shares with respect to which rights of dissent have been exercised in accordance with the provisions of applicable law;

(d)

there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by the Amalgamation Agreement;

(e)

all other consents, orders, regulations and approvals, including regulatory and judicial approvals and orders required, necessary or desirable for the completion of the transactions contemplated by the Amalgamation Agreement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances, to include but not be limited to the approval of the Exchange;

(f)

none of the consents, orders, regulations or approvals contemplated in the Amalgamation Agreement shall contain terms or conditions or require undertakings or security considered unsatisfactory or unacceptable by any of the parties hereto;

(g)

the Amalgamation Agreement shall not have been terminated under Article 6;

(h)

Camflo shall have completed the acquisition of the Joffre Property on terms acceptable to both parties and shall otherwise have advanced sufficient monies to Spearhead by way of loan, on terms agreeable to both parties, so as to enable the amount of indebtedness owing by Spearhead to Paramount to be reduced by $5,000,000; and

(i)

the indebtedness owing by Spearhead to Paramount shall have been reduced by $5,000,000 and Paramount shall have agreed to defer repayment of the balance of such indebtedness for a period and on terms acceptable to both parties.

Financing

On July 16, 2004 Camflo completed a private placement by way of the issuance of a total of 9,000,000 Camflo Shares at a price of $0.50 per share and a further 3,185,273 "flow through" common shares at a price of $0.55 per share for total gross proceeds of $6,251,900.15.  The private placement was effected through Dominick and Dominick Securities Inc. (the "Agent") under the terms of an agency agreement between Camflo and the Agent.  The Agent received a cash commission equal to 7% of the proceeds of the private placement ($437,633) and brokers warrants entitling the holder thereof to acquire such number of common shares at a price of $0.50 per share for a term of 18 months as is equal to 10% of the number of shares issued in the private placement (1,218,527). In connection with the private placement, certain principals of Camflo sold 2,000,000 Camflo Shares at $0.50 per Camflo Share to an investor as a prearranged trade in order to facilitate the purchaser's desire to acquire free trading shares. The proceeds from the sale, by such principals, were invested in the private placement by way of a subscription for 2,000,000 Camflo Shares at $0.50 per Camflo Share.  Proceeds of the private placement were used to fund the purchase from Spearhead of its interest in the Joffre Property, to provide $1,500,000 to Spearhead on account of outstanding joint venture obligations and approved authorizations for expenditures, and for working capital.

Acquisition of Joffre Property

Pursuant to a purchase and sale agreement (the "Purchase and Sale Agreement") dated July 7, 2004, Camflo purchased Spearhead's 32% working interest in the Joffre Property.  Under the Purchase and Sale Agreement Camflo paid a purchase price of $3,500,000.  Closing of the acquisition of the Joffre Property occurred concurrently with the closing of the private placement.

Termination

The Amalgamation Agreement terminates upon the occurrence of any of the following events: (i) the parties to the Amalgamation Agreement agree in writing to terminate the Amalgamation Agreement; (ii) if the Certificate of Amalgamation giving effect to the Amalgamation has not been obtained from the Registrar on or before October 31, 2004; (iii) any of the conditions to be satisfied by each of Camflo and Spearhead under the Amalgamation Agreement have not been satisified within the time provided and no waiver is obtained; and (iv) the board of directors of each of Camflo and Spearhead fail to recommend, or withdraw in a manner adverse to Camflo or Spearhead, their recommendation, to Shareholders to approve the Amalgamation.

In the event that the Amalgamation Agreement is terminated pursuant to the provisions contained therein, all expenses and liabilities related to the transactions contemplated by the Amalgamation Agreement are to be shared equally between Spearhead and Camflo.  In the event that the Amalgamation Agreement is terminated by Spearhead pursuant to the provisions contained therein, Camflo shall pay to Spearhead the sum of $750,000.  In the event that the Amalgamation Agreement is terminated by Camflo pursuant to the provisions contained therein, Spearhead shall pay to Camflo the sum of $750,000.

Appointment of Directors

It is proposed that, upon completion of the Amalgamation, Thomas Doyle, Greg Burnett, Jack McManus, Doug Street and Brian Murray will be appointed to the board of directors of the Amalgamated Entity.

Shareholder Support Agreements

As a condition to the completion of the Private Placement the Agent required that each of Camflo and Spearhead obtain agreements from Shareholders holding at least 50% of the issued and outstanding shares of each Corporation confirming that such Shareholders will vote their shares in favour of the Amalgamation.  In this regard, both Camflo and Spearhead have secured agreements from Shareholders holding in excess of 50% of their respective issued and outstanding share capital.

Distribution of Shares

Subsequent to the mailing of this Information Circular, Camflo Shareholders will be mailed the Camflo Transmittal Letter and Spearhead Shareholders will be mailed the Spearhead Transmittal Letter to be completed and returned with the certificates for their Camflo Shares and Spearhead Shares, respectively, in order to obtain the certificates for the Amalco Shares of the Amalgamated Entity to which they are entitled. See "Procedure for Election and Exchange of Common Share Certificates".

Shareholder Approval Required

In order to become effective the Amalgamation must be approved by the affirmative votes of not less than two-thirds of the votes cast by Shareholders of the Corporations at each Meeting. In the absence of instructions to the contrary, the management designees set out in the form of proxy, if named as proxyholders, intend to vote in favour of the Amalgamation Resolution.

The form of Amalgamation Resolution to be considered is as follows:

"BE IT RESOLVED THAT:

1.

The amalgamation agreement dated July 7, 2004 (the "Amalgamation Agreement") between Camflo and Spearhead attached as Schedule "C" to the Information Circular dated August 23, 2004, be and is hereby ratified and approved;

2.

The Amalgamation of Camflo and Spearhead on the basis that each four common shares of Camflo shall be converted into three common shares of the Amalgamated Entity (the "Amalgamated Entity") and each one common share of Spearhead shall be converted into one common share of the Amalgamated Entity such that the Amalgamated Entity shall have 40,327,856 common shares issued and outstanding following the Amalgamation, subject to adjustments, all upon terms and conditions of the Amalgamation Agreement is hereby approved;

3.

Pursuant to the Amalgamation, the Camflo Properties and the Spearhead Properties will be assumed by the Amalgamated Entity;

4.

The Amalgamated Entity shall be called Arctos Petroleum Corp.;

5.

The following individuals shall be appointed as the directors of the Amalgamated Entity:

Thomas Doyle
Greg Burnett
Jack McManus
Doug Street
Brian Murray

6.

The auditors of the Amalgamated Entity shall be KPMG LLP, Chartered Accountants, of Calgary, Alberta.

7.

The financial year end of the Amalgamated Entity shall be December 31.

8.

Any one director or officer of the Corporation is hereby authorized and directed, for and on behalf of the Corporation, to execute and deliver all documents and do all other acts or things as he may determine to be necessary or advisable to give effect to this resolution, including, without limitation, executing any document or doing any other act or thing in furtherance of this resolution, provided that the board of directors of the Corporation may, at their discretion, revoke this resolution before it is acted upon without further approval or authorization of the Shareholders of the Corporation;

9.

The directors of Camflo and Spearhead may terminate the Amalgamation Agreement without further approval of the Shareholders at any time before the issue by the Registrar of the ABCA of a Certificate of Amalgamation in respect of such Amalgamation."

Recommendation of the Board of Directors

The board of directors of each of Camflo and Spearhead recommend that the Shareholders vote in favour of the resolutions approving the Amalgamation.

Rights of Dissenting Shareholders

The following description of the right of dissent and appraisal to which registered Shareholders are entitled is not a comprehensive statement of the procedures to be followed by a registered Shareholder of either Camflo Shares or Spearhead Shares who seeks payment of the fair value of such Shareholder's Shares (referred to herein as a Dissenting Shareholder) and is qualified in its entirety by the reference to the full text of Section 191 of the ABCA which is attached to this Information Circular as Schedule "E". A Dissenting Shareholder who intends to exercise the right of dissent and appraisal should carefully consider and comply with the provisions of that Section. Failure to strictly comply with the provisions of that Section and to adhere to the procedures established therein may result in the loss of all rights thereunder.

Under the ABCA, Dissenting Shareholders are entitled, in addition to any other right such holder may have, to dissent and to be paid by the Amalgamated Entity the fair value of either Camflo Shares or Spearhead Shares held by such holder in respect of which such holder dissents, determined as of the close of business on the last business day before the day on which the resolution from which such holder dissents was adopted. A Dissenting Shareholder may dissent only with respect to all of the Shares held by such holder or on behalf of any one beneficial owner and registered in the Shareholder's name. Only Dissenting Shareholders may dissent. Persons who are beneficial owners of either Camflo Shares or Spearhead Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent, should be aware that they may only do so through the registered owner of such securities. A registered holder, such as a broker, who holds either Camflo Shares or Spearhead Shares as nominee for beneficial holders, some of whom wish to dissent, must exercise dissent rights on behalf of such beneficial owners with respect to either Camflo Shares or Spearhead Shares held for such beneficial owners. In such case, the demand for dissent should set forth the number of either Camflo Shares or Spearhead Shares covered by it.

A Dissenting Shareholder must send a written objection to the Amalgamation Resolution, which written objection must be received in respect of Camflo, by the President at 1205, 789 West Pender Street, Vancouver, B.C. B6C 1H2, or in respect of Spearhead, by the President at 275, 999 – 8th Street S.W., Calgary, Alberta T2R 1J5 at or before the relevant Meeting or, if either Camflo or Spearhead did not send a notice to the Shareholders of the purpose of the Meetings, or of the holder's right of dissent, within a reasonable time after the Shareholder learns that the Amalgamation Resolution has been adopted and of such holder's right to dissent.

A Dissenting Shareholder may not exercise the right of dissent in respect of only a portion of such holder's Shares, but may dissent only with respect to all of the Shares held by the holder. A Dissenting Shareholder wishing to exercise the right to dissent with respect to such holder's Shares shall not vote such Shares at the Camflo Meeting or the Spearhead Meeting, either by the submission of a proxy or by personally voting, in favour of the Amalgamation Resolution, as the case may be.

An application may be made to the Court of Queen's Bench of Alberta (the "Court") by the Amalgamated Entity or by a Dissenting Shareholder after the adoption of the Amalgamation Resolution to fix the fair value of such holder's Shares. If such an application to the Court is made by the Amalgamated Entity or a Dissenting Shareholder, the Amalgamated Entity must, unless the Court otherwise orders, send to each Dissenting Shareholder a written offer to pay such Dissenting Shareholders an amount considered by the Amalgamated Entity's Board of Directors to be the fair value of the Shares. The offer, unless the Court otherwise orders, will be sent to each Dissenting Shareholder at least 10 days before the date on which the application is returnable, if the Amalgamated Entity is the applicant, or within 10 days after the Amalgamated Entity is served with notice of the application, if a Dissenting Shareholder is the applicant. The offer will be made on the same terms to each Dissenting Shareholder, and will he accompanied by a statement showing how the fair value was determined.

A Dissenting Shareholder may make an agreement with the Amalgamated Entity for the purchase of such holder's Shares in the amount of the offer made by the Amalgamated Entity (or otherwise) at any time before the Court pronounces an order fixing the fair value of the Shares.

A Dissenting Shareholder is not required to give security for costs in respect of an application and, except in special circumstances, will not be required to pay the costs of the application or appraisal. On the application, the Court will make an order fixing the fair value of either the Camflo Shares or the Spearhead Shares and of all Dissenting Shareholders who are parties to the application, giving judgment in that amount against the Amalgamated Entity and in favour of each of the Dissenting Shareholders, and fixing the time within which the Amalgamated Entity must pay that amount. The Court may in its discretion allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder calculated from the date on which the holder ceases to have any rights as an a Shareholder, until the date of payment.

On the Amalgamation becoming effective, or upon the making of an agreement between the Amalgamated Entity and the Dissenting Shareholder as to the payment to be made by the Amalgamated Entity to the holder, or upon the pronouncement of a Court order, whichever first occurs, the Dissenting Shareholder will cease to have any rights as a Shareholder other than the right to be paid the fair value of such holder's Shares, in the amount agreed to between the Amalgamated Entity and the Dissenting Shareholder or in the amount of the judgment, as the case may be. Until one of these events occurs, the Dissenting Shareholder may withdraw the holder's dissent, or if the Amalgamation has not yet become effective, Camflo or Spearhead may rescind the Amalgamation Resolution, and in either event the dissent and appraisal proceedings in respect of that Dissenting Shareholder will be discontinued.

The Amalgamated Entity shall not make a payment to an Dissenting Shareholder under Section 191 if there are reasonable grounds for believing that the Amalgamated Entity is or would after the payment be unable to pay its liabilities as they become due, or that the realizable value of the assets of the Amalgamated Entity would thereby be less than the aggregate of its liabilities. In such event, the Amalgamated Entity shall notify each Dissenting Shareholder that it is unable lawfully to pay such Dissenting Shareholder for its Shares, in which case the Dissenting Shareholder may, by written notice to the Amalgamated Entity within 30 days after receipt of such notice, withdraw such holder's written objection, in which case the Amalgamated Entity shall be deemed to consent to the withdrawal and such Dissenting Shareholder shall be reinstated with full rights as a Shareholder failing which such Dissenting Shareholder retains a status as a claimant against the Amalgamated Entity to be paid as soon as the Amalgamated Entity is lawfully entitled to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the Amalgamated Entity but in priority to its shareholders.

All Shares held by Dissenting Shareholders will, if the holders are ultimately entitled to be paid the fair value thereof, be deemed to be transferred to the Amalgamated Entity and cancelled in exchange for such fair value or will, if such Dissenting Shareholders ultimately are not so entitled to be paid the fair value thereof, be deemed to be changed into shares of the Amalgamated Entity on the same basis as all other Camflo Shareholders or Spearhead Shareholders, as the case may be.

The above summary does not purport to provide a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of their Shares. Section 191 of the ABCA requires adherence to the procedures established therein and failure to do so may result in the loss of all rights thereunder. Accordingly, each Shareholder who might desire to exercise the right of dissent and appraisal should carefully consider and comply with the provisions of that section, the full text of which is set out in Schedule "F" to this Information Circular and consult their own legal advisor.

The Amalgamation Agreement provides, as a condition to the obligations to complete the Amalgamation that holders of not more than 10% of the issued and outstanding Shares of either Camflo or Spearhead shall have exercised rights of dissent in connection with the Amalgamation.

Procedure for Exchange of Share Certificates

After the Closing Date, certificates formerly representing Camflo Shares and Spearhead Shares shall represent only the right to receive certificates representing Amalco Shares. The issued and outstanding shares in the capital of each of the Corporations shall be converted into issued and outstanding shares of the Amalgamated Entity as follows:

(a)

each four (4) issued and outstanding Camflo Shares (other than Camflo Shares held by registered holders who have exercised dissent rights and who are ultimately entitled to be paid fair market value for such shares) shall be converted into three issued, fully paid and non-assessable Amalco Shares subject to adjustment; provided that fractional Amalco Shares shall not be issued to holders of Camflo Shares.  In lieu of issuing a fractional Amalco Share, Amalco shall pay to any holder of Camflo Shares who would otherwise be entitled to acquire a fractional interest in an Amalco Share an amount in the lawful money of Canada equal to the Market Price of such fractional interest, provided that the Amalgamated Entity shall not be required to make any payment that is less than $1.00; and

(b)

each one (1) issued and outstanding Spearhead Share (other than Spearhead Shares held by registered holders who have exercised dissent rights and who are ultimately entitled to be paid fair market value for such shares) shall be converted into one (1) issued, fully paid and non-assessable Amalco Share subject to adjustment; provided that fractional Amalco Shares shall not be issued to holders of Spearhead Shares.  In lieu of issuing a fractional Amalco Share, Amalco shall pay to any holder of Spearhead Shares who would otherwise be entitled to acquire a fractional interest in an Amalco Share an amount in the lawful money of Canada equal to the Market Price of such fractional interest, provided that the Amalgamated Entity shall not be required to make any payment that is less than $1.00.

Subsequent to the mailing of this Information Circular, Shareholders will be mailed, at the address of such Shareholder as it appears on the appropriate register for such securities, the Camflo Transmittal Letter and/or the Spearhead Transmittal Letter and instructions for obtaining delivery of the certificate or certificates representing the Amalco Shares allotted and issued to them, assuming the Effective Date has occurred, by delivering the certificates representing the Camflo Shares and/or Spearhead Shares formerly held by them to Computershare at the offices indicated in the Camflo Transmittal Letter and the Spearhead Transmittal Letter.  Such certificates shall be accompanied by a duly completed letter of transmittal together with such other documents as Computershare may require and the certificates representing the Amalco Shares shall be registered in such name or names and delivered to such address or addresses as such Shareholders of the Amalgamted Entity may direct in such letter of transmittal as soon as reasonably practicable after receipt by Computershare of the required documents.

Sale of Shares of U.S. Residents

The Amalco Shares issuable in the Amalgamation are not being registered or qualified for distribution under the U.S. Securities Act or the securities laws of any state of the United States.  The Spearhead Transmittal Letter and the Camflo Transmittal Letter pursuant to which Shareholders may exchange certificates for their Spearhead Shares or Camflo Shares, respectively, for Amalco Shares (see "Special Meeting Business – Procedure for Exchange of Share Certificates") will contain a representation as to whether the tendering Shareholder is in the United States or a U.S. Person.  Each Shareholder of Spearhead or Camflo who is or appears to be in the United States or a U.S. Person may not receive Amalco Shares, unless such Shareholder establishes to the satisfaction of the Amalgamated Entity, whose determination shall be final and binding, that the delivery of Amalco Shares to such Shareholder is lawful and does not subject the Amalgamated Entity to any registration, reporting or other similar requirement.  All Amalco Shares that may not be delivered to Shareholders in accordance with the foregoing will be issued and delivered to Computershare for sale by it on behalf of such Shareholders in the manner described below.

Not less frequently than once a week following the Effective Date, Amalco Shares which Computershare is required to sell in accordance with the preceding paragraph will be pooled and sold as soon as practicable in one or more transactions effected on the Exchange or otherwise. Thereafter, Computershare will promptly forward to each person whose Amalco Shares have been sold as part of such pool a cheque in Canadian dollars in an amount equal to such person's pro rata interest in the proceeds of sale of all Amalco Shares in such pool so sold by Computershare (net of all applicable commissions in respect of such sales and any applicable withholding taxes).  In effecting the sale of any Amalco Shares, Computershare will exercise its sole judgment as to the timing and manner of sale and will not be obligated to seek or obtain a minimum price.  None of  Amalco, Spearhead, Camflo or Computershare will be liable for any loss arising out of any sale of such Amalco Shares relating to the manner or timing of such sales, the prices at which Amalco Shares are sold, or otherwise.  The sale price of Amalco Shares sold on behalf of such persons will fluctuate with the market price of the Amalco Shares and no assurance can be given that any particular price will be received upon any such sale.  Spearhead or Camflo Shareholders who are resident in the United States, and who desire certainty with respect to the amount to be received by them in connection with the Amalgamation, may wish to consult their advisors regarding a sale of their Spearhead or Camflo Shares in the open market prior to the Effective Date.   In this regard, due to commissions payable, U.S. Shareholders whose Amalco Shares realize proceeds of sale of less than Cdn $10.00 will not receive any monies.

Resale of Amalco Shares

The Amalco Shares to be issued pursuant to the Amalgamation will be issued in reliance upon statutory exemptions from prospectus and registration requirements of applicable Canadian securities laws. As the Amalgamated Entity will be a reporting issuer under the Securities Act (British Columbia) and the Securities Act (Alberta), Amalco Shares issued pursuant to the Amalgamation to residents of Canada, other than residents of the Province of Quebec, will be "freely tradeable" subject to the provisions of section 2.6 of Multilateral Instrument 45-102.

The Amalco Shares will not be registered under the United States Securities Act of 1933 (the "1933 Act"), as amended, or the securities laws of any state in the United States.  As a result any Amalco Shares issued to a U.S. Person (as that term is defined in Regulation S under the 1933 Act) may not be sold or otherwise transferred unless such Amalco Shares have been registered under the 1933 Act or any applicable state securities legislation or an exemption from such state registration requirements is available.  Amalco Shares issuable to a U.S. Person will bear a legend setting forth the above referenced restrictions.

Shareholders are urged to consult their legal advisors to determine the extent of any resale provisions that may be applicable to their Amalco Shares.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the principal consequences under the Tax Act generally applicable to Shareholders and to holders of either Camflo Options or Spearhead Options (collectively, "Securityholders") who exchange their securities for like-kind securities of the Amalgamated Entity pursuant to the Amalgamation.  These consequences apply only to Securityholders who hold their securities as capital property and who at all relevant times deal at arm's length with, and are not affiliated with, Camflo, Spearhead or the Amalgamated Entity under the Tax Act.  The securities will generally constitute capital property to a holder thereof unless the holder holds such securities in the course of carrying on a business or has acquired such securities in a transaction or transactions considered to be an adventure in the nature of trade.  In circumstances where securities may not otherwise constitute capital property to a particular holder who is resident in Canada, such holder may be entitled to elect that they be deemed capital property by making an irrevocable election under subsection 39(4) of the Tax Act to treat all Canadian securities (as defined in the Tax Act) as capital property.  This summary is also based upon the current provisions of the Tax Act and regulations thereunder, all proposals to amend the Tax Act and regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Tax Proposals") and our understanding of the current administrative practices of the Canada Revenue Agency ("CRA").  No assurances can be given that the Tax Proposals will be enacted as proposed, if at all.

The Tax Act contains certain provisions relating to securities held by certain financial institutions (the "mark-to-market rules").  This summary does not take into account these mark-to-market rules.  Securityholders that are "financial institutions" for purposes of those rules should consult their own tax advisors.  In addition, this summary does not apply to any holder of Camflo or Spearhead securities or the Amalgamated Entity securities an interest in which would be a tax shelter investment for purposes of the Tax Act.

This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Tax Proposals, does not take into account or anticipate any changes in law, whether by legislative, regulatory or judicial decision or action or any changes in the administrative practices of the CRA, nor does it take into account tax legislation of any province, territory or foreign jurisdiction.  Provisions of provincial income tax legislation vary from province to province in Canada and in some cases differ from federal income tax legislation.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to a particular Securityholder or an opinion of the tax consequences.  Accordingly, Securityholders should consult their own tax advisors for advice with respect to the income tax consequences to them of disposing of their securities and holding and disposing of the Amalgamated Entity securities having regard to their own particular circumstances.

Residents of Canada

The following summary is applicable only to Securityholders who, at all relevant times, are, or are deemed to be, resident in Canada for purposes of the Tax Act and any applicable income tax treaty or convention.

Amalgamation

Assuming that the fair market value of the Amalco Shares which each Shareholder receives by virtue of the Amalgamation are not less than the fair market value of the Shares held immediately before the Amalgamation and each Shareholder receives no consideration for the disposition of the Shares other than the Amalco Shares, each Shareholder who receives the Amalco Shares pursuant to the Amalgamation will be deemed to have disposed of his Shares for proceeds of disposition equal to the aggregate of the adjusted cost bases to him of these Shares immediately before the Amalgamation.  As a result, no capital gain should arise on the receipt of the Amalco Shares in exchange for Shares.  The aggregate adjusted cost base of the Amalco Shares to each Shareholder immediately after the Amalgamation will be equal to the aggregate adjusted cost bases of the Shares that such Shareholder owned immediately before the Amalgamation.

Where a Shareholder does not hold such Shares as capital property then the consequences described above are not applicable and such Shareholder should consult his own tax advisors as to the tax consequences of the Amalgamation to him.

For the purposes of the employment stock option rules in section 7 of the Tax Act, provided the exercise discount, being the excess of fair market value of the underlying securities over the exercise price for an optionholder, of the Amalco Options received does not exceed the exercise discount of the Camflo Options or Spearhead Options (collectively, the "Options") surrendered, and that each holder of Options receives no other consideration for the Options other than Amalco Options, each holder of Options who receives the Amalco Options as a result of the Amalgamation will be deemed not to have disposed of his Options and not to have acquired Amalco Options; the Amalco Options will be deemed to be the same options as, and a continuation of, the exchanged Options or the Amalgamated Entity will be deemed to be a continuation of the Corporations.  As a result, no income, gain or loss should arise on the receipt of the Amalco Options in exchange for the Options.

Where an optionholder holds the Options as capital property, immediately prior to the Amalgamation, and who received no consideration for the Options other than Amalco Options, the optionholder shall be deemed to have disposed of the Options for proceeds equal to the adjusted cost base to the optionholder of the Options immediately before the Amalgamation, and to have acquired the Amalco Options at a cost to the optionholder equal to the adjusted cost base of the Options immediately before the Amalgamation.  Further, where the Options were taxable Canadian property of the optionholder, the Amalco Options shall be deemed to be taxable Canadian property of the optionholder.

Payments to Dissenting Shareholders

Under the current administrative practice of CRA, a Shareholder who exercises a right of dissent will be considered to have disposed of such Shareholder's Shares for proceeds of disposition equal to the amount paid by the Corporation to such Shareholder (other than interest awarded by the court, which will be treated as interest for purposes of the Tax Act), and a gain or loss will result on the disposition.

OTHER MATTERS TO BE ACTED UPON AT THE MEETING

Approval of Stock Option Plan

Provided that the Amalgamation Resolution is passed by the requisite majority, Shareholders will be asked to consider the implementation of the Amalco Stock Option Plan.

Under the TSX Venture Exchange's Policy 4.4 governing stock options, all companies listed on the TSX Venture Exchange are required to adopt a stock option plan pursuant to which stock options may be granted to certain employees, senior officers and directors of or consultants to the Corporations.

Shareholders of Camflo and Spearhead previously approved stock option plans (the "Old Plans").  Given the proposed Amalgamation of these two companies, the proposed management of the Amalgamated Entity wishes to adopt a 10% "rolling" plan which would replace the Old Plans (the "Amalco Stock Option Plan").  The Amalco Stock Option Plan shall consist of shares of the Amalgamated Entity's authorized but unissued common shares and will be limited to 10% of the issued shares of the Amalgamated Entity at the time of any granting of options (on a non-diluted basis).  Any previously granted options of Camflo and Spearhead will be deemed to be accepted into and governed by the Amalco Stock Option Plan (subject to adjustment in accordance with the exchange ratio applicable to each Corporation's shares pursuant to the Amalgamation Agreement), and if any options granted expire or terminate for any reason without having been exercised in full, the unpurchased shares shall again be available under the Amalco Stock Option Plan.  The Amalco Stock Option Plan complies with the requirements of Exchange Policy 4.4.

The Amalco Stock Option Plan will have the following terms:

the plan shall be administered by the Executive Committee of directors appointed from time to time by the board of directors, or if no Executive Committee is appointed, by the President of the Amalgamated Entity, in either case subject to approval by the board of directors pursuant to rules of procedure fixed by the board of directors;

the board of directors may determine the time during which any options may vest and the method of vesting or that no vesting restriction shall exist;

the exercise price of an option shall not be lower than the price permitted by any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction;

the options shall be for such periods as the Board of Directors may determine up to a maximum of five years (for a Tier 2 Issuer) or ten years (for a Tier 1 Issuer), subject to any limits imposed by any stock exchange on which the common shares are listed;

no more than 5% of the issuer shares of the Amalgamated Entity may be granted to any one individual in any 12 month period (unless the Issuer is a Tier 1 Issuer and has obtained disinterested Shareholder approval);

no more than 2% of the issued shares of the Amalgamated Entity will be granted to any one consultant in a 12 month period (Policy 4.4, section 2.8(a)(iv));

no more than an aggregate of 2% of the issued shares of the Amalgamated Entity will be granted to employees conducting investor relations activities in a 12 month period (Policy 4.4, section 2.8(a)(v));

disinterested shareholder approval will be obtained for any reduction in the exercise price of the option if the optionee is an insider at the time of the proposed amendment (Policy 4.4, section 2.8(a)(vii));

the minimum exercise price of an incentive stock option will not be less than the discounted market price (Policy 4.4, section 2.6(a)).

unless otherwise determined by the Board of Directors, an option will terminate:

(i)

(Tier 2 Issuers) 90 days after an optionee ceases to be an employee or senior officer or a or consultant of the Amalgamated Entity; or

(ii)

(Tier 2 Issuers) 30 days after an optionee ceases to be employed to provide Investor Relations Activities; or

(iii)

120 days after an optionee ceases to be a director of the Amalgamated Entity;

in the event of the death of an optionee, the option will only be exercisable within 12 months of such death but in any event no longer than the term of such option; and

the options shall be non-transferrable and non-assignable.

Under Exchange Policy 4.4, a disinterested shareholder vote is required if:

(1)

a stock option plan, together with all of the Issuer's previously established or proposed stock option grants, could result at any time in:

(a)

the number of shares reserved for issuance under stock options granted to Insiders exceeding 10% of the outstanding issued shares;

(b)

the issuance to Insiders, within a one year period, of a number of shares exceeding 10% of the outstanding issued shares; or

(c)

in the case of a Tier 1 Issuer only, the issuance to anyone Insider and such Insider's Associates, within a one year period, of a number of shares exceeding 5% of the outstanding issued shares.  (Tier 2 Issuers may not grant more than 5% of the issued shares to any one optionee in a 12 month period); or

(2)

the Issuer is decreasing the exercise price of stock options previously granted to Insiders.

Disinterested shareholders are shareholders entitled to vote at a meeting of the Amalgamated Entity other than insiders of the Amalgamated Entity to whom shares may be issued pursuant to the stock option plan; and "associates" of those persons.

A copy of the Amalco Stock Option Plan is available for review at the offices of each of Camflo and Spearhead at Suite 1205 - 789 West Pender Street, Vancouver, BC  V6C 1H2 (in respect of Camflo) or at the office of Spearhead at Suite 275, 999 - 8 Street S.W., Calgary, Alberta  T2R 1J5 (in respect of Spearhead).

There are currently 736,933 Camflo options and 840,000 Spearhead options outstanding.  Upon Closing of the Amalgamation there will be 1,392,700 stock options outstanding in the Amalgamated Entity.

Shareholder Approval Required

An ordinary resolution requires the favourable vote of the simple majority of the votes cast in person or by proxy at the Meeting.  Management of each of Camflo and Spearhead recommend that the Camflo Shareholders and Spearhead Shareholders approve the following resolution:

"BE IT RESOLVED THAT, subject to regulatory approval:

1.

the new stock option plan (the "Plan") be and it is hereby adopted and approved;

2.

the board of directors be authorized to grant options under and subject to the terms and conditions of the Plan, which may be exercised to purchase up to 10% of the issued common shares of the Corporation;

3.

the outstanding stock options which have been granted prior to the implementation of the Plan shall, for the purpose of calculating the number of stock options that may be granted under the Plan, be treated as options granted under the Plan; and

4.

any one director or officer of the Corporation be authorized and directed to perform such acts and deeds and things and execute all such documents, agreements and other writings as may be required to give effect to the true intent of these resolutions."

In the absence of instructions to the contrary, the management designees set out in the form of proxy, if named as proxyholders, intend to vote in favour of the Amalco Stock Option Plan.

OTHER BUSINESS

Management of the Corporations have no knowledge as at the date hereof, of any amendment, variation or business other than that referred to in the Notices of Meeting; however if any other matter properly comes before the Meetings, the accompanying form of proxy will be voted on such matter in accordance with the best judgment of the persons voting the Proxy.

INFORMATION CONCERNING CAMFLO

For information concerning Camflo please see Schedule "A" attached to this Information Circular.

INFORMATION CONCERNING SPEARHEAD

For information concerning Spearhead please see Schedule "B" attached to this Information Circular.

INFORMATION CONCERNING THE AMALGAMATED ENTITY

General

On the Effective Date, Spearhead and Camflo shall be amalgamated under the ABCA and shall continue as one corporation (the "Amalgamated Entity").  The full name of the Amalgamated Entity will be Arctos Petroleum Corp.  The Amalgamated Entity will be an Alberta corporation with an address for service in British Columbia at 1500-1055 West Georgia Street, Vancouver, BC  V6E 4N7.  The head office of the Amalgamated Entity shall be located at Suite 275, 999 - 8 Street S.W., Calgary, Alberta  T2R 1J5.  The registered and records office shall be located at Suite 1400, 700 - 2 Street S.W., Calgary, Alberta.

Stock Exchange Listing

Camflo and Spearhead will apply for and use all reasonable commercial efforts to obtain all appropriate regulatory approvals, including Exchange approval to cause the Amalco Shares issuable in connection with the Amalgamation to be listed and posted for trading on the Exchange on the Effective Date.

Business of the Amalgamated Entity

Pursuant to the Amalgamation, the Camflo Properties and the Spearhead Properties will be assumed by the Amalgamated Entity and the Amalgamated Entity will commence active business by developing the interests acquired.  See Schedule "A Information Concerning Camflo" for information on the business of Camflo and the Camflo Properties and see "Information Concerning Spearhead" for information on the business of Spearhead and the Spearhead Properties.

Risks Associated with the Business of the Amalgamated Entity

Upon Closing of the Amalgamation the Amalgamated Entity will assume the business of each of Camflo and Spearhead and for the purposes of this section of the Information Circular dealing with risk factors the Amalgamated Entity shall be referred to as the "Company".

History of Losses

The Company, through the combined operations of its predecessors, has a limited oil and gas operating history and therefore has a limited history of earnings. To date, Camflo and Spearhead have incurred substantial net losses.  As of December 31, 2003, these two companies had a combined cumulative deficit of $10,322,130.  The Company's ability to generate significant revenues is uncertain and in order for them to make a profit, their revenues will need to increase significantly.

Lack of Financial Resources.

The Company's ability to continue as a going concern is uncertain.  The Company has significant accumulated losses and has a significant working capital deficiency.  The future of the Company is dependent upon receiving the continued financial support of the debentureholders while it exploits its unproven properties to attain sustainable operations.  A failure to continue as a going concern would require that stated amounts of assets and liabilities be reflected on a liquidation basis, which would differ from the going concern basis.

The Company's ability to continue exploration and, if warranted, development of its properties will be dependent upon its ability to raise significant additional financing hereafter.  The Company will have limited financial resources and its limited cash flow from operations and will be dependent for funds on its ability to sell its common shares and share purchase warrants, primarily on a private placement basis, pursuant to the policies of the Exchange.  There can be no assurance that the Company will be able to finance itself on that basis in light of factors such as the market demand for its securities, the state of financial markets generally and other relevant factors.  The method of financing employed by Camflo and Spearhead to date have resulted in increased dilution to the existing shareholders each time a private placement was conducted.

The Company will have no assurance that additional funding will be available to it for exploration and development of its projects or to fulfil its obligations under any applicable agreements.  Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of its projects with the possible loss of certain properties.

Potential of Substantial Dilution

It is likely that to obtain additional funds as needed, the Company will have to sell additional securities, including, but not limited to, its common stock or some form of convertible debentures, the effect of which may result in a substantial dilution of the present equity interests of the Company's shareholders.

Property Defects

The Company has not obtained title reports with respect to its oil and gas properties however believes the Company's interests are valid and enforceable.  The properties may be subject to prior unregistered agreements, native land claims or transfers which have not been recorded or detected through title research.  Additionally, the land upon which the Company holds oil and gas leases may not have been surveyed; therefore, the precise area and location of such interests may be subject to challenge.  In particular, without limiting the foregoing, a review of title to the Joffre Property on behalf of Camflo has revealed certain defects in title to certain portions of the lands comprising the Joffre Property.  While it is not felt that such defects are material there are no assurances that such defects may not affect its interest in the Joffre Property.

Debentures

Following completion of the Camflo private placement there was approximately $2,000,000 remaining payable under the Paramount Debentures, which amount is due November 15, 2004.  There is also $2,054,000 outstanding under debentures due in March of 2005.  On Closing of the Amalgamation this amount will be a debt of the Company.  While there is confidence that further monies will be raised through debt or equity financings to pay out the Paramount Debentures when they come due, there are no assurances that such monies will be raised.

Need to Manage Growth

In the event the Company's properties commence production, the Company could experience rapid growth in revenues, personnel, complexity of administration and in other areas.  There can be no assurance that the Company will be able to manage the significant strains that future growth may place on the Company's administrative infrastructure, systems, and controls.  If the Company is unable to manage future growth effectively, the Company's business, operating results and financial condition may be materially adversely affected.

Dependence on Key Personnel/Employees

The Company will be dependent on its ability to hire and retain highly skilled and qualified personnel. The Company faces competition for qualified personnel from numerous industry sources, and there can be no assurance that the Company will be able to attract and retain qualified personnel on acceptable terms.  The Company will not have key man insurance on any of its employees. The loss of service of any of its key personnel could have a material adverse effect on the operations or financial condition of the Company.

Conflicts of Interest

In addition to their interest in the Company, the proposed management of the Company currently engages, and intends to engage in the future, in the oil and gas business independently of the Company. As a result, conflicts of interest between the Company and management of the Company might arise.

Risks Relating to the Industry

Oil and Gas Exploration

Exploration for economic reserves of oil and gas is subject to a number of risk factors.  While the rewards to an investor can be substantial if an economically viable discovery is made, few of the properties that are explored are ultimately developed into producing oil and/or gas wells.

Potential Profitability of Oil and Gas Ventures Depends Upon Factors Beyond the Control of the Company

The potential profitability of oil and gas properties is dependent upon many factors beyond the Company's control.  For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments.  Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project.  These changes and events may materially affect the Company's financial performance.

Adverse weather conditions can also hinder drilling operations.  A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well.  In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances.  The marketability of oil and gas which may be acquired or discovered will be affected by numerous factors beyond the Company's control.  These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection.  The extent of these factors cannot be accurately predicted but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

Competitiveness of Oil and Gas Industry

The oil and gas industry is intensely competitive. The Company will compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs.  Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds.  There can be no assurance that the necessary funds can be raised or that any projected work will be completed.

Fluctuating Price and Demand

The marketability of natural resources which may be acquired or discovered by the Company will be affected by numerous factors beyond its control.  These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital to be profitable or viable.

Comprehensive Regulation of Oil and Gas Industry

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment.  Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.  Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received.  No assurance can be given that environmental standards imposed by federal, provincial, or local authorities will not be changed or that any such changes would not have material adverse effects on the Company's activities.  Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on the Company.  Additionally, we may be subject to liability for pollution or other environmental damages which it may elect not to insure against due to prohibitive premium costs and other reasons.

Environmental Regulations

In general, the Company's exploration and production activities will be subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control.  Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation.  Compliance with these laws and regulations has not had a material effect on the Company's operations or financial condition to date.  Specifically, the Company will be subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes.  In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities.  However, such laws and regulations are frequently changed and the Company will be unable to predict the ultimate cost of compliance.  Generally, environmental requirements do not appear to affect the Company any differently or to any greater or lesser extent than other companies in the industry.

The Company believes that its operations will comply, in all material respects, with all applicable environmental regulations.

The Company's operating partners will maintain insurance coverage customary to the industry; however, it is not fully insured against all environmental risks.

Risks Associated with Drilling

Drilling operations generally involve a high degree of risk.  Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labour, and other risks are involved. The Company may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure.  Incurring any such liability may have a material adverse effect on the Company's financial position and operations.

Government Regulation/Administrative Practices

There is no assurance that the laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in Canada or any other jurisdiction, will not be changed, applied or interpreted in a manner which will fundamentally alter the ability of the Company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on the Company.  Any or all of these situations may have a negative impact on its ability to operate and/or become profitable.

Selected Pro Forma Financial Information

The following table sets out certain financial information for Camflo and Spearhead, as well as unaudited pro forma financial information after giving effect to the Amalgamation and certain other adjustments.  The following information should be read in conjunction with the unaudited pro forma financial statements of the Amalgamated Entity set forth in Schedule "I" hereto.

	As at and for the Six Months Ended June 30, 2004
	Camflo	Spearhead	Pro Forma after giving effect to the Amalgamation
Total Assets	3,174,422	6,231,434	23,114,206
Total Liabilities	1,966,678	13,428,313	7,873,991
PNG Sales, net of royalties and production taxes	76,197	498,368	574,565
Total Expenses	396,315	1,895,976	2,072,291
Net Loss	(320,118)	(1,391,990)	(1,492,108)

Description of Securities

On the Effective Date the Amalgamated Entity will be authorized to issue an unlimited number of common shares and an unlimited number of preferred shares.  For details of the rights, privileges, restrictions and conditions attaching to the securities of the Amalgamated Entity, see the Articles of Amalgamation attached as Schedule "D" to this Information Circular.

Share Capital and Consolidated Share and Loan Capital

The following table sets out the share capital of Camflo, Spearhead and the Amalgamated Entity as of July 31, 2004.

Consolidated Capitalization
	Issued and Outstanding Common Shares	Issued and Outstanding Amalco Shares	Percentage of Total
Camflo	26,394,335	19,795,751	40.09%
Spearhead	17,232,105	20,532,105	50.91%
Total	43,626,440	40,327,856(1)	100%

Pro Forma Consolidated Share And Loan Capital
Designation	Authorized	Camflo as at June 30, 2004 prior to giving effect to the Amalgamation (unaudited)	Spearhead as at June 30, 2004 prior to giving effect to the Amalgamation (unaudited)	Pro Forma Amalgamated Entity after giving effect to the Amalgamation (unaudited)
Common Shares	unlimited	$3,684,234 (14,004,062 shares1)	$2,280,535 (17,232,105 shares)	$17,716,705 (40,327,856 shares)
Preferred Shares	unlimited	nil	nil	nil
Convertible Debentures	-	nil	$9,034,000	$4,170,945

1 Subsequent to June 30, 2004 Camflo issued a further 12,390,273 Camflo Shares for proceeds of $6,314,150.  The 12,390,273 Camflo Shares will be exchanged for 9,292,704 Amalco Shares.  As a result there will be 36,952,857 Amalco Shares issued and outstanding upon closing of the Amalgamation.  This reflects the proposed exercise of 3,300,000 share purchase warrants of Spearhead, having an exercise price of $0.30 per share.  See "Information Concerning Spearhead - Termination of Employment" in Schedule B to this Information Circular.

Camflo

There are currently an aggregate of 736,933 Camflo options outstanding (400,000 at an exercise price of $0.50 per share, 230,000 at an exercise price of $0.30 per share and 106,933 at an exercise price of $0.13 per share). Upon completion of the Amalgamation these options will represent the right to acquire an aggregate of 552,700 Amalco Shares (300,000 at an exercise price of $0.67 per Amalco Share, 172,500 at an exercise price of $0.40 per Amalco Share and 80,199 at an exercise price of $0.17 per Amalco Share).

There are currently an aggregate of 8,898,667 Camflo warrants outstanding (2,566,667 at a price of $0.30, 4,000,000 at a price of $0.10, 200,000 at a price of $0.60 and 2,132,000 at a price of $0.45).  Upon completion of the Amalgamation these warrants will represent the right to acquire an aggregate of 6,674,000 Amalco Shares upon exercise of warrants (1,925,000 at a price of $0.40, 3,000,000 at a price of $0.13, 150,000 at a price of $0.80 and 1,599,000 at a price of $0.60).

Spearhead

There are currently an aggregate of 840,000 Spearhead options outstanding (740,000 at an exercise price of $0.26 and 100,000 at an exercise price of $0.36).  Upon completion of the Amalgamation these options will represent the right to acquire an aggregate of 840,000 Amalco Shares (740,000 at an exercise price of $0.26 and 100,000 at an exercise price of $0.36).

Convertible Debentures

There are currently outstanding convertible debentures of Spearhead in the principal amount of $4,170,945 (of which $2,054,000 earns interest at a rate of 10% per annum and $2,116,945 earns interest at a rate of 8% per annum) convertible into 6,516,112 Spearhead Shares (4,233,890 on the basis of one share for every $0.50 of principal outstanding and 2,282,222 on the basis of one share for every $0.90 of principal outstanding).  Upon completion of the Amalgamation these debentures will be debts of the Amalgamated Entity.

Directors and Officers of the Amalgamated Entity

The following individuals are the proposed directors and officers of the Amalgamated Entity:

Name and Municipality of Residence	Proposed Position	Principal Occupation	Number of Camflo Shares or Spearhead Shares Beneficially Held or Over which Control or Discretion is Exercised (% of Total)	Number of Amalco Shares Beneficially Held or Over which Control or Discretion is Exercised (% of Total)
Thomas Doyle[1] Vancouver, BC	Chief Executive Officer and Director	President and Chief Executive Officer of Camflo	1,00,001 (3.8%)	750,001 (2.0%)
Greg Burnett[2] Vancouver, BC	Director	President of a private management consulting firm	733,000 (2.8%)	550,000 (1.4%)
Jack McManus[3] Vancouver, BC	Director	Independent oil and gas consultant	nil	nil
Doug Street[4] Calgary, AB	Director	President and Chief Executive Officer of Spearhead	3,768,500 (21.9%)	3,881,000 (10.5%)
Brian Murray[5] Calgary, AB	Director	Vice-President, Land of Spearhead	1,222,500 (7.08%)	1,222,500 (3.3%)

1 In addition Mr. Doyle holds 230,000 stock options, 150,000 Camflo Shares and 1,000,001 warrants of Camflo. Upon completion of the Amalgamation these options will represent the right to acquire an aggregate of 172,500 Amalco Shares (97,500 at an exercise price of $0.40 per Amalco Share and 75,000 at an exercise price of $0.67 per Amalco Share and the warrants will represent the right to acquire an aggregate of 750,001 Amalco Shares upon exercise of the warrants at a price of $0.40 per warrant share.

2 In addition Mr. Burnett holds 140,100 stock options and 333,333 warrants of Camflo. Upon completion of the Amalgamation these options will represent the right to acquire an aggregate of 105,075 Amalco Shares (30,075 at an exercise price of $0.17 per Amalco Share and 75,000 at an exercise price of $0.67 per Amalco Share) and the warrants will represent the right to acquire an aggregate of 250,000 Amalco Shares upon exercise of the warrants at a price of $0.40 per warrant share.

3 Mr. McManus holds 200,000 stock options of Camflo. Upon completion of the Amalgamation these options will represent the right to acquire an aggregate of 150,000 Amalco Shares (75,000 at an exercise price of $0.40 and 75,000 at an exercise price of $0.67 per Amalco Share).

4 Mr. Street holds 240,000 Spearhead Options.  Upon completion of the Amalgamation these options will represent the right to acquire 240,000 Amalco Shares at an exercise price of $0.25.  Mr. Street also owns 150,000 Camflo Shares.  The 150,000 Camflo Shares will be exchanged for 112,500 Amalco Shares.

5 Mr. Murray holds 250,000 Spearhead Options.  Upon completion of the Amalgamation these options will represent the right to acquire 250,000 Amalco Shares at an exercise price of $0.25.

As of the Closing of the Amalgamation, the directors, officers and promoters of the Amalgamated Entity will own, as a group, directly or indirectly, 6,401,501 Amalco Shares (excluding shares issuable pursuant to the exercise of warrants or incentive stock options), representing 17.3% of the then issued and outstanding Amalco Shares.

Proposed Compensation

The compensation of the directors and officers of the Amalgamated Entity will be determined by the board of directors of the Amalgamated Entity and/or by the compensation committee (if such committee is constituted) subsequent to the completion of the Amalgamation.  It is currently contemplated that the executive compensation program will consist of base salary and stock options. Base salaries are expected to be determined based on competitive levels for companies of comparable size.

Principal Holders of Amalco Shares

The following table lists the shareholders of those persons who will beneficially own, directly or indirectly, exercise control or direction over, or have a combination of direct or indirect beneficial ownership of and control or direction over, 10% or more of the issued and outstanding Amalco Shares following completion of the Amalgamation:

Name[1]	Number of Amalco Shares	Percentage
Douglas Street	3,881,000	10.5%

1 If Paramount were to convert its debenture in the principal amount of $2,116,945, receiving one Amalco Share for every $0.50 of principal outstanding, it would hold 4,233,890 Amalco Shares, being 10.3% of the issued and outstanding Amalco Shares following conversion.

Auditor

The current auditor of Camflo is Amisano Hanson, Chartered Accountants of Vancouver, British Columbia. The current auditor of Spearhead is KPMG LLP. KPMG of Calgary, Alberta, is proposed to be auditor of the Amalgamated Entity upon completion of the Amalgamation.

Management Contracts

Except as set out herein, there are no management functions of the Amalgamated Entity that are to any substantial degree to be performed by a person or company other than the directors or senior officers of the Amalgamated Entity.

Registrar and Transfer Agent

The registrar and transfer agent for each of Camflo and Spearhead is and for the Amalgamated Entity will be Computershare Trust Company of Canada, at its offices in Calgary, Alberta.

Material Contracts

Upon completion of the Amalgamation the Amalgamated Entity will assume all material contracts of Camflo and Spearhead.  See "Schedule A - Information Concerning Camflo" and "Schedule B Information Concerning Spearhead".

Corporate Cease Trade Orders or Bankruptcies

Greg Burnett, currently a director of Camflo who will, upon completion of the Amalgamation, become a director of the Amalgamated Entity was previously a director of Orko Gold Corp. ("Orko").  Orko was the subject of a cease trade order imposed by the British Columbia Securities Commission for failure to file certain financial information.  The cease trade order was imposed on April 3, 2002 and lifted November 5, 2002.

Except for the above, none of those persons who will be directors, officers or promoters of the Amalgamated Entity is, or has been within the past five years, a director, officer or promoter of any other issuer that, while such person was acting in that capacity, was the subject of a cease trade or similar order or an order that denied the issuer access to any statutory exemptions for a period of more than 30 consecutive days, or was declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Penalties or Sanctions

None of the persons who will be directors, officers or promoters of the Amalgamated Entity has, within the ten years prior to the date of this Information Circular, been subject to any penalties or sanctions imposed by a court or securities regulatory authority relating to trading in securities, promotion or management of a publicly traded issuer, or theft or fraud.

Individual Bankruptcies

None of the proposed directors, officers or promoters of the Amalgamated Entity has, within the five years prior to the date of this Information Circular, been declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Conflicts of Interest

Conflicts of interest may arise as a result of the directors, officers and promoters of the Amalgamated Entity also holding positions as directors and/or officers of other companies.  Some of those persons who will be directors and officers of the Amalgamated Entity have been and will continue to be engaged in the identification and evaluation of assets and businesses and companies on their own behalf and on behalf of other companies, and situations may arise where the directors and officers of the Amalgamated Entity will be in direct competition with the Amalgamated Entity.  Conflicts, if any, will be subject to the procedures and remedies provided under the ABCA.

LEGAL PROCEEDINGS

There are no outstanding legal proceedings to which Camflo or Spearhead are a party or to which Amalco will become a party, nor are any such proceedings known to be contemplated.

ADDITIONAL INFORMATION

Additional information relating to each of Camflo and Spearhead is available on SEDAR at www.sedar.com.  Copies of each of Camflo's and Spearhead's audited financial statements and MD&A for the year ended December 31, 2003 may be obtained upon request from the Secretary of Camflo at Suite 1205 - 789 West Pender Street, Vancouver, BC  V6C 1H2 telephone number 604.685.9181 or from the Secretary of Spearhead at Suite 275, 999 - 8 Street S.W., Calgary, Alberta  T2R 1J5 telephone number 403.265.5900.

OTHER MATTERS

The directors of each of Camflo and Spearhead are not aware of other matters that they anticipate will come before the Meeting as of the date of this Information Circular.

EXPERTS

Interests of Experts

The audited financial statements of Camflo for the years ended December, 31, 2003, 2002 and 2001 have been audited by Amisano Hanson, Chartered Accountants.

The audited financial statements of Spearhead for the years ended December 31, 2003, 2002 and 2001 have been audited by KPMG LLP.

Martin Brusset Associates evaluated the petroleum and natural reserves attributable to the properties of Spearhead and Camflo and the reports prepared by them in this regard are incorporated by reference into this Information Circular.

As far as Camflo and Spearhead are aware, as of the date hereof, the partners and associates of Martin Brusset Associates do not beneficially own any outstanding Camflo Shares or Spearhead Shares.

FINANCIAL STATEMENTS

The audited financial statements of Camflo for the years ended December 31, 2003, 2002 and 2001 together with the auditors' report thereon together with the unaudited financial statements for the period ended June 30, 2004 are contained in Schedule "G" to this Information Circular.

The audited financial statements of Spearhead for the years ended December 31, 2003, 2002 and 2001 together with the auditors' report thereon together with the unaudited financial statements for the period ended June 30, 2004 are contained in Schedule "H" to this Information Circular.

Pro forma financial statements as at June 30, 2004 together with the compilation report thereon are contained in Schedule "I" to this Information Circular.

AUDITORS' CONSENT

We have read this Information Circular dated August 23, 2004 relating to the Amalgamation. We have complied with Canadian generally accepted standards for an auditors' involvement with offering documents.

We consent to the use in the Information Circular of our report dated April 23, 2004 to the directors of Camflo on the balance sheets of Camflo as at December 31, 2003 and 2002 and the statements of operation and deficit and cash flows for each of the years in the three year period ended December 31, 2003.  Our report is dated April 23, 2004, except as to Note 13, which is as of August 23, 2004.

AMISANO HANSON
Chartered Accountants

Vancouver, Canada

August 23, 2004

We have read the Information Circular dated August 23, 2004 relating to the Amalgamation. We have complied with Canadian generally accepted standards for an auditors' involvement with offering documents.  We consent to the use in the Information Circular of our report to the directors of Spearhead Resources Inc. on the balance sheets of Spearhead Resources Inc.

We consent to the use in the above-mentioned circular of our report to the directors of Spearhead Resources Inc. on the balance sheets of Spearhead Resources Inc. as at December 31, 2003 and 2002 and the statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 2003.  Our report is dated August 13, 2004.

KPMG LLP

Chartered Accountants

Calgary, Alberta

August 23, 2004

APPROVAL OF DIRECTORS

The contents of this Information Circular have been approved by the Board of Directors of each of Camflo and Spearhead.

SCHEDULE A - INFORMATION CONCERNING CAMFLO

For information concerning Camflo please see the Evaluation of Certain Oil & Gas Reserves prepared by Martin & Brusset Associates dated effective April 1, 2004 and filed June 16, 2004 and the Form 51-101F3 Management and Directors Report On Oil and Gas Disclosure filed July 14, 2004 (collectively the "Reserves Report"), Camflo's Management Information Circular filed May 24, 2004 (the "2004 AGM Circular") and the Annual Report on Form 20-F for the fiscal year ended December 31, 2003 filed on August 16, 2004 (the "Annual Report").  These documents have been filed with the securities commission or similar regulatory authority in British Columbia and Alberta and are incorporated by reference into and form an integral part of this Information Circular.  These documents must be read together with the Information Circular in order to provide the requisite disclosure relating to the business of Camflo.  The documents listed above are not contained within, or attached to this Information Circular, and will be provided by Camflo, upon request without charge from the Secretary of Camflo at Suite 1205 - 789 West Pender Street, Vancouver, BC  V6C 1H2 telephone number 604.685.9181.  These documents are also available through the Internet on SEDAR, which can be accessed at www.sedar.com.

Forward-Looking Statements

Refer to page 3 of Camflo's Annual Report incorporated by reference into the Information Circular.

Corporate Structure

Camflo was originally incorporated in Alberta on March 21, 1997 by registration of its Memorandum and Articles and was registered as an extra-provincial company under the laws of the Province of British Columbia on May 28, 2997.  On July 4, 2001, Camflo continued to the Yukon.  On November 19, 2001, pursuant to a special resolution passed by Shareholders at an annual and special meeting held on September 27, 2001, Camflo consolidated its capital on a one for nine basis and changed its name from Camflo Resources Ltd. to Camflo International Inc.  In order to effect the Amalgamation with Spearhead it was necessary for Camflo to continue back to Alberta.  At its annual general meeting held on June 19, 2004 Camflo sought and received shareholder approval to continue back into Alberta and was continued under the laws of the Province of Alberta effective August 20, 2004.

General Development and Description of the Business of Camflo

Refer to Item 4 on page 14 of Camflo's Annual Report and the Reserves Report incorporated by reference into the Information Circular.

Significant Acquisitions and Significant Dispositions

Pursuant to the Purchase and Sale Agreement Camflo purchased Spearhead's 32% working interest in the Joffre oil and gas property in central Alberta.  Refer to "Special Meeting Business - Acquisition of the Joffre Property" and "Schedule B - Information Concerning Spearhead - Recent Developments" in the Information Circular.

Selected Consolidated Financial Information

For selected financial information derived from the audited financial statements of Camflo for the years ended December 31, 2003, 2002 and 2001 and from the unaudited financial statements of Camflo for the six month period ended June 30, 2004 refer to "Summary - Selected Financial Information of Camflo" in the Information Circular.  This summary should be read in conjunction with the audited financial statements of Camflo attached as Schedule "G" to the Information Circular.

Management's Discussion and Analysis

Forward Looking Statements

Except for historical information, the following Management's Discussion and Analysis ("MD&A") may contain forward looking statements. These statements involve known and unknown risks, uncertainties, and other factor that may cause Camflo's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievement expressed or implied by these forward looking statements.

Business Description

Camflo's principal business activities are the acquisition, exploration and development, production, and marketing of petroleum and natural gas in Alberta. Camflo holds working interests in several prospects throughout Alberta ranging from 3.75% to 68%. Camflo commenced production during the fourth quarter of 2003 from its Prairie River 15-16 gas well in which it holds a 21.5% working interest.  Camflo has a commitment to the exploration and development of several new prospects within its regions of focus in Alberta during the year 2004.

The year 2003 saw a substantial increase in market prices for both oil and natural gas.  The large amount of unbudgeted cash flow accruing to oil and natural gas producers due to these high prices alone has put substantial pressure on industry to find ways to employ this capital.  Strong cash positions of conventional producers and competition for on-line production by Income Trust Funds have together pushed the demand for new drilling prospects to an all time high.  Camflo has been successful in developing new high quality prospects which will be drill-ready in 2004.  It is expected that commodity pricing will continue to be the main factor influencing industry decisions in the near future.

Since January 1, 2004 natural gas prices have exceeded Cdn. $7.00/mcf on several occasions, with similar significant increases in oil prices.  The unexpected high commodity prices have seen the industry with strong balance sheets and greater revenues, however, the other side of the positive turn is that the cost of doing business is rising rapidly, making it more difficult for smaller, less financed companies to participate in the active market.

The resource industry in which Camflo is engaged is, in general, highly competitive. Competitors include well-capitalized resource companies, independent resource companies and other companies having financial and other resources far greater than those of Camflo. Thus, a degree of competition exists between those engaged in the resource industry to acquire the most valuable properties. Due to the competitive pressures currently facing Camflo, it will focus on continuing to develop the projects it already has an interest in, and continue to seek medium risk plays below the target level of income trust funds.

Oil and Gas Interests

Alexander Prospect, Alberta

Camflo has entered into an agreement to acquire a 35% net working interest of petroleum and natural gas rights in four sections of land with potential for multiple oil and gas formations in the Alexander prospect near Edmonton, Alta. The agreement calls for Camflo to pay 70% of the costs of drilling and completion of two re-entry oil wells (known as the 3-7 and 12-7 wells) and two new gas wells for a 70% working interest before payout, subject to a convertible overriding royalty of 15%. After payout to Camflo on these four wells, the convertible overriding royalty will convert to a 35% working interest, leaving Camflo retaining a 35% net working interest. By drilling these wells, Camflo has earned an option to participate in additional wells on these four sections on a straight-up basis (35% of costs for a 35% working interest) as well as an additional three contiguous sections (area of mutual interest) also on a straight-up basis (35% of costs for a 35% working interest). The 12-7 well is currently shut-in pending completion of a production battery and the 3-7 well will be utilized as a water disposal well.

Camflo has a 35% working interest of completed gas well 3A-7 (Belly River shallow gas well). The well is currently shut-in awaiting tie-in to production facilities. Pursuant to its option as disclosed above, Camflo participated as to its 35% net Working Interest ("WI") in the 6- 7-57-1-W5 well that was drilled and cased in anticipation for production of commercial quantities of oil and gas. Camflo also plans to participate for a 30% net WI in a Belly River well, 5-8-57-1-W5, that is expected to be drilled this fall.

Snipe Lake Project, Alberta

Camflo has acquired a 10% working interest of petroleum and natural gas rights in four sections of land north of Swan Hills, Alberta. The 10% working interest is based on paying 10% of the costs of drilling, completion and pipeline tie -in of a test well, known as the 3-28 well, before payout subject to a convertible overriding royalty of 15%. After payout, the convertible overriding royalty will convert to a 5% working interest one section of land. By drilling this well, Camflo earns an option to participate in further exploration in an additional three contiguous sections at the same terms and conditions. The 3-28 test well was completed during the year and has been flow tested (with I.P. rates of 4 mmcf/d). A pipeline for this well is expected to be built in 2004.

Camflo, with its partners, also drilled a 2,800-metre well to test the Slave Point formation at 9-29-69-17W5. The well did not find commercial quantities of hydrocarbon and was subsequently abandoned.  By participating in the 3-28 and the 9-29 wells, Camflo has now earned a 5-per-cent working interest and all rights in four sections of land in the area.  Also, as a result of grouping an adjacent license with the 3-28 well, Camflo and its partners earned an aggregate 75 per cent (net 3.75% to Camflo) interest in seven additional sections of land.

Camflo acquired a 6.5% interest in three additional sections of mineral rights in the Snipe Lake project area in Crown land sales. In addition, during the period, Camflo acquired a 20% interest in seven additional sections of mineral rights in the Snipe Lake area at a Crown Land sale. This additional land adjoins the company's existing Snipe Lake holdings.  Additional seismic was recently shot and processed which has identified four more drillable prospects on Camflo's property.  Camflo now has varying interests from 3.75% to 20% in a total of 21 sections of petroleum and natural gas leases on this project.

Rainbow Lake Project - Black Creek, Northern Alberta

Camflo has entered into an agreement to acquire a 68% working interest in three sections of land in the Rainbow area of Alberta near Black Creek. The agreement calls for Camflo to pay 68% of the costs of drilling and completion of a well to test the Keg River reef as defined by 3-D seismic. Camflo will have a 68% working interest before payout, reverting to a 34% working interest after payout, in the petroleum and natural gas rights.

In addition, Camflo has the right to participate, by way of an option, on three sections of adjoining lands with a similar anomaly. Camflo and its partners have drilled and cased the well, 3-18-110-09-W6, at Rainbow Lake. The service rig started its test on this multi-zone well, but due to warm weather and earlier than usual breakup, the test was suspended and will resume as soon as conditions allow. The Muskeg and Jean Marie formations will be tested for potential oil production and the Sulphur Point formation will be tested for the potential of natural gas production. On a successful completion, this well has set up two more drillable locations.

Prairie River Prospect, Alberta

Camflo entered into an agreement to acquire a 21.5% net working interest in a gas well re -completion, known as the 15-16 well, in one section of land in the Prairie River area of Alberta. The agreement calls for Camflo to pay 35% of the costs, approximately $56,420, of re -completion for a 21.5% working interest of petroleum and natural gas rights. In addition, Camflo took an option on three sections of adjoining lands by paying 40% of a subsequent seismic program and drilling an additional well at 100% working interest before payout and 49.5% working interest after payout at Camflo's election.

On October 15, the 15-16 well was placed in production at Prairie River. The well came on stream at an initial rate of approximately 800,000 cubic feet of gas per day with the rate declining slightly since commencement of production. Camflo has 21.5% net working interest in this well.

Camflo and its partners have shot and reviewed seismic off-setting its 15-16 well. The seismic identified an offset location to this well at 16-17-69-16 W5. The new location has been built and the well is expected to be drilled during the fall as there was not sufficient time prior to breakup. Camflo renegotiated its previous option agreement and has agreed to participate as to a 51.25% working interest before payout reverting to a 31% working interest after payout in the new well and will have earned this interest in the three sections of petroleum & natural gas leases originally optioned. With facilities in place the 16-17 well, if successful, could be placed on production immediately.

Goose River Prospect, Alberta

Camflo entered into an agreement to acquire a 30% working interest in four sections of petroleum and natural gas leases in the Goose River area of Alberta. The agreement calls for Camflo to pay 30% of the cost of drilling and completing a test well which has been technically defined by seismic data. Camflo will have a 30% working interest before payout, reverting to an 18% working interest after payout in the test well and will earn an 18% net working interest in all four sections of land. This multi-zone test well, at 6-3- 69-17-W5, has been drilled and cased in expectation for production of commercial quantities of oil and gas. In addition, Camflo has the right to participate on the same terms, by way of an option, on eight sections of adjoining lands with similar geological objectives. These twelve sections of land are contiguous to Camflo's acreage in the Snipe Lake and Prairie River areas in Northern Alberta.

Camflo acquired an additional 8% working interest in the Goose River test well as a result of a partner not participating in this well. All remaining partners picked up their proportionate working interests. The additional interest has a 500% penalty payment associated against the non participating party. Once 500% of the total costs of this operation have been recovered the non-participating party could reacquire the 8% working interest from Camflo.

Results of Operations

Camflo reported revenues from its oil and gas investments of $111,157 and a gross profit of $11,991 for the six months ended June 30, 2004. Camflo commenced production during the fourth quarter of 2003 and therefore there are no comparative revenue figures to report for the six months ended June 30, 2003.

Camflo reported a net loss for the six months ended June 30, 2004 of $320,118 compared to a net loss of $123,782 in the corresponding period in 2003.  The increase in the loss is due to an increase in exploration, development and financing activities. Specifically, the increased expenses relate to consulting, management and professional fees as well as investor/shareholder information and travelling expenses.  The increase in management and consulting fees is a result of the increased activities and growth of Camflo.  At this time, Camflo has no employees nor in-house support staff.  The day to day operations and over sight of the affairs of the Company, including the oil and gas interests, are provided by three directors of Camflo (See Related Party Transactions).  In addition, Camflo from time to time retains the services of other directors and pays a consulting fee for such services. Investor relations and shareholder communications expenses have increased as a result of the increased financings.   Camflo has taken a more aggressive approach to investor awareness during financing periods to assist in completing the financings.  The travel and accommodation expense relates to out of town meetings for the acquisition and investigation of oil and gas interests.

Camflo capitalized $1,684,943 in resource property expenditures (less $36,511 for depletion of its producing properties) during the period ending June 30, 2004. Resource property expenditures consisted of the acquisition of a 20% interest in seven additional sections of mineral rights in the Snipe Lake area; drilling on the Alexander, Black Creek, Goose River and Rainbow Prospects; and land lease payments.

Convertible debentures outstanding deceased in the period due to the conversion in the previous quarter of the remaining balance of $360,000 in debentures.  The amount reported on the balance sheet at June 30, 2004 of $139,497 under Convertible Debentures Payable represents accrued interest on the debentures that has not yet been paid or converted.

Camflo issued 7,374,000 common shares in the period increasing the number of common shares outstanding in Camflo from 6,630,066 at December 31, 2003 to 14,004,066 at June 30, 2004 resulting in share capital increasing from $2,002,491 to $3,684,234 at June 30, 2004.  The significant share issuance during the period was 3,600,000 common shares issued on conversion of the debentures as discussed above. Camflo also issued 2,600,000 common shares for gross proceeds of $1,190,000 in connection with private placements and 1,168,000 common shares for proceeds of $200,600 on the exercise of warrants.

Selected Annual Information

The following are highlights of financial data on Camflo for the most recently completed three financial years:

	Dec. 31, 2003	Dec. 31, 2002	Dec. 31, 2001
Loss before extraordinary items	$356,083	$269,021	$207,184
Net Loss	$611,792	$269,021	$412,184
Loss Per Share	$0.14	$0.12	$0.37
Total Assets	$1,444,384	$376,701	$93,275
Total Liabilities	$1,429,865	$783,865	$475,366
Working Capital Deficiency	($539,578)	$95,028	($142,570)

Revenues up to December 31, 2003 were $51,805 and the gross loss was $7,350 for the twelve months to December 31, 2003.  This compares to no revenues reported in the previous fiscal years as there were no active production situations during the periods.

Administrative and corporate expenses for the year ended December 31, 2003 were $348,733 compared to expenses in the preceding year of $269,021.  The increase in expenses for the year of 29% is a result of increased corporate activity, acquisitions, and additional management and consulting expenses to oversee the expanded operations of Camflo during the year.  Office rent increased from $4,800 to $16,762 due to a move to larger premises to accommodate the expanded operations of Camflo.  Travel expenses increased from $16,024 to $23,576 due to due diligence required on proposed acquisitions and the requirements of overseeing the various oil and gas projects in Alberta.  In all other respects the administrative and corporate expenses of Camflo remained materially consistent with the preceding year.

The net loss for the year ended December 31, 2003 was $611,792, or $0.14 per share, compared to $269,021 for the year ended December 31, 2002, or 0.12 per share. The significant increase in net loss during the period was due to a number of factors including a write-off of an abandoned property of $217,778, increased interest charges on Camflo's outstanding debts, and increased corporate activity as described above.

Summary of Quarterly Results

	2004		2003				2002
Period ended	June 30 Q2	Mar. 31 Q1	Mar. 31 Q1	Jun. 30 Q2	Sep. 30 Q3	Dec. 31 Q4	Sep. 30 Q3	Dec. 31 Q4
Total Revenue	$51,222	$59,934	-	-	-	-	-	-
Income (loss) before extraordinary items	($156,474)	($100,444)	($32,592)	($88,893)	($97,466)	($384,405)	($66,812)	N/A
Basic per Share	($0.01)	($0.01)	($0.01)	($0.02)	($0.01)	($0.058)	($0.03)	N/A
Diluted Per Share	($0.01)	($0.01)	($0.01)	($0.02)	($0.01)	($0.058)	($0.03)	N/A
Net Income (loss)	($188,074)	($132,044)	($32,592)	($88,893)	($97,466)	($384,405)	($66,812)	N/A
Basic per Share	($0.01)	($0.01)	($0.01)	($0.02)	($0.01)	($0.058)	($0.03)	N/A
Diluted per Share	($0.01)	($0.01)	($0.01)	($0.02)	($0.01)	($0.058)	($0.03)	N/A

Revenue for the quarter ended June 30, 2004 was relatively consistent with the previous quarter. The net loss was $188,074 for the quarter, somewhat higher than the net loss of $132,044 reported in the prior quarter, due to a significant increase in general and administrative expenses in the quarter. The fluctuation in administrative expenses is dependent on a number of factors including the level of operating and financing activity Camflo undertakes from quarter to quarter. The increased expenses were professional fees, travel, and shareholder communications.  The increase in these expenses is a direct result of the planned amalgamation with Spearhead. (See Subsequent Events) and an increase in financing activities (see Results of Operations).

The net loss during the current quarter was greater than the previous quarter despite costs being reported in the prior quarter for Stock Based Compensation relating to stock option grants and Amortization of Deferred Charges relating to the conversion of the convertible debentures. These two events resulted in charges to operations in the preceding quarter of $31,600 and $26,188 respectively.

Related Party Transactions

During the quarter, Camflo incurred approximately $46,000 of charges by directors or companies with common directors for management, consulting and professional fees. Under agreements with its management and consultants, Camflo pays monthly management and consulting fees of $14,000 to related parties.

Liquidity and Capital Resources

During the fourth quarter of 2003, Camflo commenced oil and gas production in Alberta and realized operating revenues from these activities. Camflo anticipates an increase of revenues as Camflo places in production several resource properties drilled during the last fifteen months. Historically, Camflo has raised funds through equity financing and the exercise of options and warrants to fund its operations and it continues to rely upon these sources of capital to finance its operations.

The market price of natural resources is highly speculative and volatile. Instability in prices may affect the interest in resource properties and the development of and production from such properties. This may adversely affect Camflo's revenues as well as its ability to raise capital to acquire and explore resource properties.

At June 30, 2004 Camflo had a working capital deficiency of $1,653,311.  Subsequent to the period, Camflo issued 9,000,000 common shares at a price of $0.50 per share and 3,185,273 tax-flow through common shares at a price of $0.55 per share for total gross proceeds of $6,251,900.  Also, see Subsequent Events below.

Off-Balance Sheet Arrangements

See Subsequent Events below.

Critical Accounting Estimates

See Note 2 to the December 31, 2003 year end audited financial statements for Camflo's significant accounting policies.

Changes in Accounting Policies

In January 2004, Camflo adopted the amended CICA Handbook Section 3870 – "Stock-based Compensation and Other Stock-based Payments".  This change in accounting policy has been applied retroactively with no restatement of prior periods presented.  Under the new method, compensation costs attributable to share options granted to employees or directors is measured at fair value at the grant date, and expensed over the expected exercise period with a corresponding increase to contributed surplus.  Previously, Camflo accounted for stock-based compensation using the settlement method and no compensation costs were recorded in the financial statements for stock options granted as the options had no intrinsic value at the date of grant.  As a result of the change in accounting policy, the December 31, 2003 comparative figures on the Balance Sheet have increased accumulated deficit by $55,513 and contributed surplus increased by $55,513.

Financial Instruments

Camflo's financial instruments consist of cash, accounts payable and accrued liabilities, loans payable, promissory notes payable, convertible debentures payable, and amounts owing to related parties. Terms of the financial instruments are fully disclosed in Camflo's financial statements. It is management's opinion that Camflo is not exposed to significant interest, currency, or credit risks arising from its financial instruments and that their fair values approximate their carrying values unless otherwise noted.

Disclosure for Venture Issuers without Significant Revenue

Camflo commenced generating revenue in the fourth quarter of 2003 and has not had significant revenues in either of its last two financial years. The following table is a breakdown of the material components listed for the two most recently completed financial years and for the six month period ended June 31, 2004:

	Period Ended June 30, 2004	Year Ended Dec. 31, 2003	Year Ended Dec. 31, 2002
Capitalized exploration and development costs	$1,810,443	$1,411,920	$216,247
Expensed research & development costs	Nil	Nil	Nil
Deferred development costs	Nil	Nil	Nil
General & Administration costs	$300,509	$348,733	$269,021
Material costs, whether capitalized, deferred or expensed, not referred to in above	$31,600	$255,709	$45,943

Subsequent Events

Subsequent to June 30, 2004, Camflo issued 9,000,000 common shares at a price of $0.50 per share and 3,185,273 tax flow through common shares at a price of $0.55 per share for total gross proceed of $6,251,900.  Dominick & Dominick Securities Inc. received a cash commission of $437,633 (equal to 7% of the proceeds of the private placement) and broker warrants to acquire up to 1,218,527 common shares at a price of $0.50 per share for an 18 month period.

Subsequent to June 30, 2004, Camflo purchased a 32% working interest on the Joffre oil and gas property in central Alberta from Spearhead. Under the Purchase and Sale Agreement Camflo paid a purchase price of $3,500,000 for the property and provided a further $1,500,000 to Spearhead on account of outstanding joint venture obligations and approved AFE's. In conjunction with the acquisition, Camflo also entered into an Amalgamation Agreement with Spearhead under which Camflo and Spearhead have agreed to amalgamate on basis that Camflo Shareholders would receive three (3) Amalco Shares for every four (4) Camflo Shares held and Spearhead Shareholders will receive one (1) Amalco Share for every one (1) Spearhead Share.

Dividends

Since incorporation Camflo has not paid any dividends on the Camflo Shares.  Any decision to pay dividends on the Camflo Shares in the future will be dependent upon the financial requirements of Camflo to finance future growth, the financial condition of Camflo and other factors which the board of directors of Camflo may consider appropriate in the circumstances.

Capital Structure

Camflo is authorized to issue an unlimited number of Camflo Shares, of which 26,294,335 are outstanding as of the date of this Information Circular. The Camflo shares have the following rights, privileges, restrictions and conditions:

(i)

the right to one vote at all meetings of shareholders of Camflo, except meetings at which only holders of a specified class of shares are entitled to vote;

(ii)

subject to the prior rights and privileges attaching to any other class of shares of Camflo, the right to receive any dividend declared by Camflo; and

(iii)

subject to the prior rights and privileges attaching to any other class of shares of Camflo, the right to receive the remaining property and assets of Camflo upon dissolution.

Share Capital and Consolidated Share and Loan Capital

The following table sets out the share capital of Camflo as of December 31, 2003, June 30, 2004 and as of July 31, 2004 both before and after giving effect to the Amalgamation.

Capital	Authorized	As at December 31, 2003 (audited)	June 30, 2004 (unaudited)	July 31, 2004 before giving effect to the Amalgamation (unaudited)	July 31, 2004 after giving effect to the Amalgamation (unaudited)
Common	Unlimited	$2,002,491 (6,630,062 Camflo Shares)	$3,684,234 (14,004,062 Camflo Shares)	$9,503,863 (26,394,335 Camflo Shares)	$9,503,863 (19,795,751 Camflo Shares)

There are currently an aggregate of 736,933 Camflo options outstanding (400,000 at an exercise price of $0.50 per share, 230,000 at an exercise price of $0.30 per share and 106,933 at an exercise price of $0.13 per share). Upon completion of the Amalgamation these options will represent the right to acquire an aggregate of 552,700 Amalco Shares (300,000 at an exercise price of $0.67 per Amalco Share, 172,500 at an exercise price of $0.40 per Amalco Share and 80,199 at an exercise price of $0.17 per Amalco Share).

There are currently an aggregate of 8,898,667 Camflo warrants outstanding (2,566,667 at a price of $0.30, 4,000,000 at a price of $0.10, 200,000 at a price of $0.60 and 2,132,000 at a price of $0.45).  Upon completion of the Amalgamation these warrants will represent the right to acquire an aggregate of 6,674,000 Amalco Shares upon exercise of warrants (1,925,000 at a price of $0.40, 3,000,000 at a price of $0.13, 150,000 at a price of $0.80 and 1,599,000 at a price of $0.60).

Options to Purchase Securities

Refer to pages 4 and 5 of Camflo's 2004 AGM Circular incorporated by reference into this Information Circular.

Market For Securities

Refer to Item 9 on page 37 of Camflo's Annual Report incorporated by reference into this Information Circular.

Period	Volume	High	Low	Close
2004 June 1 - 30	172,166	$0.55	$0.40	$0.42
July 1 - 31	173,355	$0.45	$0.39	$0.40
August 1 - 23	166,012	$0.43	$0.28	$0.36

Prior Sales

The following table sets out the number of and price at which securities of Camflo have been sold in the past 12 months prior to the date of this Information Circular:

Prior Sales of Camflo Shares	Number of Issued Securities	Price per Security	Total Consideration
Private placement October 2003	1,666,667 Camflo Shares	$0.30	$500,000.10
Conversion of debenture November 2003	400,000 Camflo Shares	N/A	N/A
Private placement January 2004	400,000 units (consisting of 1 Camflo Share and 1 warrant @ $0.60)	$0.50	$200,000
Finders' Fee for January 2004 private placement	6,000 Camflo Shares	N/A	N/A
Private placement January 2004	2,200,000 units (consisting of 1 Camflo Share and 1 warrant @ $0.45)	$0.45	$990,000
Conversion of debenture January 2004	3,600,000 Camflo Shares	N/A	N/A
Warrant exercises April 2004	1,000,000 Camflo Shares 100,000 Camflo Shares 68,000 Camflo Shares	$0.14 $0.30 $0.45	$140,000 $30,000 $30,600
Private Placement July 2004	9,000,000 Camflo Shares 3,185,273 flow through shares	$0.50 $0.55	$4,500,000 $1,751,900.15
Warrant exercises July 2004	200,000 Camflo Shares 5,000 Camflo Shares	$0.30 $0.45	$60,000 $2,250

Escrowed Securities

To the knowledge of the directors and officers of Camflo, as of the date of this Information Circular no securities of Camflo are held in escrow.

Principal Shareholders

To the knowledge of the directors and senior officers of Camflo, only the following persons or corporations beneficially own, directly or indirectly or exercise control or direction over, Camflo Shares carrying more than 10% of the voting rights attached to all outstanding Camflo Shares:

Shareholder Name	Number of Shares Held	Percentage of Issued Shares
Front Street FT 2004-1 LP Toronto, Ontario	2,727,273	10%

Directors and Officers of Camflo

Refer to Item 6 on page 27 of Camflo's Annual Report incorporated by reference into this Information Circular.

Conflicts of Interest

Conflicts of interest may arise as a result of the directors, officers and promoters of Camflo also holding positions as directors and/or officers of other companies.  Some of these individuals are and will continue to be engaged in the identification and evaluation of assets and businesses and companies on their own behalf and on behalf of other companies, and situations may arise where the directors and officers of Camflo will be in direct competition with Camflo.  Conflicts, if any, will be subject to the procedures and remedies provided under the ABCA.

Executive Compensation

During Camflo's financial year ended December 31, 2003 the aggregate direct remuneration paid or payable to Camflo's executive officers by Camflo was $125,020.

"Named Executive Officer" means each Chief Executive Officer and each Chief Financial Officer who served during the most recently completed fiscal year and each of the three most highly compensated executive officers, other than each Chief Executive Officer and Chief Financial Officer, who were serving as executive officers at the end of the most recently completed fiscal year and whose total salary and bonus exceeds $150.000.

Thomas Doyle, Camflo's President and Chief Executive Officer and Alan Crawford, Camflo's Chief Financial Officer are the "Named Executive Officers" of Camflo for the purposes of the following disclosure.  The compensation paid to the Named Executive Officers during Camflo's three most recently completed financial years is as set out below:

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Securities Under Options/ SARs Granted (#)	Shares or Units Subject to Resale Restrictions ($)	LTIP Payouts ($)	All Other Compensa-tion ($)
Thomas Doyle President and Chief Executive Officer	2003 2002 2001	42,000[1] N/A N/A	- - -	- - -	130,000 Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Alan Crawford Chief Financial Officer	2003 2002 2001	60,000[2] 60,000 60,000	- - -	- - -	66,833 66,833 Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

Notes:

(1)

Mr. Doyle was appointed in June 2003.

(2)

Mr. Crawford served as Chief Executive Officer and Chief Financial Officer for the period January through May 2003.

Long-Term Incentive Plans Awards

Long term incentive plan awards ("LTIP") means "a plan providing compensation intended to motivate performance over a period greater than one financial year.  LTIP's do not include option or stock appreciation rights plans or plans for compensation through shares or units that are subject to restrictions on resale.  Camflo did not award any LTIPs to any Named Executive Officer during the most recently completed financial year.

Share Options

Stock appreciation rights ("SARs") means a right, granted by Camflo or any of its subsidiaries as compensation for services rendered or in connection with office or employment, to receive a payment of cash or an issue or transfer of Shares based wholly or in part on changes in the trading price of Camflo's Shares.  No SARs were granted to, or exercised by, any Named Executive Officer or any directors during the most recently completed financial year.

The share options granted to the Named Executive Officers during the financial year ended December 31, 2003 were as follows:

Name	Securities Under Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Financial Year	Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options/SARs on the Date of Grant ($/Security)	Expiration Date
Thomas Doyle	130,000[1]	56.5%	$0.30	Nil	Sept 8/08

1 Upon completion of the Amalgamation these options will represent the right to acquire an aggregate of 97,500 Amalco Shares at an exercise price of $0.40 per Amalco Share.

There were no option exercises by the Named Executive Officers during the most recently completed financial year.

Termination of Employment, Change in Responsibilities and Employment Contracts

There is no employment contract between Camflo and any Named Executive Officer.

There are no compensatory plan(s) or arrangement(s), with respect to the Named Executive Officer resulting from the resignation, retirement or any other termination of employment of the officer's employment or from a change of the Named Executive Officer's Responsibilities following a change in control.

Compensation of Directors

There are no arrangements under which directors were compensated by Camflo and its subsidiaries during the most recently completed financial year for their services in their capacity as directors. Camflo.  However, during the most recently completed financial year, Mr. Burnett, a director of Camflo accrued fees of $21,000 for consulting services. These monies have yet to be paid to Mr. Burnett.  Mr. McManus, a director of Camflo was paid a fee of $2,020 for consulting services during the most recently completed financial year.

Incentive stock options have been granted to directors other than the Named Executive Officers and other insiders of Camflo as follows:

Name of Optionee	Number of Shares	Exercise Price Per Share	Date of Grant	Expiry Date
Jack McManus	100,000[1]	$0.30	September 3, 2003	September 3, 2008
Greg Burnett	40,100[2]	$0.13	February 18, 2002	February 18, 2007

1 Upon completion of the Amalgamation these Camflo Options will represent the right to acquire an aggregate of 75,000 Amalco Shares at an exercise price of $0.40 per Amalco Share.  Subsequent to the most recently completed financial year Mr. McManus was granted 100,000 Camflo Options at an exercise price of $0.50 expiring February 23, 2009.

2 Upon completion of the Amalgamation these Camflo Options will represent the right to acquire an aggregate of 30,075 Amalco Shares at an exercise price of $0.17 per Amalco Share.  Subsequent to the most recently completed financial year Mr. Burnett was granted 100,000 Camflo Options at an exercise price of $0.50 expiring February 23, 2009.

Securities Authorized For Issuance Under Equity Compensation Plans

Camflo has no compensation plans under which equity securities are authorized for issuance.

Indebtedness of Directors and Executive Officers

No directors, proposed nominees for election as directors, executive officers or their respective associates or affiliates, or other management of Camflo were indebted to Camflo as of the end most recently completed financial year or as at the date hereof.

Interest of Informed Persons in Material Transactions

An informed person is one who generally speaking is a director or executive officer or a 10% shareholder of Camflo.  To the knowledge of management of Camflo, no informed person or nominee for election as a director of Camflo had any interest in any material transaction during the year ended December 31, 2003, or has any interest in any material transaction in the current year other than as set out herein.

Interest of Certain Persons in Matters to be Acted Upon

None of the directors or executive officers of Camflo, nor any person who has held such a position since the beginning of the last completed financial year end of Camflo, nor any proposed nominee for election as a director of Camflo, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting other than the election of directors, the appointment of auditors and as set out herein.

Management Contracts

Except as set out herein, there are no management functions of Camflo which are to any substantial degree performed by a person or company other than the directors or senior officers of Camflo.

Risk Factors

Refer to Item 3 on page 5 of Camflo's Annual Report incorporated by reference into this Information Circular.

Legal Proceedings

To the knowledge of management, there are no material pending legal proceedings to which Camflo, is or is likely to be a party that are material to the business and affairs of Camflo, nor are any such proceedings known to Camflo to be contemplated.

Interest of Management & Others in Material Transactions

Other than disclosed below or elsewhere herein, no director or officer or principal shareholder, or any associate or affiliate of the foregoing, has or has had, any material interest, direct or indirect, in any transaction within the three years prior hereto or in any proposed transaction, which, in either case, has materially affected or will materially affect Camflo.

Auditors and Transfer Agent

The auditor for Camflo is Amisano Hanson, Chartered Accountants, of Vancouver, BC. The transfer agent for Camflo is Computershare, of Vancouver, BC.

Material Contracts

Except for contracts entered into in the ordinary course of business of Camflo, the only material contracts entered into by Camflo in the two years immediately prior to the date hereof, which can reasonably be regarded as material to Camflo are the following:

1.

Purchase and Sale Agreement dated July 7, 2004 between Camflo and Spearhead respecting the purchase of Spearhead's interest in the Joffre Property.  Refer to "Special Meeting Business - Acquisition of Joffre Property";

2.

Amalgamation Agreement dated July 7, 2004, as amended, between Camflo and Spearhead.  Refer to "Special Meeting Business - Amalgamation"; and

3.

Agency Agreement dated July 16, 2004 between Camflo and Dominick & Dominick Securities Inc. providing for the private placement of 9,000,000 Camflo Shares and a further 3,185,273 Camflo "flow through" shares.  Refer to "Special Meeting Business - Financing."

SCHEDULE B- INFORMATION CONCERNING SPEARHEAD

Abbreviations And Conversions

Abbreviations

The following are abbreviations of technical terms used throughout this Schedule "B":

"ARTC" means Alberta Royalty Tax Credit;

"bbl" means barrel and "bbls" means barrels;

"bbl/d" or "bopd" means barrels of oil produced per day;

"bcf" means billion cubic feet of natural gas;

"boe" means barrels of oil equivalent, with natural gas converted at 6 mcf of natural gas to one bbl of oil and NGLs converted at one bbl of NGLs to one bbl of oil, unless otherwise stated;

"boed" or "boe/d" means barrels of oil equivalent production per day;

"mbbls" means 1,000 barrels of oil;

"mboe" means 1,000 barrels of oil equivalent;

"mcf" means 1,000 cubic feet of natural gas;

"mcf/d" or "mcfd" means 1,000 cubic feet of natural gas per day;

"mmcf" means 1,000,000 cubic feet of natural gas;

"mmcf/d" means 1,000,000 cubic feet of natural gas per day;

"mmboe" means 1,000,000 barrels of oil equivalent;

"mstb" means 1,000 stock tank barrels of oil;

"NGLs" means natural gas liquids; and

"WTI" means West Texas Intermediate.

Conversions

The following table sets forth certain standard conversions between Standard Imperial Units and the International System of Units (or metric units).

TO CONVERT FROM	TO	MULTIPLY BY
Mcf	Cubic metres	28.174
Cubic metres of gas	Cubic feet	35.494
Bbls	Cubic metres	0.159
Cubic metres of oil	Bbls	6.289
Feet	Metres	0.305
Metres	Feet	3.281
Miles	Kilometres	1.609
Kilometres	Miles	0.621
Acres	Hectares	0.405
Hectares	Acres	2.471

Forward Looking and Other Cautionary Statements

Certain statements contained in this Schedule "B" constitute forward-looking statements.  These statements relate to future events or Spearhead's future performance.  All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as "seek", "anticipate", "plan", "continue", "estimate", "expect, "may", "will", "project", "predict", "potential", "targeting", "intend", "could", "might", "should", "believe" and similar expressions.  These statements involve, and are based on, known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements.  Spearhead believes that the expectations reflected in those forward looking statements are reasonable but no assurance can be given that these expectations will prove to be correct and such forward-looking statements should not be unduly relied upon.  These statements speak only as of the date hereof.  Spearhead does not intend, and does not assume any obligation, to update these forward-looking statements.

In particular, this disclosure includes forward-looking statements pertaining to the following:

•

the quantity of reserves and the net present value of cash flows therefrom;

•

oil and natural gas production levels;

•

capital expenditure programs;

•

projections of market prices and costs;

•

supply and demand for oil and natural gas;

•

expectations regarding Spearhead's ability to raise capital and to continually add to reserves through acquisitions and development; and

•

treatment under governmental regulatory and taxation regimes.

Spearhead's actual results could differ materially from those anticipated in the forward-looking statements contained herein as a result of the risk factors set forth below and elsewhere herein:

•

volatility in market prices for oil and natural gas;

•

liabilities and risks inherent in oil and natural gas operations;

•

uncertainties associated with estimating reserves;

•

competition for, among other things, capital, acquisitions of reserves, undeveloped lands and skilled personnel;

•

the uncertainty of estimates and projections relating to production, costs and expenses;

•

the uncertainty of political and environmental factors;

•

operational risks in development, exploration and production;

•

potential delays or changes in plans with respect to exploration and development projects and capital expenditures;

•

exchange rate fluctuations;

•

incorrect assessments of the value of acquisitions; and

•

geological, technical, drilling and processing problems.

Also see "Risk Factors".

Information provided in this Schedule is provided as of August 23, 2004 unless otherwise indicated.

The information with respect to net present values of future net revenues from reserves presented throughout this Schedule, whether calculated without discount or using a discount rate, are estimated values and do not represent fair market value.  It should not be assumed that the net present values of future net revenues from reserves presented in the tables contained in this Schedule are representative of the fair market value of the reserves.  There is no assurance that the price and cost assumptions will be attained and variances could be material.

SPEARHEAD RESOURCES INC.
275, 999 – 8th Street SW
Calgary, Alberta T2R 1J54

Corporate Structure

Name and Incorporation

Spearhead Resources Inc. ("Spearhead" or the "Corporation") was incorporated as 696406 Alberta Inc. under the Business Corporations Act (Alberta) (the "ABCA") on May 24, 1996.  The Articles of Spearhead were amended pursuant to the ABCA effective July 22, 1996 to remove the private company restrictions and change its name to Spearhead Resources Inc.  The Corporation extra-provincially registered under the Business Corporations Act (Saskatchewan) on July 31, 2000.  Spearhead is listed on the TSX Venture Exchange (the "TSXV") and trades under the symbol SHD.

The head office of Spearhead is located at 275, 999 – 8th Street SW, Calgary, Alberta, T2R 1J5. The registered office of Spearhead is located at 1200, 700 – 2nd Street SW, Calgary, Alberta, T2P 4V5.  Spearhead is a publicly traded energy company engaged in the exploration, development and production of crude oil and natural gas in Alberta and Saskatchewan.  Spearhead employs or retains seven individuals at its head office in Calgary, Alberta.

Intercorporate Relationships

The Corporation has no subsidiaries.

General Development And Description Of The Business of Spearhead

General

The principal business of the corporation is the acquisition, development, and exploration or, production and marketing of petroleum and natural gas reserves in Alberta and Saskatchewan.

In 2001, Spearhead completed a number of private placements raising total gross proceeds of approximately $8 million, the most significant being two separate convertible debenture private placements.  In August of 2001, Spearhead received $2.054 million pursuant to the private placement of eleven convertible debentures maturing on April of 2004, with an interest rate of 10% per annum, convertible at a rate of one share for every $0.30 in year one, $0.60 in year two and $0.90 in year three.  On June 2, 2004, Spearhead received the approval of the TSXV to the extension of the maturity date to March 12, 2005.  In December of 2001, Spearhead received $5 million pursuant to a private placement of a secured convertible debenture, with an interest rate of 8% per annum, issued to one placee, being Paramount Resources Ltd. ("Paramount").  The $5 million debenture originally had a conversion rate of one share for every $0.60 of principal and matured on December 1, 2003, but has since been amended to reduce the conversion rate to one share for every $0.50 of principal and to extend the maturity date to November 15, 2004, as set out below.

In 2002, there were two private placements conducted raising total gross proceeds of approximately $0.5 million.

In 2003 and the first part of 2004, Spearhead raised $1.98 million through two secured convertible debenture private placements to Paramount, each debenture bearing interest at a rate of 10% per annum.  In addition to the $990,000 debenture issued in September of 2003, Paramount also received 3,300,000 warrants exercisable at $0.30 per share until September 16, 2004.  The maturity dates were amended to June 1, 2004 and have since been paid in full.

Recent Developments

Pursuant to an agreement of purchase and sale dated effective July 7, 2004 (the "Purchase and Sale Agreement") between Spearhead and Camflo International Inc. ("Camflo"), Spearhead sold to Camflo its 32% working interest in the Joffre oil and gas property, located in central Alberta.  The purchase price payable by Camflo was $3.5 million.  Together with an advance of $1.5 million from Camflo in connection with certain joint venture obligations and AFE's, Spearhead paid $5 million to Paramount in order to discharge certain outstanding convertible debentures and the interest accrued thereon.  In connection therewith, Spearhead and Paramount entered into a debenture amending agreement dated effective June 1, 2004 (the "Amending Agreement") to reflect the reduced amount owing under the $5 million debenture (following the above referenced payments), the reduced conversion rate and the extended maturity date of November 15, 2004.  In addition, the Corporation and Camflo entered into an amalgamation agreement dated effective July 7, 2004 (the "Amalgamation Agreement") providing for the amalgamation of the companies (the "Amalgamation") to create a new company ("Amalco") subject to all necessary regulatory and shareholder approvals.  These transactions closed on July 16, 2004.  Pursuant to the Amalgamation Agreement, shareholders of Spearhead will receive one share of Amalco ("Amalco Share") for every common share of Spearhead ("Spearhead Share") held and holders of other convertible securities will receive equivalent securities in Amalco.  See "Special Meeting Business - Amalgamation" in the Information Circular.  See also the financial statements of Spearhead in Schedule "H" to this Information Circular, the financial statements of Camflo in Schedule "G" to this Information Circular and the and pro forma financial statements of Amalco in Schedule "I" to this Information Circular for the impact of the Amalgamation on Spearhead.

For information on the operational activities of Spearhead by area, see "Statement of Reserves Data and other Oil and Gas Information- Oil and Gas Properties".

Trends

There are a number of trends that appear to be developing, which may have both long and short-term effects on the industry.  The Western Canadian Sedimentary Basin continues to mature and a large number of major producing regions have been highly developed, thereby reducing the exploration opportunities for smaller companies.  The trend for junior producers and start-up companies is to focus on more of an exploration based growth strategy which will increase the risk profile of these entities from an investor's point of view.

There is a continued trend relating to volatility of commodity prices. It appears that natural gas prices have entered an era of extreme volatility.  With the supply and demand balance for natural gas being extremely tight, the market is experiencing a great deal of elasticity in pricing due to a number of factors, including weather, drilling activity, declines, storage levels, fuel switching and demand.

Oil prices are clearly dependent on the world economy and the reaction of OPEC to demand.  The trend in Canada involves increasing production of heavy oil that is priced at a differential to WTI.  This differential is extremely wide currently but as the North American refineries are forced to accept more of the heavy crude there should be a narrowing of the differential.  This will result in a trend that will see heavy crude priced at a differential that will only include the price of diluent to move the product from the delivery point to the refineries.

Equity financings may become more difficult and selective.  As a result, companies may have to work within existing cash flows and opportunities that can be internally generated.  This may result in further industry consolidation, as companies have to focus on cost savings and operational controls in order to perform to market expectations.

A final trend appears to be the establishment of a number of royalty trusts and start-up companies with experienced management teams that are available as a result of the industry consolidation over the past three years.  This may result in increased competition for many of the corporate and property acquisitions that will be available.

Statement Of Reserves Data And Other Oil And Gas Information

This statement of reserves data and other oil and gas information (the "Statement") is dated January 1, 2004 and is effective January 1, 2004  The preparation date of the information regarding reserves in this Statement was May 12, 2004.

The information with respect to net present values of future net revenues from reserves presented throughout this Statement, whether calculated without discount or using a discount rate, are estimated values and do not represent fair market value.  It should not be assumed that the net present values of future net revenues from reserves presented in the tables below are representative of the fair market value of the reserves.  There is no assurance that the price and cost assumptions will be attained and variances could be material.  Also see "Forward Looking and Other Cautionary Statements" and "Definitions and Notes".

Disclosure of Reserves Data

Martin & Brusset Associates ("M&B"), independent geological and petroleum engineering consultants of Calgary, Alberta has evaluated the crude oil, natural gas and natural gas liquids reserves attributable to the properties of Spearhead as of January 1, 2004 in its report dated May 12, 2004 (the "M&B Report").  The M&B Report was prepared in accordance with Canadian Securities Administrators' National Instrument 51-101 ("NI 51-101") and the standards contained in the Canadian Oil and Gas Evaluation Handbook (the "COGE Handbook").

The following two tables summarizing the Corporation's reserves summarize the data contained in the M&B Report and, as a result, may contain slightly different numbers than that report due to rounding.  The recovery and reserve estimates provided below and provided in the M&B Report are estimates only and there is no guarantee that the estimate reserves will be recovered. Actual crude oil, NGLs and natural gas reserves may be greater than or less than the estimates provided below and provided in the M&B Report.  The M&B Report is based on data supplied by Spearhead and M&B's opinion of reasonable practice in the industry.  All factual data supplied by Spearhead, including but not limited to ownership, production, costs, revenues, contracts and relevant documents, was relied upon by M&B in preparing the M&B Report.

All of the Corporation's properties, reserves and production are located in Alberta and Saskatchewan.

The following table details the aggregate gross and net reserves of the Corporation, as at December 31, 2003, using forecast prices and costs as well as the aggregate net present values of future net revenue attributable to the reserves estimated using forecast prices and costs, calculated without discount and using discount rates of 5%, 10%, 12%, 15% and 20%.

Reserve Estimation and Economic Evaluation Forecast Prices & Costs
		Proved Developed Producing	Proved Developed Non-Producing	Proved Undeveloped	Total Proved	Probable	Total Proved plus Probable

Gross Reserves
Light & Medium Oil	mstb	22	17	-	40	80	120
Natural Gas	mmcf	89	-	364	453	1,989	2,442
Natural Gas Liquids	mstb	-	-	-	-	15	15

Net Reserves
Light & Medium Oil	mstb	19	13	-	32	64	96
Natural Gas	mmcf	69	-	323	392	1,382	1,774
Natural Gas Liquids	mstb	-	-	-	-	8	8

Net Present Values of Future Net Revenue Before Income Tax ($Thousands)
Undiscounted		4,574	220	1,291	1,969	5,806	7,775
Discounted @	5.0%	433	207	1,187	1,828	4,565	6,393
	10.0%	412	196	1,098	1,706	3,717	5,424
	12.0%	405	192	1,066	1,662	3,451	5,113
	15.0%	394	186	1,020	1,600	3,108	4,708
	20.0%	377	177	952	1,506	2,652	4,158

Net Present Values of Future Net Revenue After Income Tax ($Thousands)
Undiscounted		437	205	1,291	1,933	5,279	7,212
Discounted @	5.0%	414	192	1,187	1,795	4,173	5,966
	10.0%	398	183	1,088	1,676	3,415	5,090
	12.0%	388	179	1,066	1,632	3,177	4,809
	15.0%	377	173	1,020	1,571	2,871	4,441
	20.0%	362	165	952	1,479	2,460	3,940

Notes:

(1)

Net Interest reserves include gross override receivable and freehold interest receivable reserves.

(2)

Net Present Values include ARTC.

The following table details the aggregate gross and net reserves of the Corporation, as at December 31, 2003, using constant prices and costs as well the aggregate net present values of future net revenue attributable to the reserves estimated using constant prices and costs, calculated without discount and using discount rates of 5%, 10%, 12%, 15% and 20%:

Reserve Estimation and Economic Evaluation Constant Prices & Costs
		Proved Developed Producing	Proved Developed Non-Producing	Proved Undeveloped	Total Proved	Probable	Total Proved plus Probable

Gross Reserves
Light & Medium Oil	mstb	24	17	-	42	86	127
Natural Gas	mmcf	89	-	364	453	1,989	2,442
Natural Gas Liquids	mstb	-	-	-	-	15	15

Net Reserves
Light & Medium Oil	mstb	20	13	-	33	68	101
Natural Gas	mmcf	69	-	327	396	1,406	1,802
Natural Gas Liquids	mstb	-	-	-	-	8	8

Net Present Values of Future Net Revenue Before Income Tax ($Thousands)
Undiscounted		693	304	1,891	2,888	9,209	12,097
Discounted @	5.0%	646	285	1,731	2,662	7,254	9,916
	10.0%	607	268	1,593	2,468	5,915	8,383
	12.0%	592	262	1,544	2,398	5,494	7,892
	15.0%	572	253	1,475	2,300	4,952	7,251
	20.0%	542	239	1,371	2,153	4,230	6,383

Net Present Values of Future Net Revenue After Income Tax ($Thousands)
Undiscounted		666	285	1,891	2,842	7,456	10,297
Discounted @	5.0%	622	267	1,731	2,620	5,887	8,506
	10.0%	585	251	1,593	2,429	4,818	7,247
	12.0%	571	245	1,544	2,360	4,482	6,843
	15.0%	552	237	1,475	2,264	4,052	6,315
	20.0%	524	224	1,371	2,119	3,479	5,597

Notes:

(1)

Net Interest reserves include gross override receivable and freehold interest receivable reserves.

(2)

Net Present Values include the ARTC.

The following table provides (i) a breakdown of various elements of future net revenue attributable to proved reserves of the Corporation estimated using constant prices and costs and attributable to proved reserves and proved plus probable reserves of the Corporation estimated using forecast prices and costs and calculated without discount, and (ii) the volume of production of the Corporation estimated for the year ended December 31, 2004:

Total Future Net Revenue as at December 31, 2003 And Estimated Production for the Year Ended December 31, 2004
($ Thousands)	Constant Prices and Costs (Undiscounted)	Forecast Prices and Costs (Undiscounted)
	Proved Reserves	Proved Reserves	Proved plus Probable Reserves
Revenue	1,239	1,055	1,805
Royalties	175	145	335
Operating Costs	190	190	376

ARTC	19	15	49

Development Costs	-	-	373
Abandonment and reclamation costs	20	20	20
Future Net Revenue before deducting future income tax expenses	856	699	706
Future Income Tax Expenses	18	16	25

Future Net Revenue after deducting future income tax expenses	838	683	681

Estimated Production (Gross) for the year ended December 31, 2004
Oil (mstb)	42	41	75
Gas (bcf)	0.088	0.278	0.232
NGL (mstb)	2.6	2.5	0.7
Mboe (6:1)	56	90	120

Estimated Production (Net) for the year ended December 31, 2004
Oil (mstb)	40	40	72
Gas (bcf)	0.140	0.140	0.229
NGL (mstb)	3.4	3.4	7
Mboe	66.4	66.4	117

Of the estimated total production of the Corporation for the year ended December 31, 2004 above (based on forecast prices and costs):

(b)

it is estimated that the Joffre properties (a 32% working interest in which was sold to Camflo effective July 7, 2004) will account for 22 mboes gross (25 mboes net) of production, representing approximately 50% of the total forecast production; and

(c)

it is estimated that the Corporation's Alexander properties account for 11 mboes gross (.9 mboes net) boe of production, representing approximately 20% of the total forecast production.

The following table details by production group the net present value of future net revenue (before deducting future income tax expenses) estimated using both constant prices and costs and forecast prices and costs and calculated using a discount rate of 10%:

Future Net Revenue by Production Group As of December 31, 2003
		Future Net Revenue Before Income Taxes(1) (Discounted at 10% / year)
Reserves Category	Production Group	Constant Prices and Costs ($ Thousands)	Forecast Prices and Costs ($ Thousands)

Proved	Light and Medium Oil (2)	-	-
	Heavy Oil (2)	(527)	372
	Natural Gas (3)	(1,937)	1339
	Other Revenue (4)	-	-

Total Proved plus Probable	Light and Medium Oil (2)	-	-
	Heavy Oil (2)	(1,428)	911
	Natural Gas (3)	(8,383)	4517
	Other Revenue(4)	-	-

Notes:

(1)

Product consolidations exclude ARTC, abandonment liabilities and Alberta Capital Gas Cost Allowance.

(2)

Including solution gas and other by-products and including related facility income.

(3)

Including by-products but excluding solution gas from oil wells, and including related facility income.

(4)

Includes revenue from ARTC, abandonment liabilities and Alberta Capital Gas Cost Allowance.

Pricing Assumptions

The following tables detail the benchmark reference prices for the regions in which the Corporation operated as at December 31, 2003 reflected in the reserves data disclosed above under "Statement of Reserves Data and Other Oil and Gas Information - Disclosure of Reserves Data".  These pricing assumptions were provided by M&B in the M&B Report.  M&B is an independent qualified reserves evaluator and auditor.

Summary of Pricing Assumptions As of December 31, 2003 Constant Prices and Costs(1)

	OIL			NATURAL GAS		LIQUIDS PRICES
Year	Edmonton City Gate ($Cdn/bbl)	WTI NYMEX ($US/bbl)	Hardisty Lloyd Blnd ($Cdn/bbl)	Alberta AECO ($Cdn/mcf)	NYMEX ($US/mcf)	Pentanes & Condensate Edmonton Par ($Cdn/bbl)	Butane ($Cdn/bbl)	Propane ($Cdn/bbl)	Exchange Rate ($US/$Cdn)

As at December 31, 2003	41.70	32.00	36.70	5.75	5.45	42.20	33.20	31.30	.75 Cdn.

Notes:

(1)

Constant prices were based on posted marker prices.  Adjustments for oil differential and gas heating values were then applied to arrive at a Corporation average.  Capital and operating costs were not inflated to reflect constant dollars.

Summary of Pricing and Inflation Rate Assumptions As of December 31, 2003 Forecast Prices and Costs

CRUDE OIL AND NATURAL GAS LIQUIDS PRICES (Cdn$/bbl)
Year		WTI (US$)	Edmonton Light Sweet 40° API	Cromer Medium Price	Hardisty Medium 25° API	Edmonton
						Propane	Butane	Pentanes Plus

2004	Q1	32.00	41.70	36.20	36.70	34.30	33.20	42.20
	Q2	30.00	39.00	33.50	34.00	29.30	31.10	39.50
	Q3	28.00	36.30	30.80	31.30	27.20	28.80	36.80
	Q4	26.00	33.70	28.20	28.70	25.30	26.80	34.20

2004	Avg. last 12 mths	29.00	37.68	32.18	32.68	28.28	29.98	38.18
2005		25.00	33.20	27.70	28.20	24.20	26.60	33.70
2006		23.25	32.20	26.70	27.20	22.50	25.90	32.70
2007		23.25	32.20	26.70	27.20	22.50	25.90	32.70
2008		23.30	32.30	26.80	27.30	22.60	26.00	32.80
2009		23.40	32.40	26.90	27.40	22.70	26.10	32.90
2010		23.50	32.60	27.10	27.60	22.80	26.20	33.10
2011		23.60	32.70	27.20	27.70	22.90	26.30	33.20
2012		24.00	33.30	27.80	28.30	23.30	26.80	33.80
2013		24.40	33.90	28.40	28.90	23.70	27.30	34.40
2014		24.80	34.40	28.90	29.40	24.10	27.70	34.90
Thereafter		-------------------------------------------------------			+2%/Year	-----------------------------------------------------

NATURAL GAS PRICES/$/MMBTU (Average Plant-Gate Price)
Year		Cargill TCPL Pool	Par Alberta	Progas	Alberta Spot Sales	Alberta Par Price	B.C. CanWest Price	Sask Blended Price

2004	Q1	5.35	5.00	5.20	5.75	5.45	4.95	5.85
	Q2	5.10	4.75	4.95	5.50	5.20	4.70	5.60
	Q3	4.85	4.50	4.70	5.25	4.95	4.45	5.35
	Q4	5.10	4.75	4.95	5.50	5.20	4.70	5.60

2004	Avg. last 12 mths	5.10	4.75	4.95	5.50	5.20	4.70	5.60
2005		5.00	5.00	5.00	5.00	5.00	4.20	5.10
2006		4.75	4.75	4.75	4.75	4.75	3.95	4.85
2007		4.80	4.80	4.80	4.80	4.80	4.00	4.90
2008		4.85	4.85	4.85	4.85	4.85	4.05	4.95
2009		4.90	4.90	4.90	4.90	4.90	4.10	5.00
2010		4.95	4.95	4.95	4.95	4.95	4.15	5.05
2011		5.05	5.05	5.05	5.05	5.05	4.25	5.15
2012		5.15	5.15	5.15	5.15	5.15	4.35	5.25
2013		5.25	5.25	5.25	5.25	5.25	4.45	5.35
2014		5.36	5.36	5.36	5.36	5.36	4.56	5.46
Thereafter		-------------------------------------------------------			+2%/Year	-----------------------------------------------------

Notes:

(1)

Exchange rate assumed to be $0.75 US per $1.00 Cdn in 2004, $0.73 US per $1.00 Cdn in 2005, and $0.70 thereafter.

(2)

Other quality oil assumes constant differential.

(3)

Saskatchewan Non-Heavy Par – Cromer forecast; Heavy Par – Hardisty Forecast; Southwest Par – Cromer less $3.50/STP.

(4)

Propane and butane prices are f.o.b. Edmonton before deductions for transportation, fractionation and handling.

(5)

CanWest price in $/mcf, net of gathering/processing through Westcoast system.

(6)

Capital and Operating Cost Inflation is 2% per year.

(7)

Sulphur – current actual price constant through 2006 then increased at 1.0% per year.

(8)

The ARTC rate based on this pricing is constant at 2.5% per year with the maximum corporate ARTC constant at $500,000.00 per year.

The Corporation's weighted average prices received in the year ended December 31, 2003 were $30.16/bbl for oil and $5.61/mcf for natural gas.

Reconciliations of Changes in Reserves and Future Net Reserves

The following table outlines the reconciliations of changes in the net reserves estimates for the Corporation for the period December 31, 2002 to December 31, 2003 using forecast prices and costs.

Reconciliations of Changes in Net Oil and Gas Reserves As of December 31, 2003 Forecast Prices and Costs

	Light & Medium Oil			Residue and Solution Sales Gas			Natural Gas Liquids
Factors	Net Proved (mstb)	Net Probable (mstb)	Net Proved plus Probable (mstb)	Net Proved (mmcf)	Net Probable (mmcf)	Net Proved plus Probable (mmcf)	Net Proved (mstb)	Net Probable (mstb)	Net Proved plus Probable (mstb)

December 31, 2002(1)	44.5	55.7	100.2	1149	905	2054	-	-	-

Extensions & Improved Recovery	-	-	-	-	-	-	-	-	-
Technical Revisions	43.5	55.7	99.2	551	477	-74	-	-	-
Discoveries	-	-	-	-	-	-	-	-	-
Acquisitions	-	-	-	-	-	-	-	-	-
Dispositions	-	-	-	-	-	-	-	-	-
Economic Factors	-	-	-	-	-	-	-	-	-
Production	-	-	-	-	-	-	-	-	-
		-	-	-	-	-	-	-	-
December 31, 2003	1	-	1	392	1382	1774	-	-	-

Note:

(1)

The amounts of reserves provided as at December 31, 2002 were prepared pursuant to Canadian Securities Administrator's National Policy Statement 2B ("NP2B") including the reserves definitions thereunder.  Under those definitions probable reserves were adjusted by a factor to account for the risk associated with their recovery.  Under NI 51-101, reserves definitions estimates are prepared such that the full proved plus probable reserves are estimated to be recoverable.  The above reconciliation reflects current probable reserves versus previous risk adjusted (50%) probable reserves reported by the Corporation.

The following table outlines the reconciliations of changes in respect of future net revenue, estimated using constant prices and costs and calculated using a 10% discount rate, attributable to net proved reserves of the Corporation.

Reconciliations of Changes in Net Present Values of Future Net Revenue As of December 31, 2003 Discounted at 10% Per Year Net Proved Reserves Constant Prices and Costs

Factors	($ Thousands)

Estimated Net Present Value of Future Net Revenue, December 31, 2002	$68
Sales and transfers of oil, gas and other product types produced during the period net of production costs and royalties	$(210)
Net changes in sales and transfer prices and in production costs and royalties related to future production	$(2,020)
Changes in previously estimated development costs incurred during the period	$-
Changes in estimated future development costs	$-
Net change resulting from extensions and improved recovery	$-
Net change resulting from discoveries	$-
Changes resulting from acquisitions of reserves	$-
Changes resulting from dispositions of reserves	$-
Net change resulting from revisions in quantity estimates	$(3,377)
Accretion of discount	$-
Net change in income taxes	$(39)

Estimated Net Present Value of Future Net Revenue, December 31, 2003	$8,075

Additional Information Relating to Reserves Data

Undeveloped Reserves

The proved and probable undeveloped reserves of the Corporation have been estimated in accordance with procedures and standards contained in the COGE Handbook.  The Corporation's proved and probable undeveloped reserves are scheduled to be developed within the next two years.  It is intended that the 36 mbbls of heavy oil at Suffield and the 2,264 mmcf of natural gas at Snipe Lake and Meekwap will be developed in 2004.

Significant Factors or Uncertainties

For details of important economic factors or significant uncertainties that may affect the components of the reserves data in this Statement, see "Management's Discussion and Analysis" and "Risk Factors" in this Schedule.

Future Development Costs

The following table details the development costs deducted in the estimation of future net revenue attributable to proved reserves of the Corporation (estimated using both constant prices and costs and forecast prices and costs) and proved plus probable reserves of the Corporation (estimated using forecast prices and costs):

Future Development Costs

($Thousands)		Constant Prices and Costs	Forecast Prices and Costs
Year		Proved Reserves	Proved Reserves	Proved plus Probable Reserves

2004	1,856	8,983	7,542	27,793
2005	-	-	-	-
2006	-	-	-	-
2007	-	-	-	-
2008	-	-	-	-
Remainder	-	-	-	-

Total Undiscounted		8,983	7,542	27,793

Total Discounted at 10%		8,263	6,407	21,028

The Corporation's source of funding for future development costs of the Corporation's reserves will be derived from a combination of cash flow, debt and new equity.  Management of the Corporation does not anticipate that the costs of funding referred to above will materially affect the Corporation's disclosed reserves and future net revenues or will make the development of any of the Corporation's properties uneconomic.

Oil and Gas Properties

Set out below is a description of the Corporation's principal producing properties, plants, facilities and installations.  All of the Corporation's properties are onshore properties.

Prairie River, Alberta

Spearhead currently has interests between 19.5% and 65% sections in crown mineral leases in North Central Alberta.  Spearhead has successfully acquired a partner to pursue exploration prospects.  As well, Spearhead has a producing Gething gas well in this area, plus a discovery gas well, which was farmed out by Spearhead.

In 2004, Spearhead farmed out two wells in the Prairie River area, which were drilled and cased as potential oil wells.  The farmor will be completing the wells as soon as weather permits.  Spearhead, as operator, drilled a third well in the Goose River area with several partners, which has also been cased as a potential oil well.  Further evaluation of this well will begin as soon as it is possible to move a service rig to the location.  A new location has been built on the section adjacent to Spearhead's producing gas well in Prairie River and a development well will be drilled as soon as possible.  Spearhead has participated in successful land sales purchases and additional seismic purchases in the area around the proven gas well at Snipe Lake and additional development around that well is planned for next winter, as is a pipeline to put the property into production.  A lot of work has been done on the Prairie River lands during 2004 and though no additional reserves have been added at this time there is potential for substantial additions with this winter's drilling season. Spearhead has interests of between 30% and 65% in 102 sections of mineral rights in this area.

Meekwap, Alberta

In the Meekwap area, Spearhead has a significant working interest in crown mineral leases, which includes a suspended gas well due to lack of infrastructure.

Joffre, Alberta

Spearhead had 80% ownership in the mineral leases, including a proven D-3 oil pool and an uphole Ostracod gas zone in the Joffre area.  Spearhead acquired a partner to develop this project.  The partner has completed the Ostracod gas well and is now producing.  The partner also drilled a new D-3 Reef Horizontal oil well on the property, which is producing.

In July of 2004, Spearhead sold its working interest in this property to Camflo for $3.5 million and used the proceeds to reduce corporate debt.  Spearhead retained a 5.25% freehold interest in the property.  This property has been given G.P.P. (Good Production Practice) by the EUB, which will allow for increased production and the probable drilling of new wells next year.  During 2004, this property has been Spearhead's major source of cash flow and subsequent to the Amalgamation and the G.P.P. allowance, both the freehold royalty and the working interest will continue to produce significant cash flow for the Amalco.

Alexander, Alberta

Spearhead has a 100% working interest in four sections of crown mineral leases with the potential for multiple oil and gas formations.   It has drilled a successful Belly River well and has acquired a partner to pursue additional development projects on this play.  The partner has drilled a new potential dual producer on this property, which is expected to go on stream as a new oil well by July 2004.

A third successful well has been drilled on this property and production facilities are planned to be in place by September 2004.  Since the production facilities will include a water disposal well, there will be extra revenue generated by custom processing beyond the production from the existing wells.

Rainbow, Alberta

Spearhead participated in a well in Rainbow, Alberta, which was cased as a potential Muskeg oil well.  The completion for the well was started but not completed before break up; further work will be done as soon as weather permits.

Suffield, Saskatchewan

Spearhead has a 100% interest in 9.5 sections of exploration acreage that has been farmed out to an industry partner.  The partner has drilled a successful oil well as an initial part of earnings.  In addition, the partner has drilled a well to earn 50% in two quarter sections south of the battery.  In the Suffield area of Saskatchewan, there are presently five producing oil wells.  Both farm out wells are completed as oil wells, and are currently producing.  Spearhead owns and operates at a 50% working interest a battery facility with oil production.

Thus far in 2004, Spearhead is involved in over 13 sections of mineral rights in Suffield at varying intervals from 40% to 100%.  There are three wells in the Roseray formation and four wells in the Shaunavon formation on these lands that are capable of oil production.  As well there are several prospects for additional Roseray wells and Shaunavon wells, which Spearhead would like to drill or farm out.

Production at this property is restricted by the fact that the battery is a single well battery.  As soon as funding can be arranged, additional water disposal will be made available and the battery will be converted to a multi-well battery.  It is expected that these improvements will significantly add to the production at this property.

Reid Lake, Saskatchewan

The Corporation has a 50% working interest in a producing Shaunavon well in the Reid Lake area.

Other than as disclosed above, there are no principal plants, facilities or installations.

Producing and Non-Producing Wells

The following table sets forth the number and status of wells in which Spearhead had a working interest as at December 31, 2003 which are producing or which Spearhead considers to be capable of production. The stated interests are subject to landowner's and other royalties, where applicable, in addition to usual Crown royalties and mineral taxes. All of these wells are located in Alberta and Saskatchewan.

Alberta
	Producing				Non-Producing
	Natural Gas		Crude Oil		Natural Gas		Crude Oil
	Gross(1)	Net(2)	Gross(1)	Net(2)	Gross(1)	Net(2)	Gross(1)	Net(2)
TOTAL	2	0.76	1.32		3	1.16	7	2.116

Saskatchewan
	Producing				Non-Producing
	Natural Gas		Crude Oil		Natural Gas		Crude Oil
	Gross(1)	Net(2)	Gross(1)	Net(2)	Gross(1)	Net(2)	Gross(1)	Net(2)
TOTAL	-	-	6	3.4	-	-	2	1.25

Notes:

(1)

"Gross" wells are defined as the total number of wells in which Spearhead has an interest.

(2)

"Net" wells are defined as the aggregate of the numbers obtained by multiplying each gross well by Spearhead's percentage working interest therein.

Undeveloped Land

As at December 31, 2003, Spearhead had landholdings for oil and gas exploration purposes totalling 48,147 gross hectares of land (16,397 net hectares of land).  As at December 31, 2003, 30,518 gross (15,959 net) hectares of these landholdings were undeveloped.  These lands are located in Alberta and Saskatchewan.  The net area of undeveloped property for which Spearhead has rights to explore, develop and exploit that is expected to expire by December 31, 2004 is nil.

Additional Information Concerning Abandonment and Reclamation Costs

Abandonment and reclamation costs ("ARO Costs") for Spearhead's surface leases, wells facilities and pipelines as of December 31, 2003 are estimated to be $461,000.   At a discount rate of 7% the Corporation estimates the ARO Costs to be $310,000.

Spearhead anticipates that the number of wells which will at some time require the expenditure of ARO Costs is 8 net wells.

Spearhead has estimated its ARO Costs and they have been reviewed by its external reserves auditor.  Site visits were made to wells and other facilities and, in regard to surface reclamation costs, visual inspections were made of a representative sample of the Corporation's lands.  For down-hole abandonment costs the third party evaluator provided a typical well and abandonment cost estimate which was then applied by Spearhead to its various wells.  Salvage values were estimated by Spearhead using its experience in the industry.

Tax Horizon

The Corporation was not taxable in 2002 or 2003.  The Corporation will not be taxable in 2004.  It is not expected that the Corporation will be taxable in 2005.  Depending on developments, it is possible the Corporation will be taxable in 2006.  At the end of 2003 the Corporation had tax pools and loss carry forwards that would preclude the Corporation paying taxes until it had made over $8,000,000.00 in net revenue.

Costs Incurred

For the year ended December 31, 2003, the Corporation incurred the following costs on its properties:

Costs Incurred Year Ended December 31, 2003

Property Acquisition Costs
Proven Properties	$53,019
Unproven Properties	$5,231
Exploration costs	$230,023
Development costs	$33,958
$322,231

Exploration and Development Activities

For the year ended December 31, 2003, the Corporation drilled the following exploratory and development wells:

Exploration and Development Activities Year Ended December 31, 2003

($Thousands)	Exploratory Wells		Development Wells
	Gross	Net	Gross	Net

Oil	3	0.9	3	1.1
Gas	1	0.26	2	0.95
Service	-	-	-	-
Dry	1	0.26	-	-

Total	5	1.42	5	2.05

Production History, Prices Received And Capital Expenditures

Spearhead's total 2003 production was 21 boe (22 boe in 2002), using a conversion factor in which 6 mcf of gas equals one barrel of oil (6:1).

The following table sets forth production data, production prices received and expenditures made by Spearhead for the described periods:

	Average for 2003	Three Months Ended
		March 31, 2003	June 30, 2003	Sept. 30, 2003	Dec. 31, 2003
Volume of Production(1)
Crude Oil (bbl/d)	121.00	5.8	15.7	12.9	22.8
Natural Gas (mcf/d)	-	-	-	-	152
NGL (bbl/d)	-	-	-	-	-
Combined (bocpd)	21.80	5.8	15.7	12.9	48.1

Prices Received
Crude Oil ($/bbl)	31.80	39.01	30.83	29.89	27.50
Natural Gas ($/mcf)	5.61	-	-	-	5.61
NGL ($/bbl)	-	-	-	-	-
Combined ($/boe)	32.62	39.01	30.83	29.89	30.74

Royalties(2)
Crude Oil ($/bbl)	2.53	-	2.76	2.55	4.75
Natural Gas ($/mcf) (5)	11.02	2.23	-	-	17.07
NGL ($/bbl)	-	-	-	-	-
Combined ($/boe)	5.92	2.23	2.76	2.55	8.41

Operating Expenses(3) (4)
Crude Oil ($/bbl)	21.53	28.05	18.75	36.29	16.32
Natural Gas ($/mcf) (5)	1.83	-	-	-	1.83
NGL ($/bbl)	-	-	-	-	-
Combined ($/boe)	18.46	28.05	18.75	29.62	14.07

Netback (4)
Crude Oil ($/bbl)	9.48	16.17	12.94	3.61	16.99
Natural Gas ($/mcf) (5)	12.52	-	-	-	12.52
NGL ($/bbl)	-	-	-	-	-
Combined ($/boe)	10.48	14.18	12.94	3.61	11.17

Notes:

(1)

The average daily product volumes indicated do not include any volumes attributable to royalty interests.

(2)

Royalties are net of ARTC.

(3)

This figure includes all field operating expenses.

(4)

Where multiple product types are attributable to a single well, the operating expenses attributable to that well were allocated only to the principal product type produced from that well.

(5)

"Natural Gas" includes Natural Gas Liquids volumes converted to mcfs.

The following table compares the oil and gas revenues and expenses on a quarterly basis and provides the earnings/loss per share.

	Jan. – Mar. 2003	Apr. – June 2003	July - Sept. 2003	Oct. – Dec. 2003
Oil and gas sales, net of royalties	121,863	45,480	44,848	127,601
Expenses	13,435	26,077	38,507	61,697
Net profit (loss) for the period	108,429	19,404	6,340	50,198
Profit (loss) per share	0.01	-	-	-
Weighted average number of shares	15,882,105	15,882,105	15,882,105	17,232,105

	Jan. – Mar. 2002	Apr. – June 2002	July – Sept. 2002	Oct. – Dec. 2002
Oil and gas sales, net of royalties	60,884	73,251	63,640	101,054
Expenses	77,404	19,958	33,098	25,139
Net profit (loss) for the period	(16,520)	53,293	35,042	75,915
Profit (Loss) per share	-	-	-	0.01
Weighted average number of shares	11,865,874	11,865,874	11,865,874	11,947,105

	Jan. – Mar. 2001	Apr. - June 2001	July – Sept. 2001	Oct. – Dec. 2001
Revenue	10,985	26,886	63,019	31,523
Expenses	9,589	15,105	17,004	43,845
Net profit (loss) for the period	1,396	11,781	46,015	(12,322)
Profit (Loss) per share	-	-	-	-
Weighted average number of shares	11,895,567	11,905,567	11,905,567	11,947,105

Future Commitments

All of Spearhead's 2003 production was sold on the spot market and through aggregators.

Definitions and Notes

In the tables set forth in "Statement of Reserves Data and Other Oil and Gas Information" and elsewhere in this Schedule "B", unless otherwise indicated, the following definitions and other notes are applicable.

1.

"Gross" means:

(a)

in relation to the Corporation's interest in production and reserves, its "gross reserves", which are the Corporation's interest (operating and non-operating) share before deduction of royalties and without including any royalty interest of the Corporation;

(b)

in relation to wells, the total number of wells in which the Corporation has an interest; and

(c)

in relation to properties, the total area of properties in which the Corporation has an interest.

2.

"Net" means:

(a)

in relation to the Corporation's interest in production and reserves, its "net reserves", which are the Corporation's interest (operating and non-operating) share after deduction of royalty obligations, plus the Corporation's royalty interest in production of reserves;

(b)

in relation to wells, the number of wells obtained by aggregating the Corporation's working interest in each of its gross wells; and

(c)

in relation to the Corporation's interest in a property, the total area in which the Corporation has an interest multiplied by the working interest owned by the Corporation.

3.

Definitions used for reserve categories are as follows:

(a)

Reserves are estimated remaining quantities of oil and natural gas and related substances anticipated to be recoverable from known accumulations, from a given date forward, based on:

-

analysis of drilling, geological, geophysical and engineering data;

-

the use of established technology; and

-

specified economic conditions, which are generally accepted as being reasonable.

(b)

Reserves are classified according to the degree of certainty associated with the estimates.

(c)

Proved reserves are those reserves that can be estimated with a high degree of certainty to be recoverable.  It is likely that the actual remaining quantities recovered will exceed the estimated proved reserves.

(d)

Probable reserves are those additional reserves that are less certain to be recovered than proved reserves.  It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved plus probable reserves.

Development and Production Status

Each of the reserve categories (proved and probable) may be divided into developed and undeveloped categories:

(e)

Developed reserves are those reserves that are expected to be recovered from existing wells and installed facilities or, if facilities have not been installed, that would involve a low expenditure (for example, when compared to the cost of drilling a well) to put the reserves on production.  The developed category may be subdivided into producing and non-producing.

(i)

Developed producing reserves are those reserves that are expected to be recovered from completion intervals open at the time of the estimate.  These reserves may be currently producing or, if shut-in, they must have previously been on production, and the date of resumption of production must be known with reasonable certainty.

(ii)

Developed non-producing reserves are those reserves that either have not been on production, or have previously been on production, but are shut-in, and the date of resumption of production is unknown.

(f)

Undeveloped reserves are those reserves expected to be recovered from known accumulations where a significant expenditure (for example, when compared to the cost of drilling a well) is required to render them capable of production.  They must fully meet the requirements of the reserves classification (proved, probable) to which they are assigned.

In multi-well pools it may be appropriate to allocate total pool reserves between the developed and undeveloped categories or to subdivide the developed reserves for the pool between developed producing and developed non-producing.  This allocation should be based on the estimator's assessment as to the reserves that will be recovered from specific wells, facilities and completion intervals in the pool and their respective development and production status.

Levels of Certainty for Reported Reserves

The qualitative certainty levels referred to in the definitions above are applicable to individual reserves entities (which refers to the lowest level at which reserves calculations are performed) and to reported reserves (which refers to the highest level sum of individual entity estimates for which reserves estimates are presented).  Reported reserves should target the following levels of certainty under a specific set of economic conditions:

-

At least a 90 percent probability that the quantities actually recovered will equal or exceed the estimated proved reserves.

-

At least a 50 percent probability that the quantities recovered will equal or exceed the sum of the estimated proved plus probable reserves.

A quantitative measure of the certainty levels pertaining to estimates prepared for the various reserves categories is desirable to provide a clearer understanding of the associated risks and uncertainties.  However, the majority of reserves estimates will be prepared using deterministic methods that do not provide a mathematically derived quantitative measure of probability.  In principle, there should be no difference between estimates prepared using probabilistic or deterministic methods.

4.

Forecast prices and costs

Future prices and costs that are:

(a)

generally acceptable as being a reasonable outlook of the future; and

(b)

if, and only to the extent that, there are fixed or presently determinable future prices or costs to which the Corporation is legally bound by a contractual or other obligation to supply a physical product, including those for an extension period of a contract that is likely to be extended, those prices or costs rather than the prices and costs referred to in paragraph (a).

5.

Constant prices and costs

Prices and costs used in an estimate that are:

(a)

the Corporation's prices and costs as at the effective date of the estimation, held constant throughout the estimated lives of the properties to which the estimate applies; and

(b)

if, and only to the extent that, there are fixed or presently determinable future prices or costs to which the Corporation is legally bound by a contractual or other obligation to supply a physical product, including those for an extension period of a contract that is likely to be extended, those prices or costs rather than the prices and costs referred to in paragraph (a).

For the purposes of paragraph (a), the Corporation's prices are the posted prices for oil and the spot price for gas, after historical adjustments for transportation, gravity and other factors.

6.

Future income tax expense

Future income tax expenses are estimated:

(a)

making appropriate allocations of estimated unclaimed costs and losses carried forward for tax purposes;

(b)

without deducting estimated future costs that are not deductible in computing taxable income;

(c)

taking into account estimated tax credits and allowances; and

(d)

applying to the future pre-tax net cash flows relating to the Corporation's oil and gas activities the appropriate year-end statutory rates, taking into account future tax rates already legislated.

7.

"Development well" means a well drilled inside the established limits of an oil and gas reservoir, or in close proximity to the edge of the reservoir, to the depth of a stratigraphic location horizon known to be productive.

8.

"Development costs" means costs incurred to obtain access to reserves and to provide facilities for extracting, treating, gathering and storing the oil and gas from reserves.  More specifically, development costs, including applicable operating costs of support equipment and facilities and other costs of development activities, are costs incurred to:

(a)

gain access to and prepare well locations for drilling, including surveying well locations for the purpose of determining specific development drilling sites, clearing ground, draining, road building, and relocating public roads, gas lines and power lines to the extent necessary in developing the reserves;

(b)

drill and equip development wells, development type stratigraphic test wells and service wells, including the costs of platforms and of well equipment such as casing, tubing, pumping equipment and wellhead assembly;

(c)

acquire, construct and install production facilities such as flow lines, separators, treaters, heaters, manifolds, measuring devices and production storage tanks, natural gas cycling and processing plants, and central utility and waste disposal systems; and

(d)

provide improved recovery systems.

9.

"Exploration well" means a well that is not a development well, a service well or a stratigraphic test well.

10.

"Exploration costs" means costs incurred in identifying areas that may warrant examination and in examining specific areas that are considered to have prospects that may contain oil and gas reserves, including costs of drilling exploratory wells and exploratory type stratigraphic test wells.  Exploration costs may be incurred both before acquiring the related property and after acquiring the property.  Exploration costs, which include applicable operating costs of support equipment and facilities and other costs of exploration activities, are:

(a)

costs of topographical, geochemical, geological and geophysical studies, rights of access to properties to conduct those studies, and salaries and other expenses of geologists, geophysical crews and others conducting those studies;

(b)

costs of carrying and retaining unproved properties, such as delay rentals, taxes (other than income and capital taxes) on properties, legal costs for title defence, and the maintenance of land and lease records;

(c)

dry hole contributions and bottom hole contributions;

(d)

costs of drilling and equipping exploratory wells; and

(e)

costs of drilling exploratory type stratigraphic test wells.

11.

"Service well" means a well drilled or completed for the purpose of supporting production in an existing field.  Wells in this class are drilled for the following specific purposes:  gas injection (natural gas, propane, butane or flue gas), water injection, steam injection, air injection, salt water disposal, water supply for injection, observation or injection for combustion.

12.

Numbers may not add due to rounding.

13.

The estimates of future net revenue presented do not represent fair market value.

14.

Disclosure provided herein in respect of boes may be misleading, particularly if used in isolation.  A boe conversion ratio of 6 mcf : 1 bbls is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.

15.

Estimated future abandonment and reclamation costs related to a property have been taken into account by M&B in determining reserves that should be attributable to a property and in determining the aggregate future net revenue therefrom, there was deducted the reasonable estimated future well abandonment costs.

16.

Both the constant and forecast price and cost assumptions assume the continuance of current laws and regulations.

17.

After tax cash flows reflect full write-offs in the applicable tax year which creates a tax credit in 2004.  Corporate general and administrative expenses and financing costs are not deducted.

18.

Operating and capital costs were based on current costs escalated to the date the cost was incurred.  Reserves estimated to meet the standards of NI 51-101 of constant prices and costs are based on unescalated operating and capital costs.  Capital costs were either provided by the Corporation (and reviewed by M&B for reasonableness) or determined by M&B taking into account well capacity, facility requirement and distance to markets.  Facility expenditures for shut-in gas are forecast to occur in the month prior to the well's first production.  In evaluations conducted for the purposes of NI 51-101, well abandonment costs have been included and these costs were either provided by the Corporation (and reviewed by M&B for reasonableness) or estimated by M&B based on its experience.  For undeveloped reserve estimates, site reclamation costs are also included for the purpose of determining whether reserves should be attributed to that property in the first year in which the reserves are considered for attribution to the property.

19.

The extent and character of ownership and all factual data supplied to M&B were accepted by M&B as represented.  No field inspection was conducted by M&B.

Selected Consolidated Financial Information

The following is a summary of selected financial information which has been derived from the audited financial statements of Spearhead for years ending December 31, 2003, December 31, 2002 and December 31, 2001 and the unaudited financial statements of Spearhead for the six month periods ending June 30, 2004 and June 30, 2003.  The summary should be read together with applicable financial statements of Spearhead set out in Schedule "H" to this Information Circular.

Financial and Operations Highlights

	Six Months Ended		Year Ended
	June 30,		December 31	December 31	December 31
	2004	2003	2003	2002	2001
Financial Highlights

Petroleum and Natural Gas Revenue	498,368	167,346	339,792	298,830	129,715
Funds From Operations	(1,254,737)	(300,810)	(966,902)	(881,386)	(589,353)
Per Share – Basic	(0.07)	(0.02)	(0.06)	(0.07)	(0.05)
Per Share - Diluted	(0.07)	(0.02)	(0.05)	(0.070	(0.05)
Net Income (Loss)	(1,391,990)	(329,088)	(1,190,664)	(975,987)	(5,631,753)
Per Share – Basic	(0.08)	(0.02)	(0.07)	(0.08)	(0.47)
Per Share - Diluted	(0.08)	(0.02)	(0.06)	(0.080	(0.47)
Capital Expenditures	660,033	103,347	322,231	2,040,012	4,272,621
Total Assets	6,231,434	2,864,369	4,333,333	2,572,173	4,252,505
Asset Retirement Obligations	322,000	-	310,000	24,000	-
Convertible Debentures	9,034,000	7,054,000	8,044,000	7,054,000	-
Shares Outstanding at period end
- Basic	17,232,105	15,882,105	17,232,105	11,947,105	11,947,105
- Fully diluted	18,277,105	17,427,105	18,277,105	12,702,105	12,982,105

Operations

Production Revenue
Crude oil & liquids	122,555	65,239	158,075	298,830	129,715
Natural gas	168,029	-	78,310	-	-
Average Production
Crude oil & liquids (bbls/d)	19.7	10.8	14.36	21,59	19.25
Natural gas (mcf/d)	145.5	-	38.25	-	-
Boe/d (6:1)	43.9	10.8	20.74	21.59	19.25
Average Selling Price
Crude oil & liquids (per bbl)	34.40	33.36	30.16	31.10	23.55
Natural gas (per mcf)	6.38	-	5.61	-	-
Royalties
Crown	74,180	1,160	33,798	9,203	29,718
Freehold & other	10,231	3,958	11,598	10,924	5,878
ARTC	(10,198)	-	(15,708)	-	-
Total	74,213	5,118	29,688	20,127	35,596
Operating Expenses	152,174	46,909	139,714	155,600	85,544
$/boe	19.13	23.99	18.46	19.75	11.43
Depletion & Accretion	137,253	43,072	175,028	94,601	5,385,781
$/boe	17.26	22.02	23.13	12.01	766.66

The following table sets forth selected quarterly financial information for the two years ended December 31, 2003 and should be read together with applicable financial statements of Spearhead set out in Schedule "H" to this Information Circular.

	Three Months Ended				Three Months Ended
	Mar. 31, 2003	Jun. 30, 2003	Sep. 30, 2003	Dec. 31, 2003	Mar. 31, 2002	Jun. 30, 2002	Sep. 30 2002	Dec. 31, 2002
Petroleum and Natural Gas Revenues	120,296	44,228	34,721	136,426	64,313	78,607	68,588	101,994
Expenses	19,315	26,077	38,507	61,697	53,354	19,958	33,098	25,139
Cash Flow from Continuing Operations	(155,845)	(144,965)	(367,240)	(412,286)	(285,761)	(142,721)	(241,0560	(232,291)
Per Share- Basic	(0.01)	(0.01)	(0.02)	(0.02)	(0.02)	(0.01)	(0.02)	(0.02)
Per Share- Fully Diluted	(0.01)	(0.01)	(0.02)	(0.02)	(0.02)	(0.01)	(0.02)	(0.02)
Net Income (loss)	(183,826)	(159,938)	(386,921)	(449,064)	(297,458)	(153,9910	9255,707)	(251,549)
Per Share- Basic	(0.01)	(0.01)	(0.02)	(0.03)	(0.02)	(0.01)	(0.02)	(0.02)
Per Share- Fully Diluted	(0.01)	(0.01)	(0.02)	(0.03)	(0.02)	(0.01)	(0.02)	(0.02)
Weighted Average # of Shares	15,882,105	15,882,105	15,882,105	17,232,105	11,947,105	11,947,105	11,947,105	11,947,105

Management's Discussion And Analysis

Management's Discussion and Analysis of Spearhead's operating and financial results (the "MD&A") should be read in conjunction with the unaudited interim financial statements of Spearhead for the six months ending June 30, 2004 and June 30, 2003 and the audited consolidated financial statements of Spearhead for the years ended December 31, 2003, December 31, 2002 and December 31, 2003 together with the accompanying notes, all of which are contained in Schedule "H" to this Information Circular.  All financial information is reported in Canadian dollars and in accordance with Canadian generally accepted accounting principles ("GAAP") unless otherwise noted.  See "Forward Looking and Other Cautionary Statements".

This MD&A presents and discusses results on a boe basis.  This presentation may be misleading, particularly if used in isolation.  A boe conversion ratio of 6 mcf: 1 bbl (barrel) is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.  All boe conversions in this report are derived by converting natural gas to oil in the ratio of six thousand cubic feet of natural gas to one barrel of oil.

Six Months Ended June 30, 2004

A summary of the Corporation's financial results for the period is as follows:

Financial Results ($ thousands, except per share amounts)	June 30, 2004	June 30, 2003

Petroleum and natural gas sales, net of royalties	498.4	167.3
Funds used in operations	1,254.7	300.8
Per share – basic and diluted	(0.07)	(0.02)
Net loss	1,392.0	329.1
Per share – basic and diluted	(0.08)	(0.02)
Net capital expenditures	660.0	103.3
Working capital deficiency, including convertible debentures	10,139.8	7,143.9
Weighted average shares outstanding – basic	17,232,105	15,882,105
– diluted	18,277,105	17,427,105

Petroleum and Natural Gas Sales

For the six months ended June 30, 2004, oil and gas revenues were $573,042, the composition of which is set out as follows:  Oil sales were $122,555, gas sales were $168,029, and royalty and processing revenues were $282,458.  The Corporation does not currently hedge any of its production.

Production	June 30 ,2004	June 30, 2003
Natural gas mcf/d	145.5	0
Crude Oil (bbls/d)	19.6	10.8
Total (boe/d)	43.9	10.8
Percentage natural gas (%)	55.2	0

Marketing

Spearhead markets its natural gas in the Alberta spot market and through aggregators, which sell to major markets.  Aggregator prices are based on a combination of term and spot markets. Crude oil is sold on a spot basis at various delivery points in Saskatchewan.  Prices received for crude oil are determined by the quality of the crude compared to a benchmark price for light sweet oil.

Royalties

Spearheads' overall royalties' liability was $74, 674 for the six months ended June 30, 2004.

Royalties ($)	June 30 ,2004	June 30, 2003
Crown royalties	74,180	1,160
Freehold and overriding royalties	10,690	3,958
Total gross royalties	84,870	5,118
Alberta royalty tax credit	(10,196)	0
Net royalties	74,674	5,118

Royalty Rates (as a % of revenue)	June 30, 2004	June 30, 2003
Crown royalties	12.9	0.7
Freehold and overriding royalties	1.9	2.3
Total gross royalties	14.8	3.0
Alberta royalty tax credit	(1.8)	0
Net royalties	13.0	3.0

Operating Expenses

Overall operating costs for the six months ended June 30, 2004 were $152,174.

Operating expenses	June 30 ,2004	June 30, 2003
Operating expenses ($)	152,174	46,909
Operating expenses per BOE ($)	19.13	23.99

General and Administrative Expenses

Gross general and administrative expenses increased dramatically for the six month period ended June 30, 2004 as compared to the same period in 2003, as a result of accumulating $1,021,000 of compensation due to senior managers pursuant to employment contracts.

General and administrative expenses ($)	June 30, 2004	June 30, 2003
Gross G&A expenses	1,365,020	225,141
Overhead recoveries	(144,196)	(3,850)
Net cash G&A expenses	1,220,824	221,291
Per BOE ($)	153.50	113.1

Depletion, Depreciation and Accretion

Depletion, depreciation and accretion (DD&A) for the six month period ended June 30, 2004 equalled 137,253 ($17.26/boe).

Income Taxes

The Corporation did not incur any current or future taxes during the six month period ended June 30, 2004 and 2003.

Cash Flow from Operations

Funds used in operations were $1,254,737 for the six months ended June 30, 2004.

Cash Flow	June 30, 2004	June 30, 2003
Funds used in operations ($)	1,254,737	300,810
Per share – basic and diluted	(0.07)	(0.01)
Funds used in operations per BOE ($)	157.77	153.79
Funds used in operations as a percentage of gross sales (%)	238.4	174.4

Cash flow from operations is a non-GAAP measure that represents cash generated from operating activities before changes in non-cash working capital. This is considered a key measure as it demonstrates the Corporation's ability to generate the cash flow necessary to fund future growth through capital investment. Cash flow from operations may not be comparable to similar measures used by other companies.

Net Loss

The net loss for the six months ended June 30, 2004 was $1,391,990.

Net Loss	June 30, 2004	June 30, 2003

Net loss ($)	1,391,990	329,088
Per share – basic and diluted	(0.08)	(0.02)
Net loss per BOE ($)	175.03	167.05

Capital Expenditures

The total of capital expenditures for the six month period ended June 30, 2004 were $660,033. The table below breaks out the capital expenditures by category:

Capital Expenditures Summary ($)	June 30, 2004	June 30, 2003
Land and rentals	187,744	28,598
Seismic	72,292	34,839
Drilling, completions and equipping	389,756	32,210
Facilities and pipelines	10,241	7,700
Proceeds from sale of capital assets	0	0
Administrative assets	0	0
Total	660,033	103,347

Share Capital

The Corporation is authorized to issue an unlimited number of common shares. As at June 30, 2004 there were 17,232,105 common shares and 840,000 stock options issued and outstanding.

Working Capital, Liquidity and Capital Resources

The working capital deficiency at June 30, 2004 was $9,817,822.  Spearhead has no bank debt.  The working capital deficiency at December 31, 2003 was $5,843,052 compared to a working capital deficiency of $5,134,057 at December 31, 2002.  To date, the Corporation has financed its operations by the issuance of equity and convertible debentures.  At June 30, 2004, the Corporation has $9,034,000 of debt in the form of convertible debentures, some of which is overdue.  The future of the Corporation is dependent on receiving the continued financial support of debenture holders while it exploits its unproven properties to attain sustainable operations.

For further details on recent equity financings completed by Spearhead, refer to "General Development and Description of the Business of Spearhead – General".

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

Production

The Corporation's daily oil production averaged 21 boed for the twelve months of 2003, down from 22 boed during the same period of 2002, which represents a decrease of 4%.  The Corporation's revenue increased in spite of the decline in production because of gross over-riding royalities on production from farmed out wells at Joffre and Suffield.

Revenues

Revenues grew by 22% to $339,792 for the twelve months of 2003 as compared to $298,830 during the equivalent period in 2002.  Crude oil from the Suffield property is sold daily into the Saskatchewan spot market.  Spearhead also receives processing revenue and overriding royalty revenue from this property.  Spearhead also receives revenue from a gas well in Prairie River, Alberta.

Royalties

All of Spearheads' royalty expense is associated with its principal properties in the form of crown and gross over-riding royalties.  Royalty expenses equalled $45,396 ($5.92/boe) for the twelve month reporting period ending December 31, 2003 as compared to $20,000 ($2.55/boe) for the same period in 2002.

Expenses

Operating expenses were $139,715 ($18.46/boe) for the twelve months of 2003 as compared to $155,600 ($19.75/boe) for the same period in 2002.

General and administrative expenses for the twelve month period ended December 31, 2003 equalled $585,797 as compared to $433,041 for the same period in 2002.

During the twelve month period ended December 31, 2003, the Corporation incurred interest expense of $635,400 as compared to $616,665 for the same period in 2002.  This increase is primarily due to a 10% convertible debenture that was issued in September 2003 for $990,000.

Depreciation, Depletion, Accretion and Taxes

Spearhead recorded depreciation, depletion and accretion ("DD&A") of $175,028 ($23.13/boe) for the twelve months ended December 31, 2003 as compared to $94,061 ($12.01/boe) for the same period in 2002.

For the reporting period ended December 31, the Corporation did not pay any current (cash) taxes during 2003 or 2002.

Capital Expenditures

Spearhead spent $322,233 on capital programs for the twelve months of 2003 as compared to $2,040,012 during the same period of 2002.  In 2003, the amount consists of approximately $58,250 on land and lease costs, $147,610 on geological and geophysical costs, and $116,373 on drilling, completing, and equipping costs at Spearhead's core areas.

Cash Flow

Increased interest expense negatively impacted cash flow for the twelve month period ended December 31, 2003.  Funds used in operations equalled $966,902 for the twelve months of 2003 as compared to $881,386 for the same period in 2002.

Year Ended December 31, 2002 as Compared to Year Ended December 31, 2001

Production

The Corporation's daily oil production averaged 22 boed for the twelve months of 2002, up from 19 boed during the same period of 2001 which represents an increase of 16%.

Revenues

Revenues grew by 130% to $298,830 for the twelve months of 2002 as compared to $129,715 during the equivalent period in 2001.  The Suffield property is Spearheads' only property to yield revenues, and it sells its crude oil daily into the Saskatchewan spot market.  Spearhead also receives processing revenue and overriding royalty revenue from this property.

Royalties

All of Spearhead's royalty expense is associated with the Suffield property in the form of crown or gross over-riding royalties.  Since the Corporation does not have any production in Alberta, it is not entitled to any ARTC.

Royalty expenses equalled $20,127 ($2.55/boe) for the twelve month reporting period ending December 31, 2002 as compared to $35,596 ($5.07/boe) for the same period in 2001.  This decrease in royalty expense per boe in 2002 as compared to 2001 is primarily the result of lower commodity prices in 2002.  Royalty expense, as a percentage of sales, dropped to 8.2% for the twelve month period ended December 31, 2002, as compared to 21.5% for the same period in 2001.  This decrease is primarily the result of higher oil production in 2002 coupled with constant overriding royalties.

Expenses

Operating expenses were $155,600 ($19.75/boe) for the twelve months of 2002 as compared to $85,544 ($12.18/boe) for the same period in 2001.  Operating costs per boe increased in 2002 due to the high electrical costs needed at the Suffield battery.

General and administrative expenses for the twelve month period ended December 31, 2002 equalled $433,041 as compared to $470,209 for the same period in 2001.

During the twelve month period ending December 31, 2002, the Corporation incurred interest expense of $616,665 as compared to $198,132 for the same period in 2001.  This increase is primarily due to an 8% convertible debenture that was issued on December 12, 2001 for $5,000,000.

Depreciation, Depletion, Accretion and Taxes

The Corporation recorded DD&A of $94,601 ($12.01/boe) for the twelve months ending December 31, 2002 compared to $5,388,321 for the same period of 2001.  In 2001, the Corporation took a write-down of its oil and gas assets.

For the reporting period ending December 31, the Corporation did not pay any current (cash) taxes during 2002 or 2001.

Capital Expenditures

Spearhead spent $2,040,012 on capital programs for the twelve months of 2002 as compared to $4,272,621 during the same period of 2001.  The year 2002 amount consists of approximately $341,595 on land and lease costs, $424,308 on geological and geophysical costs, and $1,267,272 on drilling, completing, and equipping costs at Spearhead's core areas as well as $6,837 in other assets.  During the same period in 2001, $1,874,897 was spent on land and lease costs, $154,610 on geological and geophysical costs, $2,219,438 on drilling, completing, and equipping costs as well as $23,676 on other assets.

Cash Flow

Increased interest expense negatively impacted cash flow for the twelve month period ending December 31, 2002.  Spearhead's funds used in operations equalled $881,386 for the twelve months of 2002 as compared to $589,353 for the same period in 2001.  This decrease in cash flow reflects an increase in interest paid due to the issuance of a $5,000,000 debenture coupled with lower commodity prices for 2002.

Risks And Uncertainties

Spearhead is exposed to operational risks inherent in exploring for, developing and producing crude oil and natural gas.  The Corporation's operations may be delayed or unsuccessful for many reasons, including cost overruns, lower oil and natural gas prices, equipment shortages, mechanical and technical difficulties and labour problems.  Drilling activities, in particular, are subject to many risks and uncertainties including unforeseen technical problems that could lead to blowouts and the risk that no commercially productive reservoirs will be encountered.  In addition, there are numerous uncertainties in estimating oil and natural gas reserves and in projecting future production, costs and expenses, and the results, timing and costs of exploration and development projects.  The oil and natural gas industry is extremely competitive, and Spearhead may not be able to compete successfully with larger, well-established competitors.  Any of these risks could result in the total quantity or timing of production to vary significantly from reserves and production estimates made by management or others.

An insurance program is maintained to mitigate risks and to protect against significant losses, while maintaining levels of risk within the Corporation, which management believes to be acceptable.  While Spearhead believes that its liability, property and business interruption insurance is adequate and consistent with industry participants of Spearhead's size, the Corporation is unable to obtain insurance to cover all risks within the business or in amounts to cover all possible claims.

The prices of and demand for oil and natural gas fluctuate for reasons largely beyond the Corporation's control.  Both oil and natural gas prices are extremely volatile and very difficult to predict.  Significant downward fluctuations in the price of oil and natural gas may have a significant impact on Spearhead's revenue.  Significant upward fluctuations in the price of oil and natural gas may increase the competition in the industry and restrict the Corporation's ability to compete on a cost-effective basis.

Spearhead will monitor and, when appropriate, may utilize derivative financial instruments and physical delivery contracts to hedge its exposure to commodity price fluctuation risks.  However, there are many risks inherent in any commodity hedging program including; counter-party risk, foregoing increases in price above the hedge price, margin calls, inability to physically deliver the commodity, paying royalties on a higher market or reference price, and negative public market sentiment on an out-of-the-money hedging program.

Spearhead's operations may be adversely affected by changes in governmental policies, regulations or taxation concerning the Canadian oil and natural gas industry.  Changes in any of these areas may significantly increase the Corporation's costs or adversely affect its ability to conduct business.

The Corporation's operations are highly dependent on its executive officers and key personnel.  The unexpected loss of the services of any of these people could have an adverse effect on the Corporation.

Also see "Risk Factors".

Dividends

Since incorporation, Spearhead has not paid any dividends on the Spearhead Shares. Any decision to pay dividends on the Spearhead Shares in the future will be dependent upon the financial requirements of Spearhead to finance future growth, the financial condition of Spearhead and other factors which the Board of Directors of Spearhead may consider appropriate in the circumstances.

Capital Structure

The Corporation is authorized to issue an unlimited number of Spearhead Shares and an unlimited number of first preferred shares and an unlimited number of second preferred shares. As of August 23, 2004, the Corporation had issued and outstanding 17,232,105 Spearhead Shares and no other shares of any class.  As of August 23, 2004, the Corporation had 3,300,000 common share purchase warrants ("Warrants") outstanding and 840,000 options to purchase Spearhead Shares ("Options") outstanding.  In addition, the Corporation has outstanding two series of convertible debentures in the aggregate amount of $4,170,945 (collectively, the "Debentures").  The first, in the aggregate amount of $2,054,000, were issued to eleven subscribers and bear interest at a rate of 10% per annum, paid quarterly, and are convertible on the basis of one share for every $0.90 of principal outstanding and are due on March 12, 2005.  The second is a single secured convertible debenture which was issued to Paramount in 2001 and has a principal balance owing of $2,116,945.  This debenture bears at a rate of 8% per annum, paid quarterly, and pursuant to an amending agreement approved by the TSXV, is convertible on the basis of one share for every $0.50 of principal outstanding and is due on November 15, 2004.   See General Development and Description of the Business of Spearhead - General" and "Options and Warrants to Purchase Spearhead Shares" and the audited annual financial statements of Spearhead for the year ended December 31, 2003 in Schedule "H" for additional details concerning Spearhead's outstanding Warrants and Options and Debentures.

The Spearhead Shares have the following rights, privileges, restrictions and conditions:

(i)

the right to one vote at all meetings of shareholders of the Corporation, except meetings at which only holders of a specified class of shares are entitled to vote;

(ii)

subject to the prior rights and privileges attaching to any other class of shares of the Corporation, the right to receive any dividend declared by the Corporation;  and

(iii)

subject to the prior rights and privileges attaching to any other class of shares of the Corporation, the right to receive the remaining property and assets of the Corporation upon dissolution.

The first preferred shares have the following rights, privileges, restrictions and conditions:

(iv)

the first preferred shares may at any time and from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the directors of the Corporation; and

(v)

subject to the provisions of the ABCA, the directors of the Corporation may by resolution fix from time to time before the issue thereof, the designation, rights, privileges, restrictions and conditions attaching to each series of first preferred shares.

(vi)

with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, the first preferred shares are entitled to preference over the second preferred shares and the Spearhead Shares.

The second preferred shares have the following rights, privileges, restrictions and conditions:

(i)

the second preferred shares may at any time and from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the directors of the Corporation; and

(ii)

subject to the provisions of the ABCA, the directors of the Corporation may by resolution fix from time to time before the issue thereof, the designation, rights, privileges, restrictions and conditions attaching to each series of second preferred shares.

(iii)

with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, the second preferred shares are entitled to preference over Spearhead Shares.

Consolidated Capitalization

The following table sets out the consolidated capitalization of Spearhead as at December 31, 2003, as at June 30, 2004 and as at July 31, 2004 both before and after giving effect to the Amalgamation.

Capital	Authorized	As at December 31, 2003	As at June 30, 2004	As at July 31, 2004 before giving effect to the Arrangement	As at July 31, 2004 after giving effect to the Amalgamation
		(audited)	(unaudited)	(unaudited)	(unaudited)
Bank Indebtedness	N/A	Nil	Nil	Nil	Nil(3)
Convertible Debentures	N/A	$8,044,000	$9,034,000	$4,170,945	$4,170,945(3)
Common Shares(1)(2)	Unlimited	$2,286,535 (17,232,105 shares)	$2,280,535 (17,232,105 shares)	$2,280,535 (17,232,105 shares)	$2,280,535(4) (17,232,105 shares)
First Preferred Shares	Unlimited	Nil	Nil	Nil	Nil
Second Preferred Shares	Unlimited	Nil	Nil	Nil	Nil

Notes:

(1)

As at December 31, 2003 and as at July 31, 2004, Options were outstanding under Spearhead's stock option plan to purchase an aggregate of 840,000 Spearhead Shares at an average weighted grant price of $0.26 per share.  See "Options and Warrants to Purchase Spearhead Shares".

(2)

As at December 31, 2003, Spearhead had outstanding common share purchase warrants (the "Warrants") to purchase a total of 3,300,000 Spearhead Shares at an average weighted exercise price of $0.30 per share.  As at July 31, 2004, Spearhead had outstanding Warrants to purchase a total of 3,300,000 Spearhead Shares at an exercise price of $0.30 per share.  See "Options and Warrants to Purchase Spearhead Shares".

(3)

See "Capital Structure" in this Schedule, "Information Concerning the Amalgamated Entity" in the Information Circular and the pro forma financial statements of Amalco set out in Schedule "I".

(4)

Assuming that Camflo has outstanding at the time of the Amalgamation 26,394,335 common shares, altogether there will be 36,952,857 Amalco Shares outstanding following the Amalgamation.  See "Information Concerning the Amalgamated Entity" in the Information Circular.

Options and Warrants To Purchase Spearhead Shares

The following table sets out information as of August 23, 2004, with respect to the outstanding options granted by Spearhead under its stock option plan:

Group	Date of Grant	Number of Spearhead Shares underlying Options	Exercise Price	Expiry Date	Market Value Per Share
					As of Date of Grant	As of June 30, 2004
Officers and past Officers (3)	February 20/03	540,000	$0.25	February 20/06	$0.12	$0.23
Directors who are not also Officers and past Directors (1)	February 20/03	100,000	$0.25	February 20/06	$0.12	$0.23
Consultants (2)	February 20/03	100,000	$0.25	February 20/06	$0.12	$0.23
	September 30/03	100,000	$0.36	September 30/06	$0.36	$0.23

Spearhead has outstanding, as of August 23, 2004, Warrants to purchase an aggregate of 3,300,000 Spearhead Shares at an exercise price of $0.30 per share.  These Warrants were issued pursuant to a private placement of convertible debentures in September 2003 and are exercisable until September 17, 2004.

Market For Securities

The outstanding Spearhead Shares are listed for trading on the under the trading symbol "SHD".

The following table sets out the price range for, and trading volume of, the Spearhead Shares as reported by the TSXV for the periods indicated:

Period		Low	High	Volume
2002	April 1- June 30	0.16	0.30	256,504
	July 1- September 30	0.15	0.25	113,650
	October 1- December 31	0.07	0.15	68,500
2003	January 1- March 31	0.10	0.35	252,000
	April 1- June 30	0.17	0.30	441,948
	July 1- September 30	0.225	0.40	267,400
	October 1- December 31	0.30	0.70	706,927
2004	January 1 – March 31	0.17	0.50	1,119,116
	April	0.25	0.33	447,000
	May	0.25	0.33	113,000
	June (1)	0.23	0.28	173,000
	July (1)	0.25	0.43	413,500
	August (1 to 23)	0.30	0.43	259,500

Note:

(1)

From June 16, 2004 to July 19, 2004 the Spearhead Shares were halted pending the issuance of the news release relating to the amalgamation of Spearhead and Camflo.

Prior Sales

The following is a summary of the issuances of Spearhead Shares over the past two years:

Issuance	Date	Price/ Unit	Total Spearhead Shares Issued	Aggregate Price
Private Placement	January 2002	$0.65/ share	41,537 Flow Through Shares	$26,999.05
Private Placement	December 2002(1)	$0.10/ share	3,935,000 Shares $90,000 Convertible Debenture with a conversion rate of $0.10 (900,000 Shares reserved)	$483,500.00
Private Placement	September 16, 2003(2)	N/A	$990,000 Convertible Debenture with a conversion rate of $0.30 (3,300,000 Shares reserved)	$990,000.00
			3,300,000 Warrants exercisable at $0.30 per share into a total of 3,300,000 Shares (3,300,000 Shares reserved)
Private Placement	February 27, 2004(3)	N/A	$990,000 Convertible Debenture with a conversion rate of $0.30 (3,300,000 Shares reserved)	$990,000.00
Conversion of Debentures	September 30, 2003	N/A	900,000 shares (see December 2002 private placement above)	N/A
Exercise of Options	November 9, 2003	0.25	450,000	$112,500
Exercise of Warrants	N/A	N/A	N/A	N/A

Notes:

(1)

Douglas Street, together with his spouse, acquired 1,040,000 Spearhead Shares and a $90,000 convertible debenture.  This debenture was converted into Spearhead Shares on September 30, 2003.

(2)

Paramount had received a $5 million secured convertible debenture in 2001 which, if converted on the basis of one Spearhead Share for every $0.60 of principal (subsequently amended to one Spearhead Share for every $0.50 of principal), would entitle Paramount to over 10% of the issued and outstanding Spearhead Shares.  Upon the subsequent grant of a $990,000 convertible debenture, Paramount was deemed by the TSXV to be a principal holder because of its ability to convert its debentures into a significant number of Spearhead Shares.  This convertible debenture was paid off in full on July 16, 2004.

(3)

Paramount was the only placee under this private placement.  This convertible debenture was paid off in full on July 16, 2004.

Escrowed Securities

To the knowledge of the directors and the officers of the Corporation, as of August 23, 2004, no securities of the Corporation are held in escrow.

Principal Shareholders

To the knowledge of the directors and the officers of the Corporation, as of the date hereof, no person or company beneficially owns, directly or indirectly, or exercises control over, Spearhead Shares carrying more than 10% of the voting rights of the outstanding Spearhead Shares, except Douglas Street, who beneficially owns, directly and indirectly, or exercises control over 3,768,500 Spearhead Shares or 21.9% of the issued and outstanding Spearhead Shares.  Of these 1,798,300 Spearhead Shares (10.4%) are held by his immediate family.  Following the Amalgamation, Douglas Street will own, directly and indirectly, or exercise control over 3,881,000 Amalco Shares (which takes into account the 150,000 common shares of Camflo owned by him prior to the Amalgamation), being 10.5% of the total issued and outstanding Amalco Shares.  In addition, Paramount could be considered a principal shareholder on the basis that it could acquire up to 4,233,890 Spearhead Shares upon the conversion of its outstanding debenture in the principal amount of $2,116,945.  Following the Amalgamation, Paramount will hold a convertible debenture in the amount of $2,116,945 to be paid by Amalco on November 15, 2004, unless converted.

Directors and Officers of Spearhead

The names, municipalities of residence, present positions with Spearhead and principal occupations of the directors and officers of Spearhead for the previous five years are set out below:

Name, Municipality of Residence, and Position with the Corporation	Principal Occupation for the Last Five Years	Director/Officer Since(6)
Douglas Street(1) Calgary, Alberta President, Chief Executive Officer and Director

Mr. Douglas Street is a businessman who has been involved with many companies in Alberta during the last twenty years.  Mr. Street has been the President, Chief Executive Officer and a Director of the Corporation since April 5, 2000.  Mr. Street is the President of Paladin Resources Limited a private oil and gas/investment company, which has been active in Alberta for the last twenty years.  Mr. Street is also a director of Sonic Mobility Inc. a private Calgary based technology company.

April 5, 2000
Douglas Wine(1) Calgary, Alberta Vice President, Exploration and Director

Mr. Douglas Wine is a professional geologist with extensive experience in the oil and gas business in Alberta.  Mr. Wine has been Vice President, Exploration and a Director of Spearhead since April 5, 2000.  He was a consulting geologist with Cabre Resources Ltd. of Calgary.  Previously Mr. Wine was the Vice President of Exploration and a Director of Jet Energy Corp. an Alberta based oil and gas company which traded on the Toronto Stock Exchange.

April 5, 2000
James Riddell(1) Calgary, Alberta Director

Mr. James Riddell has been a geologist with Paramount Resources Ltd. since 1992.  He is the President of Paramount Resources Ltd., a public company listed on the Toronto Stock Exchange. Mr. Riddell is also a Director of Paramount Resources Ltd.  Mr. Riddell received his Bachelor of Science from Arizona State University in 1989 and his Masters of Science from the University of Alberta in 1993.  Mr. Riddell has been a director of Spearhead Resources Inc. since December, 2001.

December 16, 2001
Brian Murray Calgary, Alberta Vice President, Land

Mr. Murray is a professional landman with extensive oil and gas experience.  Mr. Murray has been Vice President, Land since July 1, 2002.  Mr. Murray was trained by Shell Oil and has run a successful consulting business since 1988 consulting to major public and small independent companies prior to Spearhead.

July 1, 2002

Notes:

(1)

As of the date of the last information circular of Spearhead, the members of the Audit Committee were James Riddell, Terry Prokopy and Douglas Street, however, since Terry Prokopy resigned effective July 19, 2004, the entire Board of Directors currently acts as the Audit Committee.  Spearhead does not have an Executive Committee.

(2)

The terms of office of all directors of Spearhead will expire on the date of the next annual meeting of the shareholders of Spearhead, or upon the appointment of successor directors pursuant to the Amalgamation Agreement.

As at the date hereof, the officers and directors of Spearhead beneficially own or control, directly or indirectly, as a group, 6,051,600 Spearhead Shares, or approximately 35.1% of the issued and outstanding Spearhead Shares.  The officers and directors also hold, in aggregate, stock options to purchase 690,000 Spearhead Shares.  If all such options were exercised, the officers and directors, as a group, would beneficially own or control, directly or indirectly, approximately 39.1% of the outstanding Spearhead Shares (on a fully diluted basis).  In addition, the officers and directors may acquire the 3,300,000 Warrants currently held by Paramount (see "Executive Compensation – Employment Contracts in this Schedule "B").  Assuming the issuance of 17,232,105 Spearhead Shares pursuant to the Amalgamation and assuming none of the directors or officers of Spearhead acquire any further Spearhead Shares nor sell any Spearhead Shares, the directors and officers of Spearhead will own or control, directly or indirectly, as a group, 6,051,600 Amalco Shares representing 15% of the issued and outstanding Amalco Shares.

To the knowledge of management of Spearhead, there has been no director or officer of the Corporation, or any shareholder holding a sufficient number of securities of the Corporation to affect materially the control of the Corporation that is, or within the 10 years before the date hereof has been, a director or officer of any other issuer that, while that person was acting in that capacity:

(a)

was the subject of a cease trade or similar order, or an order that denied the other issuer access to any exemptions under Canadian securities legislation, for a period of more than 30 consecutive days; or

(b)

became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

To the knowledge of management of Spearhead, there has been no director or officer of the Corporation, or any shareholder holding sufficient number of securities of the Corporation to affect materially the control of the Corporation, or a personal holding company of any such person that has, within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director or officer.

To the knowledge of management of Spearhead, no director or officer of the Corporation, or any shareholder holding a sufficient number of securities of the Corporation to affect materially the control of the Corporation, has:

(a)

been subject to any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or has entered into a settlement agreement with the Canadian securities regulatory authority; or

(b)

been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Conflicts of Interest

Certain directors and officers of Spearhead and its subsidiaries are associated with other reporting issuers or other corporations which may give rise to conflicts of interest. Some of these private and public companies may from time to time, be involved in business transactions or banking relationships or other business relationships which may create situations in which conflict may arise. In accordance with the ABCA, directors who have a material interest or any person who is a party to a material contract or a proposed material contract with the Corporation are required, subject to certain exceptions, to disclose that interest and generally abstain from voting on any resolution to approve the contract. In addition, the directors are required to act honestly and in good faith with a view to the best interests of the Corporation. Certain of the directors of the Corporation have either other employment or other business or time restrictions placed on them and accordingly, these directors of the Corporation will only be able to devote part of their time to the affairs of the Corporation.

Executive Compensation

As of the most recently completed financial year end, the Corporation had three executive officers.  The aggregate cash compensation paid to the executive officers of the Corporation during the year ended December 31, 2003 was $276,500.

The following table summarizes, for the periods indicated, the compensation paid by the Corporation to the individual who served as President and Chief Executive Officer of the Corporation in 2003 (the "Named Executive Officer").  Spearhead does not have a Chief Financial Officer.  No other executive officer had total salary and bonus in excess of $150,000; however, pursuant to management contracts which allow for bonuses and accrued salary, other executive officers may attain this compensation level and therefore have been included as well.  For more information on these contracts, refer to "Executive Compensation – Employment Contracts".

		Annual Compensation			Other Compensation
Name and Principal Position	Fiscal Period Ended Dec. 31(3)	Salary ($)	Bonus ($)	Other	Securities Under Stock Options Granted	Restricted Shares or Restricted Share Units ($)	LTIP Pay-outs ($)	Other Compensation(1)
Douglas Street(1)(2) President and Chief Executive Officer	2003 2002 2001	57,500 69,000 60,000	- - -	- - -	290,000 - -	- - -	- - -	- - -
Douglas Wine Vice President, Exploration	2003 2002 2001	159,000 90,000 60,000	- - -	- - -	200,000 - -	- - -	- - -	- - -
Brian Murray Vice President, Land	2003 2002 2001	60,000 68,000 -	- - -	- - -	- - -	- - -	- - -	- - -

Note:

(1)

Pursuant to management contracts, one-half of the base salary for Douglas Street and Brian Murray was to accrue from 2002 until March 31, 2004 and be payable on such date.  By mutual agreement, this date was extended until September 30, 2004.

Stock Options

On June 11, 2003, the shareholders of Spearhead approved a new stock option plan (the "Plan").  Pursuant to the Plan, the board of directors may allocate non-transferable and non-assignable Options to directors, employees and consultants of the Corporation or to a company all of whose securities are owned by such persons.

The aggregate number of Spearhead Shares issuable pursuant to the exercise of Options granted under the Plan (together with any prior stock option plans) may not exceed ten percent (10%) of the Spearhead Shares outstanding (on a non-diluted basis).  Further, the aggregate number of Spearhead Shares issuable on exercise of the options granted to any one individual shall not exceed five percent (5%) of the Spearhead Shares issued and outstanding (on a non-diluted basis).  The number of Options and the exercise price thereof is set by the board of directors, or committee thereof, at the time of grant, provided that the exercise price may not be less than the discounted market price of the Spearhead Shares on the TSXV.  The Options granted under the Plan may be exercisable for a period not exceeding five (5) years from the date of grant, subject to the earlier termination of the optionee's employment, upon the optionee ceasing to be an employee, officer, director, consultant of the Corporation or any of its subsidiaries, as applicable, or upon the optionee retiring, becoming permanently disabled or dying, and may vest at such times as the board of directors may determine at the time of grant, subject to the rules of any stock exchange or other regulatory body having jurisdiction. Options must be exercised within ninety (90) days of termination of employment or cessation of position with the Corporation, provided that if the cessation of office, directorship, consulting arrangement or employment was by reason of death, the option must be exercised within six (6) months after such death, subject to the expiry date of such option.

Options Granted During the Most Recently Completed Financial Year

The following table indicates the Options granted to the Named Executive Officers during the financial year ended December 31, 2003.

Name of Optionee	Securities Underlying Options	Exercise Price ($/share)	% of Total Options granted to Employees in 2003	Market Value of Shares Underlying Options on Date of Grant ($/share)	Expiry Date
Douglas Street	290,000	$0.25	N/A	$0.12	February 20/06
Douglas Wine	200,000	$0.25	N/A	$0.12	February 20/06
Brian Murray	100,000	$0.25	N/A	$0.12	February 20/06

Options Exercised During the Most Recently Completed Financial Year and Financial Year End Option Values

The following table summarizes the number of Spearhead Shares acquired by the Named Executive Officers pursuant to the exercise of Options during the year ended December 31, 2003, the aggregate value realized upon exercise, if any, and the number and value of Spearhead Shares covered by their unexercised options.  Value realized upon exercise, if any, is the difference between the fair market value of the Spearhead Shares on the exercise date and the exercise price of the Option.  The value of the unexercised and in-the-money options is the difference between the exercise price of the Options of Spearhead and the fair market value of the Spearhead Shares on December 31, 2003.

Name of Optionee	Securities Acquired on Exercise	Aggregate Value Realized ($)	Unexercised Options at Financial Year End (#) Exercisable/Unexercisable	Value of Unexercised in-the-Money Options at Financial Year End ($) Exercisable/Unexercisable
Douglas Street	200,000	$14,000	240,000 / 0	$48,000 / 0
Douglas Wine	250,000	$17,500	200,000 / 0	$40,000 / 0
Brian Murray	N/A	N/A	N/A	N/A

Termination of Employment, Changes in Responsibility and Employment Contracts

The Corporation has written contracts of employment with its senior managers, being Douglas Street, Douglas Wine, Brian Murray and Harvey Opseth.  These contracts provided for payment to each individual of ten thousand dollars per month in base salary, of which half was to accrue until the end of the contract.  In addition, these senior managers participated in a bonus plan based on 8.5% of the increase in the value of Spearhead assets during the term of the contracts.  The original term of these contracts was January 1, 2002 until March 31, 2004, but these were extended by mutual agreement until September 30, 2004.  Effective September 2004, there will be accrued salary and bonuses payable to the senior managers totalling $1,029,063 for their services during the last three years.  It has been agreed that the accrued salary and bonuses, when they are paid in September, will be used to exercise the 3,300,000 Warrants currently outstanding.  These transferable warrants are currently held by Paramount; however, Paramount has agreed to transfer the Warrants for a nominal amount to the senior managers for exercise.  It has been agreed that the cost of the accrued salaries and bonuses over the last three years for all four individuals will be $1,029,063 and the exercise of the warrants will bring in $990,000.

Other Compensation Issues

The Corporation does not have any long term incentive plans or similar plans for remunerating directors or executive officers.

Indebtedness Of Directors And Executive Officers

The aggregate indebtedness (other than routine indebtedness) of all the directors, current and former executive and senior officers, and employees of the Corporation as at December 31, 2003 was nil.  The aggregate indebtedness of all officers, directors, employees and former officers, directors and employees to the Corporation as at August 23, 2004 is nil.

Other than as set forth elsewhere herein, no individual who is, or at any time during the most recently completed financial year of Spearhead was, a director or executive officer of Spearhead or any of their respective associates or affiliates, has been, at any time since the beginning of the most recently completed financial year, indebted to the Corporation or any of its subsidiaries or has indebtedness to another entity that is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation or a subsidiary of the Corporation.

For details of routine indebtedness of joint venture partners who could be considered related, refer to the subsequent event notes of the financial statements of Spearhead included in Schedule "H".

Compensation of Directors

The Corporation currently has three (3) directors.  The directors were not paid for attendance at board and committee meetings for the fiscal year ended December 31, 2003, however, the Corporation reimburses directors in respect of any reasonable expenses incurred by them while acting in their capacity as directors.  No pension or retirement benefits are payable to the directors.  During the year ended December 31, 2003, options to purchase Spearhead Shares were granted to directors as disclosed under "Options and Warrants to Purchase Spearhead Shares".  A total of 450,000 stock options were exercised by directors during that same period.  See "Executive Compensation - Options Exercised During the Most Recently Completed Financial Year and Financial Year End Option Values", as all of such directors are also officers.

Risk Factors

An investment in Spearhead Shares should be considered speculative due to the nature of the involvement in Spearhead's business of exploration for, development and production of, oil and natural gas reserves.  Spearhead has neither a long history of earnings nor has it ever paid dividends and is unlikely to pay dividends in the immediate foreseeable future.  Oil and natural gas exploration involves many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome.  There is no assurance that further commercial quantities of oil and natural gas will be discovered by Spearhead.  The marketability of oil and natural gas acquired or discovered will be affected by numerous factors beyond the control of Spearhead.  These factors include reservoir characteristics, market fluctuations, the proximity and capacity of oil and natural gas pipelines and processing equipment and government regulation.

The petroleum industry is competitive in all its phases. Spearhead competes with numerous other participants in the search for and the acquisition of oil and natural gas properties and in the marketing of oil and natural gas.  Spearhead's competitors include oil companies which have greater financial resources, staff and facilities than those of Spearhead.  Competitive factors in the distribution and marketing of oil and natural gas include price and methods and reliability of delivery.

Spearhead's ability to increase reserves in the future will depend not only on its ability to develop its present properties, but also on its ability to select and acquire suitable producing properties or prospects for exploratory drilling.  Competitive factors in the distribution and marketing of oil and natural gas include price and methods and reliability of delivery.

The marketability of oil and natural gas which may be acquired by Spearhead will also be affected by numerous other factors beyond the control of Spearhead.  These factors include market fluctuations, the world price of oil, the supply and demand for oil and natural gas, the proximity and capacity of oil and natural gas pipelines and processing equipment and government regulations, including regulations relating to price controls, taxes, royalties, land tenure, allowable production, the import and export of oil and natural gas and environmental protection.  The effect of these factors cannot be accurately predicted.  Depending on future exploration and development plans, Spearhead may require additional financing which may not be available or, if available, may not be available on favourable terms.

Oil and natural gas exploration operations are subject to all the risks and hazards typically associated with such operations, including hazards such as fire, explosion, blowouts, cratering and oil spills, each of which could result in substantial damage to oil and natural gas wells, producing facilities, other property and the environment or in personal injury.  Although Spearhead maintains liability insurance in an amount which it considers adequate, the nature of these risks is such that liabilities could exceed policy limits, in which event Spearhead could incur significant costs that could have a materially adverse effect upon its financial condition.  Oil and natural gas production operations are also subject to all the risks typically associated with such operations, including premature decline of reservoirs and the invasion of water into producing formations.

Both oil and natural gas prices are unstable and are subject to fluctuation. Any material decline in prices could result in a reduction of Spearhead's net production revenue.  The economics of producing from some wells may change as a result of lower prices, which could result in a reduction in the volumes of Spearhead's reserves.  Spearhead might also elect not to produce from certain wells at lower prices.  All of these factors could result in a material decrease in Spearhead's net production revenue causing a reduction in its acquisition, exploration and development activities.

The Corporation may manage the risk associated with changes in commodity prices and foreign exchange rates by, from time to time, entering into crude oil or natural gas price hedges and forward foreign exchange contracts.  To the extent that the Corporation engages in risk management activities related to commodity prices and foreign exchange rates, it will be subject to credit risks associated with counter parties with which it contracts.

There is some degree of geological and engineering risk associated with probable reserves.

To the extent Spearhead is not the operator of its oil and gas properties, Spearhead will be dependent on such operators for the timing of activities related to such properties and will be largely unable to direct or control the activities of the operators.  In addition, the success of Spearhead will be largely dependent upon the performance of its key employees.

In addition, the success of the Corporation will be largely dependent upon the performance of its management and key employees.  The Corporation does not have any key man insurance policies, and therefore there is a risk that the death or departure of any member of management or any key employee could have a material adverse effect on the Corporation.  In assessing the risk of an investment in the Spearhead Shares, potential investors should recognize that they are relying on the ability and integrity of the management of Spearhead.

Although title reviews may be done according to industry standards prior to the purchase of some natural gas and oil producing properties or the commencement of drilling wells, such reviews do not guarantee or certify that an unforeseen defect in the chain of title will not arise to defeat the claim of Spearhead which could result in a reduction of the revenue received by Spearhead.

From time to time Spearhead may enter into transactions to acquire assets or shares of other corporations.  These transactions may be financed partially or wholly with debt, which may increase Spearhead's debt levels above industry standards.

The Corporation's activities may be financed partially or wholly with debt, which may increase the Corporation's debt levels above industry standards.  Neither the Corporation's articles nor its by-laws limit the amount of indebtedness that the Corporation may incur.  The level of the Corporation's indebtedness from time to time could impair the Corporation's ability to obtain additional financing in the future on a timely basis to take advantage of business opportunities that may arise.

Spearhead may from time to time increase its debt to complete acquisitions of additional landholdings or to undertake development plans, which additional debt may adversely affect Spearhead's profitability.  As well, Spearhead may require additional financing which may not be available or, if available, may not be available on favourable terms.

Certain directors of Spearhead are also directors of other oil and gas companies and as such may, in certain circumstances, have a conflict of interest requiring them to abstain from certain decisions.  Conflicts, if any, will be subject to the procedures and remedies of the applicable statutes and laws.

The Corporation's future oil and natural gas reserves, production, and cash flows to be derived therefrom are highly dependent on the Corporation successfully acquiring or discovering new reserves.  Without the continual addition of new reserves, any existing reserves the Corporation may have at any particular time and the production therefrom will decline over time as such existing reserves are exploited.  A future increase in the Corporation's reserves will depend not only on the Corporation's ability to develop any properties it may have from time to time, but also on its ability to select and acquire suitable producing properties or prospects.  There can be no assurance that the Corporation's future exploration and development efforts will result in the discovery and development of additional commercial accumulations of oil and natural gas.

The operations of the Corporation may require licenses and permits from various governmental authorities.  There can be no assurance that the Corporation will be able to obtain all necessary licenses and permits that may be required to carry out exploration and development of its projects.

The Corporation's cash flow from its properties may not be sufficient to fund its ongoing activities and implement its business plan.  From time to time, the Corporation may require additional financing in order to carry out its oil and gas acquisition, exploration and development activities.  Failure to obtain such financing on a timely basis could cause the Corporation to forfeit its interest in certain properties, miss certain acquisition opportunities and reduce or terminate its operations.  If the Corporation's future revenues from its future reserves decrease as a result of lower oil and natural gas prices or otherwise, it will affect the Corporation's ability to expend the necessary capital to replace its reserves or to maintain its production.  If the Corporation's cash flow from operations is not sufficient to satisfy its capital expenditure requirements, there can be no assurance that additional debt or equity financing will be available to meet these requirements or be available on favourable terms.

Oil and natural gas exploration and development activities are dependent on the availability of drilling and related equipment in the particular areas where such activities will be conducted.  Demand for such equipment or access restrictions may affect the availability of such equipment to the Corporation and may delay exploration and development activities.

There are numerous uncertainties inherent in estimating quantities of reserves and cash flows to be derived from exploration and production activities, including many factors that are beyond the control of the Corporation.  The reserve and cash flow information set forth herein (or incorporated by reference) represent estimates only.  The reserves and estimated future net cash flow from the Corporation's properties have been independently evaluated effective December 31, 2003.  These evaluations include a number of assumptions relating to factors such as initial production rates, production decline rates, ultimate recovery of reserves, timing and amount of capital expenditures, marketability of production, future prices of oil and natural gas, operating costs and royalties and other government levies that may be imposed over the producing life of the reserves.  These assumptions were based on price forecasts in use at the date the relevant evaluations were prepared and many of these assumptions are subject to change and are beyond the control of the Corporation.  Actual production and cash flows derived therefrom will vary from these evaluations, and such variations could be material.  The foregoing evaluations are based in part on the assumed success of activities intended to be undertaken in future years.  The reserves and estimated cash flows to be derived therefrom contained in such evaluations will be reduced to the extent that such activities do not achieve the level of success assumed in the evaluations.

Canada is a signatory to the United Nations Framework Convention on Climate Change and has ratified the Kyoto Protocol established thereunder to set legally binding targets to reduce nation-wide emissions of carbon dioxide, methane, nitrous oxide and other so-called "greenhouse gases".  The Government of Canada has put forward a Climate Change Plan for Canada which suggests further legislation will set greenhouse gases emission reduction requirements for various industrial activities, including oil and gas exploration and production.  Spearhead's exploration and production facilities and other operations will emit greenhouse gases which may subject Spearhead to legislation regulating greenhouse gases.  Future federal legislation, together with provincial emission reduction requirements, may require the reduction of emissions or emissions intensity from the Corporation's operations and facilities. The direct and indirect costs of these regulations may adversely affect the business of the Corporation.

Oil and gas operations are subject to extensive Canadian federal, provincial and local laws and regulations governing exploration, development, transportation, production, exports, labour standards, occupational health, waste disposal, protection and redemption of the environment, mine safety, hazardous materials, toxic substances, taxation and other matters.  It is believed that the Corporation is in substantial compliance with all applicable laws and regulations.  Amendments to current laws and regulations governing oil and gas operations and the more stringent implementation thereof are actively considered from time to time and the implementation thereof could have a material adverse impact on the Corporation.  In addition, taxation laws and regulations as well as the current administrative practices of both the federal and provincial tax authorities may be amended or construed in such a way that is detrimental to the Corporation or its activities.

Oil and natural gas operations (exploration, production, pricing, marketing and transportation) are subject to extensive controls and regulations imposed by various levels of government which may be amended from time to time. Spearhead's oil and natural gas operations may also be subject to compliance with international, federal, provincial and local laws, regulations and policies controlling the discharge of materials into the environment or otherwise relating to the protection of the environment.

Information Concerning the Oil and Natural Gas Industry

Government Regulation

The oil and natural gas industry is subject to extensive controls and regulations imposed by various levels of government. Outlined below are some of the more significant aspects of the legislation, regulations and agreements governing the oil and gas industry.  It is not expected that any of such controls or regulations would affect the operations of the Corporation in a manner materially different than they would affect other companies of similar size in the oil and natural gas industry.  All current legislation is a matter of public record and the Corporation is unable to predict what additional legislation or amendments may be enacted.

Pricing and Marketing – Oil

In Canada, producers of oil negotiate sales contracts directly with oil purchasers, with the result that the market determines the price of oil.  The price depends in part on oil quality, prices of competing fuels, distance to market, the value of the refined products and the supply/demand balance.  Oil exports may be made pursuant to export contracts with terms not exceeding one year in the case of light crude, and not exceeding two years in the case of heavy crude, provided that an order approving any such export has been obtained from the National Energy Board (the "NEB").  Any oil export to be made pursuant to a contract of longer duration requires an exporter to obtain an export license from the NEB and the issue of such a license requires the approval of the Governor in Council.

Pricing and Marketing - Natural Gas

In Canada, the price of natural gas sold is determined by negotiation between buyers and sellers.  Natural gas exported from Canada is subject to regulation by the NEB and the government of Canada.  Exporters are free to negotiate prices and other terms with purchasers, provided that the export contracts in excess of two years must continue to meet certain criteria prescribed by the NEB and the government of Canada.  As is the case with oil, natural gas exports for a term of less than two years must be made pursuant to an NEB order, or, in the case of exports for a longer duration, pursuant to an NEB license and Governor in Council approval.  The price received by the Corporation depends, in part, on the prices of competing natural gas and other substitute fuels, access to downstream transportation, distance to markets, length of the contract term, weather conditions, the supply and demand balance and other contractual terms.

The governments of Alberta, British Columbia and Saskatchewan also regulate the volume of natural gas which may be removed from those provinces for consumption elsewhere based on such factors as reserve availability, transportation arrangements and market considerations.

The North American Free Trade Agreement

On January 1, 1994, the North American Free Trade Agreement ("NAFTA") among the governments of Canada, the U.S. and Mexico became effective.  The NAFTA carries forward most of the material energy terms contained in the Canada ― U.S. Free Trade Agreement.  In the context of energy resources, Canada continues to remain free to determine whether exports to the U.S. or Mexico will be allowed provided that the restrictions are justified under certain provisions of the General Agreement on Tariffs and Trade and then only if the export restrictions do not: (i) reduce the proportion of energy resources exported relative to the total supply of the energy resource (based upon the proportion prevailing in the most recent 36 month period), (ii) impose an export price higher than the domestic price, and (iii) disrupt normal channels of supply. All three countries are prohibited from imposing minimum export or import price requirements.

NAFTA contemplates the reduction of Mexican restrictive trade practices in the energy sector and prohibits discriminatory border restrictions and export taxes.  The agreement also contemplates clearer disciplines on regulators to ensure fair implementation of any regulatory changes and to minimize disruption of contractual arrangements, which is important for Canadian natural gas exports.

The Kyoto Protocol

Canada is a signatory to the United Nations Framework Convention on Climate Change and has ratified the Kyoto Protocol established thereunder to set legally binding targets to reduce nation-wide emissions of carbon dioxide, methane, nitrous oxide and other so-called "greenhouse gases".  The Government of Canada has put forward a Climate Change Plan for Canada which suggests further legislation will set greenhouse gases emissions reduction requirements for various industrial activities, including oil and gas exploration and production.  Spearhead's exploration and production facilities and other operations will emit greenhouse gases which may subject Spearhead to legislation regulating greenhouse gases.  Future federal legislation, together with provision emission reduction requirements, may require the reduction of emissions or emissions intensity from the Corporation's operations and facilities.

Royalties and Incentives

In addition to federal regulation, the provinces of Alberta, British Columbia and Saskatchewan have legislation and regulations which govern land tenure, royalties, production rates, environmental protection and other matters.  The royalty regime is a significant factor in the profitability of oil and natural gas production.  Royalties payable on production from lands other than Crown lands are determined by negotiations between the mineral owner and the lessee.  Crown royalties are determined by government regulation and are generally calculated as a percentage of the value of the gross production, and the rate of royalties payable generally depends in part on the prescribed reference prices, well productivity, geographical location, field discovery date, the method of recovery and the type or quality of the petroleum product produced.

Alberta

From time to time the governments of Canada and Alberta have established incentive programs which have included royalty rate reductions, royalty holidays and tax credits for the purpose of encouraging oil and natural gas exploration or enhanced production projects.

Regulations made pursuant to the Mines and Minerals Act (Alberta) provide various incentives for exploring and developing oil reserves in Alberta.  Oil produced from horizontal extensions commenced at least five years after the well was originally spudded may qualify for a royalty reduction.  A royalty exemption may be available on the first 8,000 cubic metres of production from a well that has not produced for a 12 month period, if production was resumed after September 30, 1992 and prior to February 1, 1993, or for a 24 month period if production was resumed after January 31, 1993.  Oil produced from pools discovered after September 30, 1992 is generally eligible for a 12 month royalty holiday, subject to a $1 million cap. Oil produced from low productivity wells, enhanced recovery schemes (such as injection wells) and experimental projects may also be subject to royalty reductions.

The royalty reserved to the Alberta Crown on gas production, subject to various incentives, is between 15% and 30%, in the case of new gas, and between 15% and 35%, in the case of old gas, depending upon a prescribed or corporate average reference price.  Under the newest natural gas royalty regulations governing natural gas produced after October 2002, pre-existing royalty exemptions are generally allowed to continue to their termination as determined under the previous regulations.  Solution gas and gas used or consumed in production operations are generally exempt from any royalty.  In the case of oil, the Alberta government generally collects lower royalties from eligible oil pools discovered after September 30, 1992, at which time royalty rates and rate caps were reduced on prior existing oil production.

In Alberta, a producer of oil or natural gas from certain properties is entitled to a credit against the royalties payable to the Crown by virtue of the Alberta Royalty Tax Credit program.  The Alberta Royalty Tax Credit is based on a price-sensitive formula, and is a function of the Royalty Tax Credit reference price ("RTCRP").  The RTCRP is set quarterly by the Minister of Energy, and is based on the oil and gas par prices for the previous calendar quarter.  The Alberta Royalty Tax Credit rate varies between 75% when the RTCRP falls below $100 per cubic metre, and 25% when the RTCRP exceeds $210 per cubic metre.  The Alberta Royalty Tax Credit rate is currently applied to a maximum of $2,000,000 of Alberta Crown Royalties payable for each producer or associated group of producers.  Crown royalties on production from producing properties acquired from corporations claiming maximum entitlement to Alberta Royalty Tax Credit will generally not be eligible for Alberta Royalty Tax Credit.  There is no assurance that the Alberta Royalty Tax Credit program will carry on indefinitely.  However, the Alberta Royalty Tax Credit program is based on a three year rolling term and there is currently no sunset provision.

There are no assurances that the government's programs or other incentives currently in place will remain so.  The termination of any of the current incentives may have a significant effect upon the Corporation.

Land Tenure

Crude oil and natural gas located in the western provinces is owned predominantly by the respective provincial governments.  Provincial governments grant rights to explore for and produce oil and natural gas pursuant to leases, licences and permits for varying terms, and on conditions set forth in provincial legislation, including requirements to perform specific work or make payments.  Oil and natural gas located in such provinces can also be privately owned. Rights to explore for and produce such oil and natural gas are granted by lease on such terms and conditions as may be negotiated.

Environmental Regulation

The oil and natural gas industry is subject to environmental regulation pursuant to local, provincial and federal legislation.  Environmental legislation provides for restrictions and prohibitions on releases or emissions of various substances produced in association with certain oil and natural gas industry operations and can effect the location and operation of wells and other facilities and the extent to which exploration and development is permitted.  In addition, such legislation requires that well and facility sites be abandoned and reclaimed to the satisfaction of provincial authorities.  A breach of such legislation may result in the imposition of fines or clean-up orders. Environmental legislation in the Province of Alberta has been consolidated into the Environmental Protection and Enhancement Act (the "EPEA"), which came into force on September 1, 1993.  The EPEA imposes strict environmental standards, reporting and monitoring obligations and significant penalties for non-compliance.  The EPEA also requires major energy projects to undergo an environmental assessment process which includes public participation and consultation.

The Corporation is committed to meeting its responsibilities to protect the environment wherever it operates and anticipates making increased expenditures of both a capital and expense nature, as a result of the increasingly stringent laws relating to the protection of the environment.  The Corporation's internal procedures are designed to ensure that the environmental aspects of new developments are taken into account prior to proceeding.  The Corporation believes that it is reasonable likely that the trend towards stricter standards in environmental legislation and regulation will continue.

Legal Proceedings

To the knowledge of management, there are no legal proceedings material to Spearhead to which Spearhead or a subsidiary of Spearhead is a party or of which any of their respective property is the subject matter, nor are any such proceedings known to Spearhead to be contemplated.

Interest of Management and Others in Material Transactions

Other than as disclosed below or elsewhere herein, no director or officer or principal shareholder, or any associate or affiliate of the foregoing, has or has had, any material interest, direct or indirect, in any transaction within the three years prior hereto or in any proposed transaction, which, in either case, has materially affected or will materially affect the Corporation.

In April of 2001, Spearhead closed a private placement of convertible debentures in the aggregate amount of $2,054,000.  Douglas Street's spouse received a convertible debenture in the amount of $200,000.  This debenture is convertible on the basis of one share for every $0.90 of principal outstanding.  Interest accrues at a rate of 10% per annum and is paid quarterly.  The maturity date of these debentures was extended to March 12, 2005 pursuant to agreements entered into by each of the holders and Spearhead.

In December of 2001, Paramount received a secured convertible debenture in the amount of $5 million.  If Paramount were to convert such debenture, it would be a principal shareholder of Spearhead.  James Riddell, a director and officer of Paramount, is also a director of Spearhead.  Pursuant to a series of agreements, the maturity date of this debenture was extended from December 12, 2003 to June 1, 2004.  Effective June 1, 2004, Paramount and Spearhead entered into the Amending Agreement in connection with the payment of $5 million to Paramount, which was used to pay off the two $990,000 debentures, the interest accrued to July 16, 2004 on each of these debentures and the $5 million debenture, with the balance to be applied to the principal amount owing under the $5 million debenture.  The Amending Agreement reduced the principal amount to $2,116,945, extended the maturity date to November 15, 2004 and reduced the conversion rate to one Spearhead Share for every $0.50 of principal outstanding.

Pursuant to an informal agreement with the directors and officers of Spearhead, Paramount has agreed to transfer the warrants it obtained in the September 2003 private placement to the directors and officers for their exercise.  For more information, see "Executive Compensation – Employment Contracts".

Auditors And Transfer Agents

The Auditor of the Corporation is KPMG LLP, Chartered Accountants, located at 1220, 205 – 5th Avenue SW, Calgary, Alberta  T2P 4B9.

The Transfer Agent and Registrar of the Spearhead Shares is Computershare Trust Company of Canada, located at 600, 530 – 8th Avenue SW, Calgary, Alberta  T2P 3S8.

Promoters

During the last two years, the individuals who have been serving as officers of the Corporation may be considered the promoters of the Corporation.  Mr. Douglas Street as President and CEO, Mr. Douglas Wine as Vice President of Exploration and Mr. Brian Murray as Vice President of Land have been the individuals substantially responsible for re-organizing the business of Spearhead.

Material Contracts

Except for contracts entered into in the ordinary course of business of Spearhead, the only material contracts entered into by Spearhead in the two years immediately prior to the date hereof, which can reasonably be regarded as presently material to Spearhead, are the following:

1.

the Amalgamation Agreement.  See "General Development and Description of the Business of Spearhead – Recent Developments".

2.

the Purchase and Sale Agreement.  See "General Development and Description of the Business of Spearhead – Recent Developments".

Copies of these agreements will be available for inspection at the head office of Spearhead located at 275, 999 – 8th Street SW, Calgary, Alberta, T2R 1J5.

Experts

The audited financial statements of Spearhead for the years ended December 31, 2003, December 31, 2002 and December 31, 2001 have been audited by KPMG LLP.

M & B evaluated the crude oil, natural gas and natural gas liquids reserves attributable to the properties of Spearhead as of December 31, 2003 in the M&B Report, reference to which is made in this Schedule "B".

Financial Statements of Spearhead

The audited financial statements of Spearhead for the years ended December 31, 2003, December 31, 2002 and December 31, 2001 together with the auditors' report thereon are contained in Schedule "H" to this Information Circular.

E - 1

APPENDIX 1 TO SCHEDULE "B"

FORM 51-101 F2

REPORT ON RESERVES DATA

To the Board of Directors of Spearhead Resources Inc. (the "Company"):

1.

We have evaluated the Company's reserves data as at December 31, 2003.  The reserves data consists of the following:

a.

(i)

proved and proved plus probable oil and gas reserves estimated as at December 31, 2003;

(ii)

the related estimated future net revenue; and

b.

(i)

proved oil and gas reserves estimated as at December 31, 2003 using constant prices and costs; and

(ii)

the related estimated future net revenue.

2.

The reserves data are the responsibility of the Company's management.  Our responsibility is to express an opinion on the reserves data based on our evaluation.

We carried out our evaluation in accordance with standards set out in the Canadian Oil and Gas Evaluation Handbook (the "COGE Handbook") prepared jointly by the Society of Petroleum Evaluation Engineers (Calgary Chapter) and the Canadian Institute of Mining, Metallurgy & Petroleum (Petroleum Society).

3.

Those standards require that we plan and perform an evaluation to obtain reasonable assurance as to whether the reserves data are free of material misstatement.  An evaluation also includes assessing whether the reserves data are in accordance with principles and definitions presented in the COGE Handbook.

4.

The following table sets forth the estimated future net revenue (before deduction of income taxes) attributed to proved plus probable reserves, estimated using forecast prices and costs calculated using a discount rate of 10 percent, included in the reserves data of the Company evaluated by us for the year ended December 31, 2003 and identifies the respective portions thereof that we have evaluated and reported on to the Company's management and board of directors.

Independent Qualified Reserves Evaluator or Auditor	Argo Energy Ltd. Corporate Reserve Estimation and Economic Evaluation	Location of Reserves (Country or Foreign Geographic Area)	Net Present Value of Future Net Revenue (before income taxes, 10% discount rate) x 1,000
			Audited	Evaluated	Reviewed	Total

Martin & Brusset Assoc.	Dec. 31/03	Canada	$0	$5,424	$0	$5,424

5.

In our opinion, the reserves data respectively evaluated by us have, in all material respects, been determined and are in accordance with the COGE Handbook.  We express no opinion on the reserves data that we reviewed but did not audit or evaluate.

6.

We have no responsibility to update our reports referred to in paragraph 4 for events and circumstances occurring after their respective preparation dates.

7.

Because the reserves data are based on judgments regarding future events, actual events will vary and the variations may be material.

Executed as to our report referred to above:

Martin & Brusset Associates

Calgary, Alberta, Canada

July 15, 2004

"Fred Kirkham"

(signed)

Table 1

Spearhead Resources Inc.

Reconciliation of Company Net Reserves by Product Type

	Light & Medium Oil, Mstb			Heavy Oil, Mstb			Associated & Non-Associated Gas, Mmcf
	Net Proved	Net Probable	Net P+P	Net Proved	Net Probable	Net P+P	Net Proved	Net Probable	Net P+P

Opening Balances, Jan 1/03	44.5	55.7	100.2				1,149	905	2,054
Extensions
Improved Recovery
Technical Revisions	-43.5	-55.7	-99.2	38	64	102	-551	477	-74
Discoveries
Acquisitions
Dispositions
Economic Factors
Production				-7		-7	-206		-206
Closing Balance, Jan 1/04	1		1	31	64	95	392	1,382	1,774

Table 2

Spearhead Resources Inc.

Reconciliation of Changes in Net Present Values of Future Net Revenue

Discounted @ 10%

Total Proved Reserves

Constant Prices & Costs

2003
M$
Estimated FNR at January 1, 2003	8,075
Sales & Transfers of Oil & Gas Production	-210
Net Changes in Prices, Costs & Royalties
- Changes in Prices	-2,020
- Changes in Royalties
Extensions & Improved Recovery
Discoveries
Revisions in Quantity Estimates	-3,377
Accretion of Discount
January 1, 2004 Evaluation, Before Income Tax	2,468
Income Tax	-39
January 1, 2004 Evaluation, After Income Tax	2,429

Opening Posted Constant,

2003-03-31

Closing Constant,

2004-03-31 Prices & Unescalated Costs

APPENDIX 2 TO SCHEDULE "B"

FORM 51-101F3

REPORT OF

MANAGEMENT AND DIRECTORS

ON OIL AND GAS DISCLOSURE

Terms to which a meaning is ascribed in NI 51-101 have the same meaning in this form.

Report of Management and Directors on Reserves Data and Other Information

Management of Spearhead Energy Ltd. (the "Corporation") are responsible for the preparation and disclosure of information with respect to the Corporation's oil and gas activities in accordance with securities regulatory requirements.  This information includes reserves data, which consist of the following:

(a)

(i)

proved and proved plus probable oil and gas reserves estimated as at December 31, 2003 using forecast prices and costs; and

(ii)

the related estimated future net revenue; and

(b)

(i)

proved oil and gas reserves estimated as at December 31, 2003 using constant prices and costs; and

(ii)

the related estimated future net revenue.

An independent qualified reserves evaluator has evaluated the Corporation's reserves data.  The report of the independent qualified reserves evaluator will be filed with securities regulatory authorities concurrently with this report.

The board of directors of the Corporation has:

(a)

reviewed the Corporation's procedures for providing information to the independent qualified reserves evaluator;

(b)

met with the independent qualified reserves evaluator to determine whether any restrictions affected the ability of the independent qualified reserves evaluator to report without reservation; and

(c)

reviewed the reserves data with management and the independent qualified reserves evaluator.

The board of directors has reviewed the Corporation's procedures for assembling and reporting other information associated with oil and gas activities and has reviewed that information with management.  The board of directors has approved:

(a)

the content and filing with securities regulatory authorities of the reserves data and other oil and gas information;

(b)

the filing of the report of the independent qualified reserves evaluator on the reserves data; and

(c)

the content and filing of this report.

Because the reserves data are based on judgments regarding future events, actual results will vary and the variation may be material.

Date: August 23, 2004

"Douglas Street"

Douglas Street, Chief Executive Officer

"Douglas Wine"

Douglas Wine, Vice President, Exploration

"James H.T. Riddell"

James H.T. Riddell, Director

SCHEDULE C - AMALGAMATION AGREEMENT

SCHEDULE D - ARTICLES OF AMALGAMATION

BUSINESS CORPORATIONS ACT FORM 9

(SECTION 179)

Alberta MUNICIPAL AFFAIRS Registries	Articles of Amalgamation
1. NAME OF CORPORATION:	2. CORPORATE ACCESS NUMBER:
ARCTOS PETROLEUM CORP.

3.

THE CLASSES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

The attached Schedule is incorporated into and forms part of the Articles of the Corporation.

4.

RESTRICTIONS ON SHARE TRANSFERS (IF ANY):

None.

5.

NUMBER, OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS THAT THE CORPORATION MAY HAVE:

Minimum 3; Maximum 11

6.

RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON:

None

7.

OTHER PROVISIONS IF ANY:

The attached Schedule is incorporated into and forms part of the Articles of the Corporation.

8. NAME OF AMALGAMATING CORPORATIONS.	CORPORATE ACCESS NO.
Spearhead Resources Inc.	206964066
Camflo International Inc.	2011235161

9. DATE	SIGNATURE	TITLE
______________________________________

FOR DEPARTMENTAL USE ONLY	FILED

THIS SCHEDULE IS INCORPORATED INTO AND FORMS

PART OF THE ARTICLES OF AMALGAMATION OF ARCTOS  PETROLEUM CORP. (the "Corporation")

I.

Common Shares

The Corporation is authorized to issue an unlimited number of Common Shares.  The Common Shares shall be subject to the following rights, privileges, restrictions and conditions, namely:

(a)

The holders of the Common Shares shall be entitled to receive notice of, to attend at, and to vote at any meeting of shareholders of the Corporation;

(b)

The holders of the Common Shares shall be entitled to receive such dividends declared by the Corporation for the benefit of the Common Shares; and

(c)

The holders of the Common Shares shall be entitled to receive the remaining property of the Corporation on dissolution after the creditors of the Corporation and the holders of the Preferred Shares outstanding at the time have been satisfied.

II.

Preferred Shares

The Corporation is authorized to issue an unlimited number of Preferred Shares.  The Preferred Shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions, namely:

(a)

DIRECTORS' RIGHT TO ISSUE IN ONE OR MORE SERIES

The Preferred Shares may at any time, or from time to time, be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the board of directors of the Corporation;

(b)

DIRECTORS' RIGHT TO FIX TERMS OF EACH SERIES

The directors of the Corporation shall, by ordinary resolution, fix from time to time before the issue thereof the designation, price, restrictions, conditions and limitations attaching to the Preferred Shares of each series including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, if any, the dates of payment thereof, the redemption or purchase prices and terms and conditions of redemption or purchase, any voting rights, any conversion rights and any sinking fund or other provisions;

(c)

RANKING OF PREFERRED SHARES

The Preferred Shares of each series shall rank, both as regards to dividends and return of capital, in priority of all other shares of the Corporation.  The Preferred Shares of any series may also be given such other preferences over the Common Shares and over any other shares of the Corporation ranking junior to the Preferred Shares, as may be fixed in accordance with subsection 2(b) hereof; provided, however, that no rights, privileges, restrictions or conditions attached to a series of shares shall confer on a series a priority in respect of voting, dividends or return of capital over any other series of shares of the same class that are then outstanding.

THIS SCHEDULE IS INCORPORATED INTO AND FORMS

PART OF THE ARTICLES OF AMALGAMATION OF ARCTOS PETROLEUM CORP. (the "Corporation")

III.

Other Rules or Provisions (If Any):

The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting of the Corporation's shareholders, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual general meeting of the Corporation's shareholders.

Shareholders meetings may be held outside of Alberta in Vancouver, British Columbia, Toronto, Ontario or Montreal, Quebec.

SCHEDULE E - BY-LAWS

BY-LAW NO. 1

A By-Law relating generally to the transaction of

the business and affairs of Arctos Petroleum Corp.

CONTENTS

SECTION

SUBJECT

One

Interpretation

Two

Business of the Corporation

Three

Directors

Four

Committees

Five

Protection of Directors and Officers

Six

Shares

Seven

Dividends

Eight

Meetings of Shareholders

Nine

Notices

Ten

Effective Date

IT IS HEREBY ENACTED as By-law No. 1 of Arctos Petroleum Corp. (hereinafter called the "Corporation") as follows:

SECTION ONE
INTERPRETATION

1.01

Definitions

In the by-laws of the Corporation, unless the context otherwise requires:

"Act" means the Business Corporations Act of Alberta, and any statute that may be substituted therefor, as from time to time amended;

"appoint" includes "elect" and vice versa;

"articles" means the articles attached to the Certificate of Amalgamation of the Corporation as from time to time amended or restated;

"board" means the board of directors of the Corporation;

"by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

"meeting of shareholders" means any meeting of shareholders, including any meeting of one or more classes or series of shareholders;

"recorded address" means, in the case of a shareholder, his address as recorded in the securities register; in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and, in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation;

"signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by Section 2.03 or by a resolution passed pursuant thereto.

Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

1.02

Conflict with the Act

To the extent of any conflict between the provisions of the by-laws and the provisions of the Act, the provisions of the Act shall govern.

1.03

Headings and Sections

The headings used throughout the by-laws are inserted for convenience of reference only and are not to be used as an aid in the interpretation of the by-laws.  "Section" followed by a number means or refers to the specified section of this by-law.

1.04

Invalidity of any Provision of By-laws

The invalidity or unenforceability of any provision of the by-laws shall not affect the validity or enforceability of the remaining provisions of the by-laws.

SECTION TWO
BUSINESS OF THE CORPORATION

2.01

Corporate Seal

The corporate seal of the Corporation, if any, shall be in such form as the board may from time to time by resolution approve.

2.02

Financial Year

The financial year of the Corporation shall end on such date in each year as the board may from time to time by resolution determine.

2.03

Execution of Instruments

Deeds, transfers, assignments, contracts, obligations, certificates and other instruments shall be signed on behalf of the Corporation by any one director or officer of the Corporation.  In addition, the board may from time to time direct the manner in which and the person or persons by whom any instrument or instruments may or shall be signed.  Any signing officer may affix the corporate seal to any instrument requiring the same.

2.04

Banking Arrangements

The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be authorized by the board.  Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

2.05

Voting Rights in Other Bodies Corporate

The signing officers may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation.  Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the persons executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights.  In addition, the board or, failing the board, the signing officers may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.06

Insider Trading Reports and Other Filings

Any one officer or director of the Corporation may execute and file on behalf of the Corporation insider trading reports and other filings of any nature whatsoever required under applicable corporate or securities laws.

2.07

Divisions

The board may from time to time cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions upon such basis, including without limitation, types of business or operations, geographical territories, product lines or goods or services, as the board may consider appropriate in each case.  From time to time the board may authorize upon such basis as may be considered appropriate in each case:

(a)

the designation of any such division by, and the carrying on of the business and operations of any such division under, a name other than the name of the Corporation; provided that the Corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation; and

(b)

the appointment of officers for any such division and the determination of their powers and duties, provided that any such officers shall not, as such, be officers of the Corporation.

SECTION THREE
DIRECTORS

3.01

Number of Directors

If the articles provide for a minimum number and a maximum number of directors, unless otherwise provided in the articles, the number of directors of the Corporation shall be determined from time to time by resolution of the shareholders.

3.02

Calling and Notice of Meetings

Meetings of the board shall be called and held at such time and at such place as the board, the chairman of the board, the president or any two directors may determine, and the secretary or any other officer shall give notice of meetings when directed or authorized by such persons.  Notice of each meeting of the board shall be given in the manner provided in the Act to each director not less than forty-eight hours before the time when the meeting is to be held, provided that, if a quorum of directors is present, the board may without notice hold a meeting immediately following an annual meeting of shareholders.  Notice of a meeting of the board may be given verbally, in writing or by telephone, telegraph or any other means of communication.  A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting, except where required by the Act.  Notwithstanding the foregoing, the board may from time to time fix a day or days in any month or months for regular meetings of the board at a place and hour to be named, in which case, provided that a copy of any such resolution is sent to each director forthwith after being passed and forthwith after each director's appointment, no other notice shall be required for any such regular meeting except where the Act requires specification of the purpose or the business to be transacted thereat.

3.03

Place of Meetings

Meetings of the board may be held at any place in or outside Alberta.  A director who attends a meeting of directors, in person or by telephone, is deemed to have consented to the location of the meeting except when he attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

3.04

Meetings by Telephone

With the consent of the chairman of the meeting or a majority of the directors present at the meeting, a director may participate in a meeting of the board or of a committee of the board by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other.  A director participating in such a meeting in such manner shall be considered present at the meeting and at the place of the meeting.

3.05

Quorum

The quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors provided that, if the board consists of only one director, the quorum for the transaction of business at any meeting of the board shall consist of one director.

3.06

Chairman

The chairman of any meeting of the board shall be the director present at the meeting who is the first mentioned of the following officers as have been appointed: chairman of the board, president or a vice-president (in order of seniority).  If no such officer is present, the directors present shall choose one of their number to be chairman.

3.07

Action by the Board

At all meetings of the board every question shall be decided by a majority of the votes cast on the question.  In case of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote.  The powers of the board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors who would be entitled to vote on that resolution at a meeting of the board.  Resolutions in writing may be signed in counterparts.

3.08

Adjourned Meeting

Any meeting of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place.  The adjourned meeting shall be duly constituted if a quorum is present and if it is held in accordance with the terms of the adjournment.  If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

3.09

Remuneration and Expenses

The directors shall be paid such  remuneration for their services as the board may from time to time determine.  The directors shall also be entitled to be reimbursed for reasonable travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof.  Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

3.10

Officers

The board from time to time may appoint one or more officers of the Corporation and, without prejudice to rights under any employment contract, may remove any officer of the Corporation.  The powers and duties of each officer of the Corporation shall be those determined from time to time by the board and, in the absence of such determination, shall be those usually incidental to the office held.

3.11

Agents and Attorneys

The board shall have the power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

SECTION FOUR
COMMITTEES

4.01

Transaction of Business

The powers of any committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee.  At all meetings of committees every question shall be decided by a majority of the votes cast on the question.  In case of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote.  Resolutions in writing may be signed in counterparts.

4.02

Procedure

Unless otherwise determined by the board, a quorum for meetings of any committee shall be a majority of its members, each committee shall have the power to appoint its chairman and the rules for calling, holding, conducting and adjourning meetings of the committee shall be the same as those governing the board.  Each member of a committee shall serve during the pleasure of the board of directors and, in any event, only so long as he shall be a director.  The directors may fill vacancies in a committee by appointment from among their members.  Provided that a quorum is maintained, the committee may continue to exercise its powers notwithstanding any vacancy among its members.

SECTION FIVE
PROTECTION OF DIRECTORS AND OFFICERS

5.01

Limitation of Liability

No director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or with which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets of or belonging to the Corporation or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith and with a view to the best interests of the Corporation and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

5.02

Indemnity

The Corporation shall, to the maximum extent permitted under the Act, indemnify a director or officer, a former director or officer, and a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate.

SECTION SIX
SHARES

6.01

Non-Recognition of Trusts

Subject to the provisions of the Act, the Corporation may treat as the absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation's records or on the share certificate.

6.02

Joint Shareholders

If two or more persons are registered as joint holders of any share:

(a)

the Corporation shall record only one address on its books for such joint holders; and

(b)

the address of such joint holders for all purposes with respect to the Corporation shall be their recorded address; and

any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

SECTION SEVEN
DIVIDENDS

7.01

Dividend Cheques

A dividend payable in cash shall be paid by cheque of the Corporation or of any dividend paying agent appointed by the board, to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs and the Corporation agrees to follow such direction.  In the case of joint holders the cheque shall, unless such joint holders otherwise direct and the Corporation agrees to follow such direction, be made payable to the order of all of such joint holders and mailed to them at their recorded address.  The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

7.02

Non-receipt of Cheques

In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

7.03

Unclaimed Dividends

Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

SECTION EIGHT
MEETINGS OF SHAREHOLDERS

8.01

Chairman, Secretary and Scrutineers

The chairman of any meeting of shareholders, who need not be a shareholder of the Corporation, shall be the first mentioned of the following officers as has been appointed and is present at the meeting: chairman of the board, president or a vice-president (in order of seniority).  If no such officer is present and willing to act as chairman within fifteen minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman.  The chairman shall conduct the proceedings at the meeting in all respects and his decision in any matter or thing, including, but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any instruments of proxy and any question as to the admission or rejection of a vote, shall be conclusive and binding upon the shareholders.  The secretary of any meeting of shareholders shall be the secretary of the Corporation, provided that, if the Corporation does not have a secretary or if the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.  The board may from time to time appoint in advance of any meeting of shareholders one or more persons to act as scrutineers at such meeting and, in the absence of such appointment, the chairman may appoint one or more persons to act as scrutineers at any meeting of shareholders.  Scrutineers so appointed may, but need not be, shareholders, directors, officers or employees of the Corporation.

8.02

Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders shall be; (a) those entitled to vote at such meeting; (b) the directors and auditors of the Corporation; (c) others who, although not entitled to vote, are entitled or required under any provision of the Act, the articles or the by-laws to be present at the meeting;  (d) legal counsel to the Corporation when invited by the Corporation to attend the meeting; and (e) any other person on the invitation of the chairman or with the consent of the meeting.

8.03

Quorum

A quorum for the transaction of business at any meeting of shareholders shall be at least two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy or representative for an absent shareholder so entitled, and representing in the aggregate not less than five percent (5%) of the outstanding shares of the Corporation carrying voting rights at the meeting, provided that, if there should be only one shareholder of the Corporation entitled to vote at any meeting of shareholders, the quorum for the transaction of business at the meeting of shareholders shall consist of the one shareholder.

8.04

Representatives

The authority of an individual to represent a body corporate or association at a meeting of  shareholders of the  Corporation shall be established by depositing with the Corporation a certified copy of the resolution of the directors or governing body of the body corporate or association, as the case may be, granting such authority, or in such other manner as may be satisfactory to the chairman of the meeting.

8.05

Action by Shareholders

The shareholders shall act by ordinary resolution unless otherwise required by the Act, articles, by-laws or any unanimous shareholder agreement.  In case of an equality of votes either upon a show of hand or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

8.06

Show of Hands

Upon a show of hands every persons who is present and entitled to vote shall have one vote.  Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

8.07

Ballots

A ballot required or demanded shall be taken in such manner as the chairman shall direct.  A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot.  If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

8.08

Meetings by Telephone

With the consent of the chairman of the meeting or the consent (as evidenced by a resolution) of the  persons present and entitled to vote at the meeting, a shareholder or any other person entitled to attend a meeting of  shareholders may participate in the meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other, and a person participating in such a meeting by those means shall be considered present at the meeting and at the place of the meeting.

SECTION NINE
NOTICES

9.01

Omissions and Errors

The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

9.02

Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

SECTION TEN
EFFECTIVE DATE

10.01

Effective Date

This by-law shall come into force upon the issuance of the Certificate of Amalgamation of the Corporation.

SCHEDULE F - SECTION 191 OF THE ABCA

191(1)

Subject to Sections 192 and 242, a holder of shares of any class of a corporation may dissent if the corporation resolves to

(a)

amend its articles under Section 173 or 174 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class,

(b)

amend its articles under Section 173 to add, change or remove any restrictions on the business or businesses that the corporation may carry on,

(c)

amalgamate with another corporation, otherwise than under Section 184 or 187,

(d)

be continued under the laws of another jurisdiction under Section 189, or

(e)

sell, lease or exchange all or substantially all its property under Section 190.

(2)

A holders of shares of any class or series of shares entitled to vote under Section 176, other than Section 176(1)(a), may dissent if the corporation resolves to amend its articles in a manner described in that Section.

(3)

In addition to any other right he may have, but subject to subsection (20), a Shareholder entitled to dissent under this Section and who complies with this Section is entitled to be paid by the corporation the fair value of the shares held by him in respect of which he dissents, determined as of the close of business on the last business day before the day on which the resolution from which he dissents was adopted.

(4)

A dissenting Shareholder may only claim under this Section with respect to all the shares of a class held by him or on behalf of any one beneficial owner and registered in the name of the dissenting Shareholder.

(5)

A dissenting Shareholder shall send to the corporation a written objection to a resolution referred to in subjection (1) or (2)

(a)

at or before any meeting of Shareholders at which the resolution is to be voted on, or

(b)

if the corporation did not send notice to the Shareholder of the purpose of the meeting or of his right to dissent, within a reasonable time after he learns that the resolution was adopted and of his right to dissent.

(6)

An application may be made to the Court by originating notice after the adoption of a resolution referred to in subsection (1) or (2),

(a)

by the corporation, or

(b)

by a Shareholder if he has sent an objection to the corporation under subsection (5),

to fix the fair value in accordance with subsection (3) of the shares of a Shareholder who dissents under this Section.

(7)

If an application is made under subsection (6), the corporation shall, unless the Court otherwise orders, send to each dissenting Shareholder a written offer to pay him an amount considered by the directors to be the fair value of the shares.

(8)

Unless the Court otherwise orders, an offer referred to in subjection (7) shall be sent to each dissenting Shareholder

(a)

at least 10 days before the date on which the application is returnable, if the corporation is the applicant, or

(b)

within 10 days after the corporation is served with a copy of the originating notice, if a Shareholder is the applicant.

(9)

Every offer made under subsection (7) shall

(a)

be made on the same terms, and

(b)

contain or be accompanied by a statement showing how the fair value was determined.

(10)

A dissenting Shareholder may make an agreement with the corporation for the purchase of his shares by the corporation, in the amount of the corporation's offer under subsection (7) or otherwise, at any time before the Court pronounces an order fixing the fair value of the shares.

(11)

A dissenting Shareholder

(a)

is not required to give security for costs in respect of an application under subsection (6), and

(b)

except in special circumstances shall not be required to pay the costs of the application or appraisal.

(12)

In connection with an application under subsection (6), the Court may give directions for

(a)

joining as parties all dissenting Shareholders whose shares have not been purchased by the corporation and for the representation of dissenting Shareholders who, in the opinion of the Court, are in need of representation,

(b)

the trial of issues and interlocutory matters, including pleadings and examinations for discovery,

(c)

the payment to the Shareholder of all or part of the sum offered by the corporation for the shares,

(d)

the deposit of the share certificates with the Court or with the corporation or its transfer agent,

(e)

the appointment and payment of independent appraisers, and the procedures to be followed by them,

(f)

the service of documents,

(g)

the burden of proof on the parties.

(13)

On an application under subsection (6), the Court shall make an order:

(a)

fixing the fair value of the shares in accordance with subsection (3) of all dissenting Shareholders who are parties to the application,

(b)

giving judgment in that amount against the corporation and in favour of each of those dissenting Shareholders, and

(c)

fixing the time within which the corporation must pay that amount to a Shareholder.

(14)

On:

(a)

the action approved by the resolution from which the Shareholder dissents becoming effective,

(b)

the making of an agreement under subsection (10) between the corporation and the dissenting Shareholder as to the payment to be made by the corporation for his shares, whether by the acceptance of the corporation's offer under subsection (7) or otherwise, or

(c)

the pronouncement of an order under subsection (13);

whichever first occurs, the Shareholder ceases to have any rights as a Shareholder other than the right to be paid the fair value of his shares in the amount agreed to between the corporation and the Shareholder or in the amount of the judgment, as the case may be.

(15)

Subsection (14)(a) does not apply to a Shareholder referred to in subsection (5)(b).

(16)

Until one of the events mentioned in subsection (14) occurs,

(a)

the Shareholder may withdraw his dissent, or

(b)

the corporation may rescind the resolution,

and in either event proceedings under this Section shall be discontinued.

(17)

The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting Shareholder, from the date on which the Shareholder ceases to have any rights as a Shareholder by reason of subsection (14) until the date of payment.

(18)

If subsection (20) applies, the corporation shall, within 10 days after

(a)

the pronouncement of an order under subsection (13), or

(b)

the making of an agreement between the Shareholder and the corporation as to the payment to be made for his shares,

notify each dissenting Shareholder that it is unable lawfully to pay dissenting Shareholders for their shares.

(19)

Notwithstanding that a judgment has been given in favour of a dissenting Shareholder under subsection (13)(b), if subsection (20) applies, the dissenting Shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection (18), may withdraw his notice of objection, in which case the corporation is deemed to consent to the withdrawal and the Shareholder is reinstated to his full rights as a Shareholder, failing which he retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its Shareholders.

(20)

A corporation shall not make a payment to a dissenting Shareholder under this Section if there are reasonable grounds for believing that

(a)

the corporation is or would after the payment be unable to pay its liabilities as they become due, or

(b)

the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

F - 1

SCHEDULE G - CAMFLO FINANCIAL STATEMENTS

G - 1

SCHEDULE H - SPEARHEAD FINANCIAL STATEMENTS

H - 1

SCHEDULE I - PRO FORMA FINANCIAL STATEMENTS

I - 1